Exhibit 10.19b

CONFIDENTIAL TREATMENT REQUESTED

Certain portions of this document have been omitted pursuant to a request for Confidential Treatment and, where applicable, have been marked with “[***]” to indicate where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

REQUIRED GROUP AGENT ACTION NO. 2

This REQUIRED GROUP AGENT ACTION NO. 2 (this “Action”), dated as of June 26, 2015 (the “Effective Date”), is entered into by and among Megalodon Solar, LLC, a Delaware limited liability company (“Borrower”), Bank of America, N.A., as the Administrative Agent (“Administrative Agent”), the Collateral Agent for the Secured Parties (“Collateral Agent”) and the Depositary for the Secured Parties (the “Depositary”) and each of Bank of America, N.A. (“BA Agent”), Credit Suisse AG, New York Branch (“CS Agent”) and Deutsche Bank AG, New York Branch (“DB Agent”, and collectively with BA Agent and CS Agent, the “Group Agents”), as Group Agents party to the Loan Agreement, dated as of May 4, 2015 (as amended, the “Loan Agreement”), by and among the Borrower, Administrative Agent, Collateral Agent, the Group Agents, the Lenders and the other parties from time to time party thereto. As used in this Action, capitalized terms which are not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

A.The Borrower has requested the Required Group Agents to provide their consent to the addition and inclusion to the Loan Agreement and the other Financing Documents of (the “Subject Fund Transactions”): (1) [***] (“[***]”), as a Subject Fund, and [***] (“[***]”), as a Borrower Subsidiary Party, and (2) [***] (“[***]”), a Delaware limited liability company, as a Subject Fund (collectively, [***], [***] and [***], the “New Entities”);

B.The Required Group Agents are willing to provide their consent to the Subject Fund Transactions on the terms and subject to the conditions set forth in this Action; and

C.The Borrower, the Required Group Agents, the Administrative Agent, the Collateral Agent and the Depositary, as applicable, desire to amend the Loan Agreement and the CADA as set forth herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

Section 1.Amendments. Subject to the prior satisfaction of the conditions precedent described in Section 3 hereof:

(a)the Loan Agreement will be amended as set forth in Exhibit 1 attached hereto (the “Amended Loan Agreement”); and

(b)the CADA will be amended as set forth in Exhibit 2 attached hereto (the “Amended CADA”).

Section 2.Consents to the Loan Agreement.  Subject to the prior satisfaction of the conditions precedent described in Section 3 hereof:

Required Group Agent Action No. 2

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(a)the Required Group Agents, consent to the amendments as set forth in the Amended Loan Agreement and the Amended CADA, with acknowledgement by each of the Administrative Agent, the Collateral Agent (solely with respect to its obligations under Article 9 of the Loan Agreement) and the Depositary (solely with respect to its obligations under the CADA); and

(b)the Administrative Agent and the Required Group Agents (i) consent to the Subject Fund Transactions pursuant to and in accordance with Section 2.10(a) of the Loan Agreement and (ii) agree (A) to extend the deadline under Section 11.11(a) of the Loan Agreement with respect to delivery of a Tax Loss Policy to the date that is 60 days after the Effective Date (such date, the “Required Delivery Date”) and (B) that failure to deliver any Tax Loss Policy before the Required Delivery Date shall not constitute a Default or Event of Default.

Section 3.Conditions Precedent. This Action shall be effective upon the satisfaction of the following conditions precedent:

(a)Each party to this Action shall have received counterparts of this Action, executed and delivered by each of the other parties hereto.

(b)The Administrative Agent shall have received a certificate of the Borrower dated as of the Effective Date signed by a Responsible Officer of the Borrower (i) making the Tax Equity Representations with respect to the [***], (ii) making the Other Structure Representations with respect to the [***] and (iii) certifying that each representation and warranty of the Borrower contained in Article 4 of the Loan Agreement is true and correct in all material respects as of the Effective Date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date) other than those representations and warranties that are modified by materiality by their own terms, which shall be true and correct in all respects as of the Effective Date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all respects as of such earlier date).

(c)The Borrower shall have delivered or caused to be delivered to the Administrative Agent a waiver from each of [***] and [***], of the obligation set forth in Section 9.2(a) of the Limited Liability Company Agreement of [***], dated as of [***], by and among [***],[***] and [***], in connection with the collateral assignment of each of (i) the [***] membership interests of [***] in [***]and (ii) the membership interests of Borrower in [***], in each case to the Collateral Agent pursuant to the applicable Financing Documents.

(d)Each the Administrative Agent and each Group Agent shall have received an opinion, dated no earlier than the Effective Date, of Wilson Sonsini Goodrich & Rosati, counsel to the Loan Parties, the Borrower Subsidiary Parties and SolarCity, in form and substance reasonably acceptable to the Administrative Agent, the Collateral Agent and the Majority Group Agents, with respect to the Subject Fund Transactions.

(e)Each the Administrative Agent and each Group Agent shall have received opinions, dated no earlier than the Effective Date, of Proskauer Rose LLP, special bankruptcy counsel to the Loan Parties, the Borrower Subsidiary Parties and SolarCity, each in form and substance reasonably acceptable to the Administrative Agent, the Collateral Agent and the Majority Group Agents, with respect to the Subject Fund Transactions.

(f)The Administrative Agent and the Collateral Agent shall have received (i) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each of the New Entities and the Borrower and each jurisdiction where a filing would need to be made in

2Required Group Agent Action No. 2

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order to perfect the security interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral in respect of the New Entities (the “New Collateral”), (ii) copies of the financing statements on file in such jurisdictions and evidence that no Liens exist on the New Collateral pledged by [***] other than Permitted Liens, (iii) copies of the financing statements on file in such jurisdictions and evidence that no liens exist on the New Collateral pledged by [***] other than Permitted Liens of the type set forth in clauses (b), (c) or (d) of the definition thereof and (iv) copies of tax lien, judgment and bankruptcy searches in such jurisdictions.

(g)The Collateral Agent shall have received all documentation in connection with the New Collateral, including (i) a Joinder Agreement in the form attached as Exhibit C to the Security Agreement, executed by each of [***],[***], the Collateral Agent and the Borrower, dated as of the Effective Date, (ii) a Joinder Agreement in the form attached as Exhibit B-1 to the CADA, executed by each of [***],[***], the Collateral Agent and the Borrower, dated as of the Effective Date, (iii) the Pledge and Security Agreement (the “Borrower Subsidiary Party Security Agreement”), executed by each of [***], [***] and the Collateral Agent, dated as of the Effective Date, in the form attached hereto as Exhibit 3 and (iv) any other data, documentation, analysis or report reasonably requested by the Administrative Agent with respect to the New Entities.

(h)The Administrative Agent shall have received a copy of the fully executed Maintenance Services Agreement, dated as of the Effective Date, by and among [***] and SolarCity Corporation and a fully executed Administrative Services Agreement, dated as of the Effective Date, by and among [***] and SolarCity Corporation.

(i)(i) The UCC financing statements relating to the New Collateral shall have been duly filed in each office and in each jurisdiction where required in order to create and perfect the first Lien and security interest set forth in the Collateral Documents (as supplemented and as such term is defined in the Amended Loan Agreement) and (ii) the Borrower shall have properly delivered or caused to be delivered to the Collateral Agent all New Collateral in which the Lien and security interest described above is permitted to be perfected by possession or control, including delivery of original certificates representing all issued and outstanding Equity Interests in [***] and [***], and the pledged interests in the [***] pursuant to the Borrower Subsidiary Party Security Agreement, along with the applicable blank transfer powers and proxies

(j)Each of the other conditions precedent as set forth in Section 3.4 of the Loan Agreement shall have been satisfied with respect to the Subject Fund Transactions.

(k)The Administrative Agent shall have received for its own account all costs and expenses described in Section 6 of this Action, for which invoices have been presented in connection herewith.

Section 4.Reference to and Effect on Financing Documents. Each of the Loan Agreement, the CADA and the other Financing Documents is and shall remain unchanged and in full force and effect, and, except as expressly set forth herein, nothing contained in this Action shall, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or any of the other Secured Parties, or shall alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in each of the Loan Agreement, the CADA and any other Financing Document. This Action shall also constitute a “Financing Document” for all purposes of the Loan Agreement and the other Financing Documents.

3Required Group Agent Action No. 2

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Section 5.Incorporation by Reference.  Sections 10.5 (Entire Agreement), 10.6 (Governing Law), 10.7 (Severability), 10.8 (Headings), 10.11 (Waiver of Jury Trial), 10.12 (Consent to Jurisdiction), 10.14 (Successors and Assigns) and 10.16 (Binding Effect; Counterparts) of the Loan Agreement are hereby incorporated by reference herein, mutatis mutandis.

Section 6.Expenses. The Borrower agrees to reimburse the Administrative Agent in accordance with Section 10.4(b) of the Loan Agreement for its reasonable and documented out-of-pocket expenses in connection with this Action, including reasonable and documented fees and out-of-pocket expenses of legal counsel.

Section 7.Construction. The rules of interpretation specified in Section 1.2 of the Loan Agreement also apply to this Action, mutatis mutandis.

[Signature Pages Follow]

4Required Group Agent Action No. 2

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IN WITNESS WHEREOF, the parties hereto have caused this Action to be duly executed by their respective authorized officers as of the day and year first written above.

MEGALODON SOLAR, LLC,
as Borrower

By: /s/ Brad Buss
Name: Brad Buss
Title: Treasurer

[ Signature Page to Required Group Agent Action No. 2 ]

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BANK OF AMERICA, N.A.,
as a Group Agent

By: /s/ Sheikh Omer-Farooq
Name: Sheikh Omer-Farooq
Title: Director

[ Signature Page to Required Group Agent Action No. 2 ]

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CREDIT SUISSE AG, NEW YORK BRANCH,
as a Group Agent

By: /s/ Patrick J. Hart
Name: Patrick J. Hart
Title: Vice President

By: /s/ Erin McCutcheon
Name: Erin McCutcheon
Title: Vice President

[ Signature Page to Required Group Agent Action No. 2 ]

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DEUTSCHE BANK AG, NEW YORK BRANCH,
as a Group Agent

By: /s/ Vinod Mukani
Name: Vinod Mukani
Title: Director

By: /s/ Daniel Fuchs
Name: Daniel Fuchs
Title: Director

[ Signature Page to Required Group Agent Action No. 2 ]

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Acknowledged by:
BANK OF AMERICA, N.A.
as Administrative Agent and Collateral Agent

By: /s/ Darleen R. Parmelee
Name: Darleen R. Parmelee
Title: Vice President

[ Signature Page to Required Group Agent Action No. 2 ]

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Acknowledged by:
BANK OF AMERICA, N.A.
as Depositary

By: /s/ Wayne M. Evans
Name: Wayne M. Evans
Title: Vice President

[ Signature Page to Required Group Agent Action No. 2 ]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT 1

AMENDED LOAN AGREEMENT

Exhibit 1

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Exhibit 1

Amendments in Required Group Agent Action No. 2, dated as of June 26, 2015

CONFIDENTIAL TREATMENT REQUESTED

Certain portions of this document have been omitted pursuant to a request for Confidential Treatment and, where applicable, have been marked with “[***]” to indicate where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

LOAN AGREEMENT

dated as of May 4, 2015

among

MEGALODON SOLAR, LLC,
a Delaware limited liability company
(Borrower);

SOLARCITY CORPORATION,
a Delaware corporation
(Limited Guarantor);

EACH OF THE COMMERCIAL PAPER CONDUITS
FROM TIME TO TIME PARTY HERETO,
(as the Conduit Lenders);

EACH OF THE FINANCIAL INSTITUTIONS
FROM TIME TO TIME PARTY HERETO,
(as the Committed Lenders);

EACH OF THE FINANCIAL INSTITUTIONS
FROM TIME TO TIME PARTY HERETO,
(as the Group Agents);

BANK OF AMERICA, N.A.
(as the Collateral Agent and Administrative Agent);

BANK OF AMERICA, N.A.
(as Lead Syndication Agent);

BANK OF AMERICA, N.A. and CREDIT SUISSE SECURITIES (USA) LLC
(as Joint Structuring Agents)

BANK OF AMERICA, N.A., CREDIT SUISSE SECURITIES (USA) LLC and DEUTSCHE BANK AG, NEW YORK BRANCH
(as Joint Book Runners and Joint Lead Arrangers)

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Page

ARTICLE 1	DEFINITIONS1
1.1	Definitions1
1.2	Rules of Interpretation33
ARTICLE 2	THE LOAN FACILITY35
2.1	Loan Facility35
2.2	Commitments41
2.3	Fees41
2.4	Other Payment Terms42
2.5	Pro Rata Treatment51
2.6	Change of Circumstances51
2.7	Funding Losses53
2.8	Alternate Office; Minimization of Costs; Replacement of Lenders54
2.9	Increase in Loan Facility55
2.10	Addition of Subject Funds; Release of Subject Funds57
2.11	Defaulting Lenders59
2.12	Extended Availability Period and Loans60
2.13	Interest Rate Protection61
ARTICLE 3	CONDITIONS PRECEDENT62
3.1	Conditions Precedent to the Closing Date62
3.2	Conditions Precedent to Each Borrowing65
3.3	Conditions Precedent to Addition of Current Systems to Available Borrowing Base67
3.4	Conditions Precedent to Inclusion of New Subject Fund67
ARTICLE 4	REPRESENTATIONS AND WARRANTIES69
4.1	Representations and Warranties69
ARTICLE 5	AFFIRMATIVE COVENANTS OF BORROWER74
5.1	Use of Proceeds74
5.2	Notices75
5.3	Portfolio Reports; Financial Statements76
5.4	Reports; Other Information78
5.5	Existence, Conduct of Business79
5.6	Books, Records, Access79
5.7	Preservation of Rights; Further Assurance80
5.8	Taxes and Other Government Charges81
5.9	Compliance With Laws; Instruments, Etc81
5.10	Indemnification81
5.11	Revenue & Operating Accounts83
5.12	Compliance with Sanctioned Persons Laws and Anti-Corruption Laws84
5.13	Separateness Provisions; Required Provisions in LLC Agreement84

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Kronor Loan Agreement

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(continued)

Page

5.14	Distributions by Certain Subsidiaries85
5.15	Borrowing Base Certificate85
5.16	New Subject Funds86
5.17	Maintenance of Materials86
5.18	Investor Consents87
5.19	Correction Payments87
5.20	Asset-Backed Commercial Paper87
ARTICLE 6	NEGATIVE COVENANTS OF BORROWER88
6.1	[Reserved]88
6.2	Limitations on Liens88
6.3	Debt88
6.4	Sale or Lease of Assets88
6.5	Changes89
6.6	Distributions89
6.7	Investments89
6.8	Use of Proceeds90
6.9	Fundamental Changes90
6.10	Amendments; Other Agreements90
6.11	Name and Location; Fiscal Year91
6.12	Assignment91
6.13	Transfer of Equity Interest91
6.14	ERISA91
6.15	Accounts91
6.16	Transaction with Affiliates91
6.17	Limitation on Dividends and Other Payment Restrictions Affecting Certain Subsidiaries91
6.18	Hedging Agreement91
6.19	Operations and Maintenance92
6.20	Sanctions92
6.21	Anti-Corruption Laws92
ARTICLE 7	ACCOUNTS; APPLICATION OF FUNDS92
7.1	Accounts; Application of Funds in Accounts92
ARTICLE 8	EVENTS OF DEFAULT; REMEDIES92
8.1	Events of Default92
8.2	Remedies95
ARTICLE 9	THE AGENTS; THE GROUP AGENTS AMENDMENTS; ASSIGNMENTS96
9.1	Appointment and Authority96
9.2	Rights as a Lender96

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Kronor Loan Agreement

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(continued)

Page

9.3	Exculpatory Provisions96
9.4	Reliance by Administrative Agent97
9.5	Delegation of Duties98
9.6	Resignation of Administrative Agent98
9.7	Non-Reliance on Administrative Agent and Other Lenders99
9.8	No Other Duties, Etc99
9.9	Administrative Agent May File Proofs of Claim99
9.10	Collateral Matters101
9.11	Indemnification101
9.12	No Advisory or Fiduciary Responsibility102
9.13	The Group Agents102
9.14	Amendments104
9.15	Withholding Tax106
9.16	Participations106
9.17	Assignments107
9.18	Assignability to Federal Reserve Bank or Central Bank110
9.19	Exercise of Discretion111
ARTICLE 10	MISCELLANEOUS111
10.1	Addresses; Notices111
10.2	Right to Set-Off115
10.3	Delay and Waiver115
10.4	Costs, Expenses and Attorney’s Fees116
10.5	Entire Agreement116
10.6	Governing Law116
10.7	Severability117
10.8	Headings117
10.9	Accounting Terms117
10.10	No Partnership, Etc117
10.11	Waiver of Jury Trial117
10.12	Consent to Jurisdiction; Service of Process118
10.13	Interest Rate Limitation118
10.14	Successors and Assigns119
10.15	Patriot Act Compliance119
10.16	Binding Effect; Counterparts119
10.17	Confidentiality119
10.18	Survival of Agreements121
10.19	Electronic Execution of Assignments and Certain Other Documents121
10.20	Agreement Not to Petition; Excess Funds121
10.21	No Recourse122
ARTICLE 11	limited GUARANTY; TAX LOSS POLICIES123
11.1	The Guarantee123

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Kronor Loan Agreement

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(continued)

Page

11.2	Obligations Unconditional123
11.3	Reinstatement124
11.4	Subrogation; Subordination124
11.5	Remedies125
11.6	[Reserved]125
11.7	Continuing Guarantee125
11.8	General Limitation on Guarantee Obligations125
11.9	Release of Guarantor125
11.10	Representations and Warranties125
11.11	Tax Loss Policies126

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Kronor Loan Agreement

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INDEX OF EXHIBITS

Exhibit A	Form of Note
Exhibit B-1	Form of Borrowing Notice
Exhibit B-2	Form of Conversion and Continuation Notice
Exhibit C	Form of Assignment and Acceptance
Exhibit D	Form of Incremental Loan Commitment Increase Notice
Exhibit E	Form of Increasing Incremental Lender Confirmation
Exhibit F-1	Form of New Committed Lender Accession Agreement
Exhibit F-2	Form of New Conduit Lender Accession Agreement
Exhibit G	Form of Borrowing Base Certificate
Exhibit H-1	Form of Aggregate Advance Model
Exhibit H-2	Form of System Consolidator
Exhibit I	Form of US Tax Compliance Certificate
Exhibit J	Provisions of Tax Equity Required Consent

INDEX OF SCHEDULES

Schedule 1.1(a)	Knowledge Individuals
Schedule 1.1(b)	Change in Control
Schedule 1.1(c)	Operating Account
Schedule 3.1(m)	Consents
Schedule 5.13	Separateness Provisions

INDEX OF ANNEXES

Annex 1	Account Information
Annex 2	Lenders/Lending Office
Annex 3	Schedule of Lender Commitments

INDEX OF APPENDICES

Appendix 1	Advance Rate
Appendix 2	Borrowing Base Certificate Calculations
Appendix 3	Eligibility Representations
Appendix 4	List of Subject Funds, Managing Members, Funded Subsidiaries, Full and Partial Cash Sweep Fund Designations and Investors
Appendix 5	Project Documents
Appendix 6	System Consolidator
Appendix 7	Tax Equity Representations and Other Representations
Appendix 8	Approved Manufacturers
Appendix 9	Fundamental Tax Equity Structure Characteristics
Appendix 10	Conventional Tax Equity Structure Characteristics

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Kronor Loan Agreement

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LOAN AGREEMENT

This LOAN AGREEMENT, dated as of May 4, 2015 (this “Agreement”), is made by and among Megalodon Solar, LLC, a Delaware limited liability company (the “Borrower”), each of the Conduit Lenders that is a signatory to this Agreement identified as a “Conduit Lender” on the signature pages to this Agreement and listed on Annex 2 or that shall become a “Conduit Lender” under this Agreement pursuant to the terms of this Agreement (individually, a “Conduit Lender” and, collectively, the “Conduit Lenders”), each of the Committed Lenders that is a signatory to this Agreement identified as a “Committed Lender” on the signature pages to this Agreement and listed on Annex 2 or that shall become a “Committed Lender” under this Agreement pursuant to the terms of this Agreement (individually, a “Committed Lender” and, collectively, the “Committed Lenders”), each of the Group Agents that is a signatory to this Agreement identified as a “Group Agent” on the signature pages to this Agreement and listed on Annex 2 or that shall become a “Group Agent” under this Agreement pursuant to the terms of this Agreement (individually, a “Group Agent” and, collectively, the “Group Agents”), BANK OF AMERICA, N.A., as the collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Collateral Agent”), and as the administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”, and, together with the Collateral Agent, the “Agents”), BANK OF AMERICA, N.A. and CREDIT SUISSE SECURITIES (USA) LLC, as joint structuring agents, BANK OF AMERICA, N.A., CREDIT SUISSE SECURITIES (USA) LLC and DEUTSCHE BANK AG, NEW YORK BRANCH, as joint book runners and joint lead arrangers (the “Joint Lead Arrangers”) and, solely for purposes of the limited guaranty as set forth in Article 11 and the obligations set forth in Section 10.20, SOLARCITY CORPORATION, a Delaware corporation (“SolarCity” or the “Limited Guarantor”).

WHEREAS, the Borrower has requested that the Lenders from each Group make loans to the Borrower to monetize certain of the future distributions to be received by the Borrower from its subsidiaries in connection with Subject Funds; and

WHEREAS, the Lenders from each Group are willing to make such loans upon the terms and subject to the conditions of this Agreement.

NOW THEREFORE, in consideration of the agreements herein and in the other Financing Documents and in reliance upon the representations and warranties set forth herein and therein, the parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1Definitions.  Except as otherwise expressly provided, capitalized terms used in this Agreement and its exhibits and schedules shall have the meanings set forth below:

“Acceptable Hedge Bank” means any Committed Lender, Affiliate of a Committed Lender, Joint Lead Arranger, or Affiliate of a Joint Lead Arranger.

Kronor Loan Agreement

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“Accounts” has the meaning given in the CADA.

“Actual Net Cash Flow” means the actual amount of all Distributions of On-Going Revenue paid to the Borrower Subsidiary Parties, which such amounts shall be paid directly from the Borrower Subsidiary Parties into the Revenue Account for the benefit of the Borrower.

“Additional Commitment Lender” shall have the meaning set forth in Section 2.9(c).

“Administrative Agent” has the meaning given in the introductory paragraph of this Agreement.

“Administrative Questionnaire” means an administrative questionnaire in the form supplied by the Administrative Agent.

“Advance Rate” has the meaning given in Appendix 1.

“Affiliate” of a specified Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified.  As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of partnership interests or voting securities, by contract or otherwise.

“Agent Fees” has the meaning given in Section 2.3(b).

“Agents” has the meaning given in the introductory paragraph of this Agreement.

“Agreement” has the meaning given in the introductory paragraph of this Agreement.

“Aggregate Advance Model” has the meaning given in Appendix 2.

“Agreement Value” means, for each Hedging Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that Borrower could be required to pay if such Hedging Agreement were terminated on such date.

“Anti-Terrorism Laws” means any Federal laws of the United States of America relating to terrorism or money laundering, including Executive Order 13224; the Patriot Act and the regulations administered by OFAC.

“Applicable Interest Rate” means (a) with respect to Loans advanced by any Lender other than through the issuance of Commercial Paper notes or with respect to any Group that does not include a Conduit Lender, (i) for any LIBO Loan, during each Interest Period applicable thereto, the per annum rate equal to the sum of the LIBO Rate for such Interest Period or the Daily LIBO Rate, as specified in Section 2.1(b)(i) or otherwise elected by the Borrower pursuant to an applicable Borrowing Notice or Conversion and Continuation Notice, plus the Applicable Margin or (ii) for any Base Rate Loan, during each Interest Period applicable thereto, the per annum rate equal to the sum of the Base Rate for such Interest Period plus the Applicable Margin

Kronor Loan Agreement

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or (b) with respect to Loans advanced by a Conduit Lender through the issuance of Commercial Paper notes, the CP Rate plus the Applicable Margin.

“Applicable Margin” means (a) with respect to Loans other than Incremental Loans, 2.75% per annum and (b) with respect to each Incremental Loan, the per annum rate specified in the terms of the Incremental Loan Commitment related to such Incremental Loan.

“Applicable Threshold” means, with respect to any date of determination (for purposes of this definition, the “Test Date”):

(i) if such date is not a Scheduled Payment Date, the Outstanding Principal on the Test Date is less than the product of (x) the Available Borrowing Base (calculated on the Test Date using interest rates in effect as of the Test Date, including as a result of the application of the Interest Rate Protection Agreements then in effect), multiplied by (y) 105%;

(ii)if such date is a Scheduled Payment Date, the Outstanding Principal on the Test Date is less than or equal to the product of (x) the Available Borrowing Base (calculated on the Test Date using interest rates in effect as of the Test Date, including as a result of the application of the Interest Rate Protection Agreements then in effect), multiplied by (y) 100%, after taking into account any Restricted Payments made on such date (including from Accounts);

For the avoidance of doubt, on any date on which the Outstanding Principal is less than or equal to the Available Borrowing Base, the Applicable Threshold shall be deemed to be satisfied.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit C or such other form as shall be approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Availability Period” means a period commencing on the Closing Date and ending on December 31, 2016; provided, that the Availability Period may be extended upon the mutual agreement of the Administrative Agent, the Group Agents and the Borrower pursuant to Section 2.12; provided, further, that in no event shall the Availability Period exceed the Loan Maturity Date.

“Available Borrowing Base” has the meaning given in Appendix 2.

“Bank of America” means Bank of America, N.A., a national banking association.

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“Bankruptcy Event” shall be deemed to have occurred with respect to any Person, if (a) such Person shall institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Law or shall consent to the institution of an involuntary case thereunder against it; (b) such Person shall file a petition, answer or consent or shall otherwise institute any similar proceeding under any other applicable federal, State or other applicable Law, or shall consent thereto; (c) such Person shall apply for, or by consent there shall be an appointment of, a custodian, conservator, rehabilitator, receiver, liquidator, sequestrator, trustee or other officer with similar powers for itself or any substantial part of its assets; (d) such Person shall make an assignment for the benefit of creditors; (e) such Person shall become unable or admit in writing its inability to pay its debts generally as they become due; (f) if an involuntary case shall be commenced seeking the liquidation or reorganization of such Person under the Bankruptcy Law or any similar proceeding shall be commenced against such Person under any other applicable federal, State or other applicable Law and (i) the petition commencing the involuntary case is not timely controverted; (ii) the petition commencing the involuntary case is not dismissed within 60 days of its filing; (iii) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of such Person and such appointment is not vacated within 60 days; or (iv) an order for relief shall have been issued or entered therein; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, conservator, rehabilitator, receiver, liquidator, sequestrator, trustee or other officer having similar powers of such Person or of all or a part of its property, shall have been entered; (g) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or (h) any other similar relief shall be granted against such Person under any federal, State or other applicable Law.

“Bankruptcy Law” means the Bankruptcy Code of the United States and any other state or federal insolvency, liquidation, conservatorship, rearrangement, receivership, assignment for the benefit of creditors, reorganization, moratorium or similar Law for the relief of debtors.

“Basel III” means the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” to the extent and in the manner implemented as an applicable law, rule, regulation, pronouncement, guideline or request (or any combination thereof) from any Governmental Authority (whether or not having the force of law), as such agreements and any related law, rule, regulation, pronouncement, guideline or request may be amended, supplemented, restated or otherwise modified from time to time.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate, and (c) the LIBO Rate plus 1.0%.  If the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Base Rate Loan” means any Loan that bears interest at rates based upon the Base Rate.

“Benefited Lender” has the meaning given in Section 2.5(b).

“Borrower” has the meaning given in the introductory paragraph of this Agreement.

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“Borrower Materials” has the meaning given in Section 10.1(d).

“Borrower Subsidiary Party” means each of [***], [***], [***], [***], [***]and each other Person that becomes a party to the CADA as a “Subsidiary Party”, the Security Agreement as a “Borrower Subsidiary” or the Borrower Subsidiary Party Security Agreement as a “Grantor”, in each case in accordance with the terms thereof, including each Managing Member and each Lessor.

“Borrower Subsidiary Party Security Agreement” means Pledge and Security Agreement, dated as of June [__], 2015, among the Collateral Agent and the Borrower Subsidiary Parties party thereto.

“Borrower’s Knowledge” means the actual knowledge of (a) any Responsible Officer of the Borrower or (b) any Person set forth on Schedule 1.1(a) (but only with respect to matters relating to the Subject Fund(s) corresponding to such Person) or any Person who assumes the responsibility of a Person set forth on Schedule 1.1(a) with respect to a corresponding Subject Fund, of (x) a fact, condition or circumstance or (y) a fact, condition or circumstance that would cause a reasonably prudent person to conduct further inquiry.

“Borrowing” means Loans of the same Type made on the same date.

“Borrowing Base Certificate” means the certificate in the form of Exhibit G.

“Borrowing Base Certificate Calculations” means those calculations to be set forth in the Borrowing Base Certificate as described in Appendix 2.

“Borrowing Base Certificate Date” means each date upon which a Borrowing Base Certificate is submitted in accordance with the terms of Section 2.1(a)(iv) or Section 5.15.

“Borrowing Base Requirements” means, as of the date of a Borrowing Base Certificate, the Available Borrowing Base exceeds the Outstanding Principal.

“Borrowing Date” means that date on which a Borrowing occurs.

“Borrowing Notice” has the meaning given in Section 2.1(a)(iii).

“Breakage Event” has the meaning given in Section 2.7.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized to be closed in New York, New York or California; provided that when used in connection with a Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“CADA” means the Collateral Agency and Depositary Agreement, dated as of the date hereof, among the Borrower; the Collateral Agent; the Depositary; each Borrower Subsidiary Party thereto; and, the Lenders, solely for the purposes of Section 2.1 and Article VII thereof.

“Capital Adequacy Requirement” has the meaning given in Section 2.6(b).

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“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Sweep Fund” means, with respect to any Subject Fund, a Subject Fund designated as such on Appendix 4 whose Project Documents reduce, limit, suspend or otherwise restrict distributions to the Managing Member following the occurrence of certain events enumerated in such Project Documents, including (a) the failure to achieve a target internal rate of return by the projected flip date, (b) certain indemnity claims, and (c) non-payment of such indemnity claims by the applicable Subject Fund guarantor, as reasonably determined by the Administrative Agent in consultation with the Borrower and the Lenders.

A “Change in Control” shall be deemed to have occurred if:

(a)SolarCity (or any successor entity thereto) shall cease to directly or indirectly own, beneficially and of record, 100% of the issued and outstanding equity interests in Member;

(b)Member shall cease to directly own, beneficially and of record, 100% of the issued and outstanding equity interests in the Borrower;

(c)the Borrower shall cease to directly own, beneficially and of record, 100% of the issued and outstanding equity interests in each Borrower Subsidiary Party

(d)Borrower Subsidiary Party directly transfers any of the Equity Interests owned by it in the related Subject Fund as of the date the Subject Fund becomes a Subject Fund under this Agreement and as such Equity Interests are set forth on Schedule 1.1(b) hereto (as such schedule may be updated prior to the funding of any new Subject Fund after the Closing Date);

provided, that any disposition that would otherwise be a Change in Control that (x) complies with the terms of Section 2.10 or Section 6.4 or (y) is otherwise required under the applicable Project Documents shall, in each case, not be deemed to be a Change in Control.

“Change of Law” means, after the Closing Date, the (i) occurrence of any adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment, or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or (ii) compliance by any Lender or the Borrower with any request or directive (whether or not having the force of law) of any Governmental Authority, that, in each such case, makes it unlawful or impossible for any Lender to make or maintain any Loan; for the avoidance of doubt, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any

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successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change of Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning given in Section 10.13.

“Closing Date” means the date when each of the conditions precedent listed in Section 3.1 has been satisfied (or waived in writing by the Agents and the Lenders), which date is May 4, 2015.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, with respect to a Collateral Document, all property which is subject or is intended or required to become subject to the security interests or Liens granted by such Collateral Document.

“Collateral Agent” has the meaning given in the introductory paragraph of this Agreement.

“Collateral Documents” means the CADA, the Member Pledge, the Security Agreement, the Borrower Subsidiary Party Security Agreement, each Tax Equity Required Consent, each security agreement executed upon the admission of an Other Non-Financed Fund and delivered pursuant to Section 3.4, each control agreement and any other security documents, financing statements and other documentation filed or recorded in connection with the foregoing, in each case, that are executed or otherwise authorized by a Loan Party or Borrower Subsidiary Party for the benefit of the Secured Parties; provided that, in the case of Tax Equity Required Consents and any other documents executed by an Investor, such documents shall be “Collateral Documents” only if such documents contain substantive covenants or similar obligations by the Investor for the benefit of the Secured Parties with respect to the applicable Subject Fund.  For the avoidance of doubt, a mere acknowledgment by an Investor of any Lien on the Loan Parties’ assets or any related rights shall not constitute a “Collateral Document” for purposes of this Agreement.

“Commercial Paper” means short-term notes issued by or on behalf of the Conduit Lender in the ordinary course of its financing business.

“Commercial Systems” means any System in respect of which the Host Customer is a commercial Host Customer, other than any MHPI SPE.

“Commitment” means, at any time with respect to each Committed Lender, the commitment of such Committed Lender to make Loans hereunder, expressed as a maximum aggregate principal amount of the Loans to be made by such Committed Lender hereunder as such amount may be (a) reduced from time to time pursuant to Section 2.2(c), (b) reduced or modified from time to time pursuant to assignments by or to such Lender pursuant to Section 9.17 or (c) increased pursuant to Section 2.9 (it being understood that Incremental Loan Commitments made by such Lender pursuant to Section 2.9 may have different maturity, Applicable Margin, and fee terms than such Lender’s existing Commitments). The initial amount

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of each Committed Lender’s Commitment as of the date of this Agreement is set forth in Annex 3 hereto, or, thereafter, in the Assignment and Acceptance pursuant to which such Committed Lender shall have assumed its Commitment, as applicable.

“Commitment Fee” has the meaning given to such term in the Fee Letters.

“Committed Lender” means each Person designated as a Committed Lender on its signature page hereto or in the Assignment or Acceptance pursuant to which it became a party hereto.

“Communications” has the meaning given in Section 10.1(c).

“Completion Certificate” means that certificate delivered by SolarCity or the applicable Lessor pursuant to the terms of the applicable Project Document of the applicable Subject Fund.

“Conduit Lender” means each Person designated as a Conduit Lender on its signature page hereto, or in the Assignment or Acceptance pursuant to which it became a party hereto.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Conventional Tax Equity Structure” means a Tax Equity Structure the transaction documents for which comply with and reflect all the characteristics and criteria set forth in Appendix 9 and Appendix 10.

“Conversion and Continuation Notice” has the meaning given in Section 2.1(a)(vi).

“Correction Payment Action” means, except to the extent addressed by Sections 6.2, 6.3, 6.4, 6.5 or 6.6, and without duplication, (i) any fraud (including, any fraudulent conveyance involving the intent to hinder, defraud or delay) or willful misconduct involving Borrower or any Borrower Subsidiary Party or any of their respective assets, (ii) any theft, misappropriation, intentional or material waste, or abandonment by Borrower or any Borrower Subsidiary Party of any assets of such Person or (iii) any intentional act by Borrower or any Borrower Subsidiary Party, in each case, that prevents, delays or hinders the Collateral, the Collateral Agent’s perfection of its security interests in the Collateral, the Collateral Agent’s exercise of any of its enforcement rights or other remedies under the Financing Documents, including contesting

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foreclosure or asserting counterclaims in any action to foreclose or any other action, or otherwise results in any damage or diminution in value of any of the Collateral.

“Correction Payment Amount” has the meaning set forth in Section 5.19(a).

“CP Rate” means for any day, the rate determined by the Conduit Lender based upon a per annum money market equivalent rate (or if more than one rate, the weighted average of rates) which may be paid or is payable by the Conduit Lender from time to time as interest on, plus, without duplication, amounts owed by the Conduit lender in respect of Commercial Paper that is allocated, in whole or in part, by the Conduit Lender, to fund the purchase of or maintain the funding of the CP Rate Loans by the Conduit Lender, which rates, in the case of such Commercial Paper, shall reflect and give effect to the commissions and charges of placement agents and dealers in respect of such Commercial Paper (provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” the Conduit Lender shall for such component use the rate resulting from converting such discount rate to an interest bearing an equivalent rate per annum).  For the avoidance of doubt, the “CP Rate” shall include rates that are a result of payments received after the time they are due.

“CP Rate Loan” means any Loan that bears interest at rates based upon the CP Rate.

“Credit Facilities” means each of the committed loan facilities, lines of credit, letters of credit and other forms of credit enhancement available to a Conduit Lender that are not Liquidity Facilities.

“Current System” refers to a System in a Current System Group subject to a Subject Fund for which a Borrowing Notice is being delivered to the Administrative Agent.  For avoidance of doubt, a System that was previously included in the calculation of Available Borrowing Base shall not be considered a “Current System”.

“Current System Group” means the new System Group being added to the Borrowing Base Certificate in connection with the applicable draw.

“Customer Agreement” means a long term power purchase agreement or lease agreement entered into with a Host Customer relating to a System subject to a Subject Fund.

“Customer Payments” means all payments made by the Host Customers in accordance with its Customer Agreement.

“Daily LIBO Rate” means, for any Interest Period on each day during such Interest Period, the greater of (i) the fluctuating rate of interest equal to LIBOR, as published on the applicable Reuters screen page (or such other commercially available source providing quotations of LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London local time, on each day (or, if such day is not a Business Day, on the immediately preceding Business Day) any such Loan is outstanding, for dollars deposited with a term equivalent to a one-month interest period and (ii) zero percent (0%).  If such rate is not available at such time for any reason, then the Daily LIBO Rate shall be the greater of (A) the rate per annum determined by the Administrative Agent to be the rate at which deposits in

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dollars for delivery in same day funds in the approximate amount of the initial Loan with a term equivalent to a one-month interest period would be offered by Bank of America’s London branch to major banks in the London interbank Eurodollar market at their request at approximately 11:00 a.m.  (London local time), on each day (or, if such day is not a Business Day, on the immediately preceding Business Day) such Loan is outstanding and (ii) zero percent (0%).

“Debt” of any Person at any date means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Debt of others, (h) all Capital Lease Obligations of such Person, (i) all Synthetic Lease Obligations of such Person, (j) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests of such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (k) all obligations of such Person as an account party in respect of letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (l) net obligations of such Person under any Hedging Agreement and (m) all obligations of such Person in respect of bankers’ acceptances.  For all purposes hereof, the Debt of any Person shall include the Debt of any partnership in which such Person is a general partner, unless such Debt is expressly made non-recourse to such Person.  The amount of any net obligation under any Hedging Agreement on any date shall be deemed to be the Hedging Termination Value thereof as of such date.  The amount of any Capital Lease Obligation or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Default” means any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time, the giving of notice or both, would constitute an Event of Default under this Agreement.

“Default Rate” means, with respect to the Loans, the interest rate per annum equal to the Applicable Interest Rate plus 2.0% per annum.

“Defaulted System” has the meaning given in Appendix 2.

“Defaulting Lender” means, subject to Section 2.11(c) any Committed Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless the Related Group Agent notifies the Administrative Agent and the Borrower in writing that such failure is the result of such

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Committed Lender’s determination that one or more of the conditions precedent set forth in Sections 3.1 and 3.2 with respect to the relevant Borrowing (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) have not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Committed Lender’s obligation to fund a Loan hereunder and states that such position is based on such Committed Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Committed Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a public proceeding under Bankruptcy Law, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect, or (ii) had publicly appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state, federal or national regulatory authority acting in such a capacity; provided that a Committed Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Committed Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Committed Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Committed Lender.  Any determination by the Administrative Agent that a Committed Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Committed Lender shall be deemed to be a Defaulting Lender (subject to Section 2.11(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination which shall be delivered by the Administrative Agent to the Borrower and each other Group Agent (other than the Related Group Agent with respect to such Defaulting Lender) promptly following such determination.

“Depositary” means Bank of America, N.A.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any U.S. sanctions administered by the U.S. government (including OFAC).

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“Discharge Date” means the date when the outstanding Obligations have been paid in full in cash, all Commitments have been terminated and each of the Financing Documents entered into by each party thereto have been terminated or novated such that none of the parties thereto continue to have any obligations thereunder.  For the purpose of this definition, indemnification or similar obligations that by their terms survive the payment of the Obligations and for which no claim is pending as of the date of payment shall not constitute “Obligations” under the Financing Documents.

“Discount Rate” has the meaning given in Appendix 2.

“Distributions of On-Going Revenue” means all distributions paid or payable to any Borrower Subsidiary Party on account of its interest in a Subject Fund, other than Excluded Revenues.

“Dollars” and “$” means United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

“Eligibility Representations” has the meaning given in Appendix 3.

“Eligible Assignee” means (i) in the case of any Conduit Lender, any other Conduit Lender, any Affiliate of a Conduit Lender or another asset-backed Commercial Paper conduit administered or managed by the Related Group Agent or an Affiliate of such Group Agent, (ii) in the case of any Group Agent, any Committed Lender or any other provider of a Liquidity Facility or Credit Facility, (iii) in the case of any Committed Lender, any other existing Committed Lender or any other provider of a Liquidity Facility or a Credit Facility, (iv) a Related Fund of a Lender and (v) any other Person (other than the Borrower, any of the Borrower’s Affiliates or a natural person).

“Eligible Systems” means Inspected Systems and PTO Systems that, as of the applicable Borrowing Date, meet all of the Eligibility Representations set forth in Appendix 3.

“Environmental Claim” means any and all obligations, liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, warning notices, notices of noncompliance or violation, investigations, proceedings, removal or remedial actions or orders, or damages, penalties, fees, out-of-pocket costs, expenses, disbursements, attorneys’ or consultants’ fees, relating in any way to any Environmental Law or any Permit issued under any such Environmental Law (hereafter “Hazard Claims”), including (a) any and all Hazard Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Hazard Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the Release of Hazardous Substances or arising from injury to health, safety or the environment.

“Environmental Law” means any and all federal, State, regional and local statutes, laws (including common law), regulations, ordinances, judgments, orders, codes or injunctions pertaining to the environment, human health or safety, or natural resources, including, but not

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limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.) (“CERCLA”), and the Superfund Amendments and Reauthorization Act of 1986, the Emergency Planning and Community Right to Know Act (42 U.S.C. §§ 11001 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §§ 6901 et seq.), and the Hazardous and Solid Waste Amendments Act of 1984, the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act (also known as the Clean Water Act) (33 U.S.C. §§ 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300f et seq.), the Endangered Species Act (16 U.S.C. §§ 1531 et seq.), the Migratory Bird Treaty Act (16 U.S.C. §§ 703 et seq.), the Bald Eagle Protection Act (16 U.S.C. §§ 668 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. §§ 2701 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §§ 1801 et seq.), and any similar or analogous state and local statutes or regulations promulgated thereunder, and decisional law of any Governmental Authority, as each of the foregoing may be amended or supplemented from time to time in the future, in each case to the extent applicable with respect to the property or operation to which application of the term “Environmental Laws” relates.

“Equity Contributions” has the meaning given in the CADA.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant, commitment, preemptive rights or agreements of any kind (including any members’ or voting agreements) entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon  the Borrower or any ERISA Affiliate.

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“Event of Default” and “Events of Default” have the meanings given in Section 8.1.

“Excess Cash Flow” has the meaning given to such term in the CADA.

“Excluded Revenues” means (a) the sum of distributions to the Borrower in respect of (i) amounts contributed by an Investor or a partnership that received capital contributions from one or more Investors and the managing member of such partnership or a Lessee that received capital contributions from one or more Investors, in each case in connection with the purchase (or contribution) of PV Systems, (ii) any Rent Prepayment, (iii) proceeds from upfront rebates, including any proceeds from refundable State tax credits, (iv) proceeds from upfront customer prepayments, (v) proceeds from the monetization of SRECs, and (vi) proceeds from any Excluded System distributable to the applicable Partnership Managing Member or paid as rent to the applicable Lessor or Lessor Partnership, minus (b) reductions of cash flow distributable to the applicable Partnership Managing Member or, solely to the extent the master lease has been terminated, to the applicable Lessor Managing Member in respect of (w) the proportionate share of costs incurred pursuant to any applicable operations and maintenance agreements with respect to Excluded Systems, (x) the proportionate share of overhead expenses corresponding to Excluded Systems, to the extent such fees, costs and expenses are the responsibility of the Subject Fund outside of the fixed fees set forth the maintenance services agreement or administrative services agreement, as applicable, (y) any extraordinary expenses corresponding to the collection of fees, removal or relocation or other expenses with respect to the such Excluded Systems, to the extent expenses are the responsibility of the Subject Fund outside of the fixed fees set forth the maintenance services agreement or administrative services agreement, as applicable, and (z) any other expenses related to Excluded Systems; provided, that to the extent that the net amount of revenues that, but for this proviso, would constitute Excluded Revenues with respect to Excluded Systems for any Subject Fund, excluding any net Excluded Revenues of the types set forth in clauses (i), (ii), (iv) and (v) above, exceeds five percent (5%) of Actual Net Cash Flows for such Subject Fund, such excess shall not constitute Excluded Revenues.

“Excluded Systems” means any PV System that from its initial presentation as a Current System the cash flows from which are excluded from the definition of Net Cash Flow and that is not at any relevant time a Funded System.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any recipient or required to be withheld or deducted from a payment to a recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment, as applicable, pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.8(c)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.4(d)(i)(B) or (iii), amounts with

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respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such recipient’s failure to comply with Section 2.4(g) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Expense Claims” has the meaning given in Section 10.21.

“Extension Request” has the meaning given in Section 2.12(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b)(1) of the Code.

“FDIC” means the Federal Deposit Insurance Corporation and its successors.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means each of the fee letters entered into with Bank of America and Credit Suisse AG, Cayman Islands Branch, dated as of the date hereof, and any other fee letter entered into by the Borrower and one or more Agents, Groups or Lenders in connection with this Agreement (including in connection with an increase in Commitments in accordance with Section 2.9).

“Fees” refers to all fees, costs and expenses payable in accordance with the Financing Documents.

“Financing Documents” means this Agreement, the Notes, the Collateral Documents, the Interest Rate Protection Agreements, and the Fee Letters, and any other documents, agreements or instruments entered into in connection with any of the foregoing.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

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“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Funded System” refers to any System against which a Loan has been advanced in accordance with the terms of this Agreement.

“Funded Subsidiary” means those Subsidiaries of the Borrower associated with a Subject Fund and listed on Appendix 4 as updated from time to time.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means any national, State or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, (including any zoning authority, the Federal Energy Regulatory Commission, the relevant State commissions, the FDIC, the Comptroller of the Currency or the FRB, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Governmental Rule” means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, guideline, policy requirement or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing having the force of law by, any Governmental Authority, whether now or hereafter in effect.

“Group” means a group consisting of a Group Agent, one or more Committed Lenders and, if applicable, one or more Conduit Lenders.  A Group that includes a Conduit Lender shall also include each Person that is committed to fund under a Liquidity Facility or Credit Facility provided to such Conduit Lender.

“Group Agent” means each Person designated as a Group Agent on its signature page hereto, or in the Assignment or Assumption pursuant to which it became a party hereto, in its capacity as contractual representative for the Lenders in its Group, and any successor thereto.

“Group Limit” means, with respect to any Group at any time, the sum of the Commitments of the Committed Lenders in such Group at such time.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of

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assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning given in Section 11.1.

“Hazardous Substances” means any hazardous substances, pollutants, contaminants, wastes, or materials (including petroleum (including crude oil or any fraction thereof), petroleum wastes, radioactive material, hazardous wastes, toxic substances, or asbestos or any materials containing asbestos) designated, regulated, or defined under or with respect to which any requirement or liability may be imposed pursuant to any Environmental Law.

“Hedge Fix Fees” has the meaning given in Section 2.13(c).

“Hedge Trigger Event” means the earliest to occur of: (i) LIBOR for a three (3) month Interest Period is greater than or equal to one percent (1.00%), (ii) the expiration or termination of the Availability Period or (iii) the date that is thirty (30) days prior to the scheduled expiration of the Availability Period.

“Hedging Agreement” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.

“Hedging Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging

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Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

“Host Customer” means a customer under a Customer Agreement relating to any System subject to a Subject Fund.

“Increasing Incremental Lender Confirmation” has the meaning given in Section 2.9(b).

“Incremental Loan” means a Loan resulting from a Borrowing against an Incremental Loan Commitment.

“Incremental Loan Amount” has the meaning given in Section 2.9(a).

“Incremental Loan Commitment” has the meaning given in Section 2.9(a).

“Incremental Loan Commitment Increase” has the meaning given in Section 2.9(a).

“Incremental Loan Commitment Increase Notice” has the meaning given in Section 2.9(a).

“Incremental Loan Increase Date” has the meaning given in Section 2.9(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Financing Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning given in Section 5.10(a).

“Independent Engineer” means (i) DNV GL or (ii) any other reputable, qualified engineering firm with substantial experience in the residential solar industry that is not an Affiliate of the Borrower or the Sponsor.

“Independent Member” means an individual who has not been at any time during the five years preceding such initial designation: (a) a direct or indirect owner of any equity interest in, or member (with the exception of serving as the Independent Member), officer, employee, director, manager or contractor, bankruptcy trustee, attorney or counsel of, the Borrower or any of its respective Affiliates; (b) a creditor, customer, supplier (other than a supplier of registered agent or registered office services), or other Person who derives any of its purchases or revenues from its business activities with the Borrower or any of its respective Affiliates (other than any fee paid for its services as Independent Member); (c) an Affiliate of the Borrower excluded from serving as Independent Member under clause (a) or (b) of this definition; (d) a member of the immediate family by blood or marriage of any Person excluded from being an Independent

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Member under clause (a) or (b) of this definition; or (e) a Person who received, or a member or employee of a firm or business that received, fees or other income from the Borrower or any of its Affiliates in the aggregate in excess of five percent (5%) of the gross income, for any applicable year, of such Person; provided, however, that notwithstanding the foregoing, for the purposes of clause (a), an equity interest shall be deemed to exclude de minimis or otherwise immaterial holdings of equity interests of an Affiliate of the Borrower which are traded on public stock exchanges.  The initial Independent Member is Jennifer A. Schwartz.

“Information” has the meaning given in Section 10.17.

“Inspected Systems” means any Residential System, Commercial System or MHPI System for which SolarWorks classifies the related System to be at or past the point of the “Inspection Passed” stage as defined by SolarCity’s PV System Lifecycle Policy, as in effect on the date hereof.

“Interest Period” means, with respect to any Borrowing, the period commencing on the date of such Borrowing and ending on the next Scheduled Calculation Date, and thereafter, the three (3) month period between Scheduled Calculation Dates, provided that the final Interest Period shall commence on the final Scheduled Calculation Date and end on the Loan Maturity Date.

“Interest Rate Cap Agreements” has the meaning given in Section 2.13(b).

“Interest Rate Cap Counterparty” has the meaning given in Section 2.13(b).

“Interest Rate Hedge Agreement” has the meaning given in Section 2.13(a).

“Interest Rate Hedge Counterparty” has the meaning given in Section 2.13(a).

“Interest Rate Protection Agreement Counterparties” means the Interest Rate Hedge Counterparties and the Interest Rate Cap Counterparties.

“Interest Rate Protection Agreements” means the Interest Rate Hedge Agreements and the Interest Rate Cap Agreements.

“Interest Reserve Account” has the meaning given in the CADA.

“Interest Reserve Required Balance” has the meaning given in the CADA.

“Inverted Lease Structure” means a tax equity structure that conforms to the characteristics as set forth in Part III of Appendix 9 or is otherwise identified as an Inverted Lease Structure on Appendix 4, as each such Appendix may be updated from time to time in accordance with this Agreement, whereby a Lessor, which is a wholly-owned subsidiary of Borrower, leases a specific, segregated pool of PV Systems to a Lessee and is entitled to receive the payments to be made under such lease.

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“Investor” means (i) tax equity investors or affiliates thereof who invest cash through a Tax Equity Structure and (ii) each investor in any Other Financed Structure other than any Affiliate of SolarCity.  Each Investor is listed on Appendix 4, as such Appendix may be updated from time to time in accordance with the terms hereof.

“Joint Lead Arrangers” has the meaning set forth in the introductory paragraph to this Agreement.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Legal Requirements” means, as to any Person, the articles of incorporation, bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation including any Governmental Rule, any requirement or obligation under a Permit, and any determination of any Governmental Authority in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

“Lender” means, collectively, the Conduit Lenders and the Committed Lenders.

“Lending Office” means the office in the United States of America designated as such beneath the name of such Lender on Annex 2 or such other office of such Lender as such Lender may specify in writing from time to time to the Administrative Agent and the Borrower in accordance with this Agreement.

“Lessee” means an Investor (or a partnership in which the Investor or a subsidiary of the Investor is a member), that leases a specific, segregated pool of PV Systems from a Lessor or Lessor Managing Member.

“Lessor” means a bankruptcy-remote special purpose vehicle that (a) is wholly owned by Borrower and (b) owns a specific, segregated pool of PV Systems.  Each Lessor is listed on Appendix 4, as such Appendix may be updated from time to time in accordance with the terms hereof.

“Lessor Managing Member” means each bankruptcy-remote special purpose vehicle and wholly-owned subsidiary of the Borrower that is the managing member or manager of, or otherwise owns a direct Equity Interest in, a Lessor Partnership.  Each Lessor Managing Member is listed on Appendix 4, as such Appendix may be updated from time to time in accordance with the terms hereof.

“Lessor Partnership” means a bankruptcy-remote special purpose vehicle, that (a) is member managed by a Lessor Managing Member, (b) the other members of which are one or more Investors (or a partnership in which one or more Investors or a subsidiary of one or more

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Investors is a member) and (c) owns a specific, segregated pool of PV Systems.  Each Lessor Partnership is listed on Appendix 4, as such Appendix may be updated from time to time in accordance with the terms hereof.

“LIBO Loan” means any Loan that bears interest at rates based upon the Daily LIBO Rate or the LIBO Rate.

“LIBO Rate” means:

(a)for any Interest Period, other than Interest Periods when the Daily LIBO Rate is being charged, with respect to a LIBO Loan, the rate per annum equal to the greater of (i) the London Interbank Offered Rate (“LIBOR”) or a comparable successor rate, which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period and (ii) zero percent (0%); and

(b)for any interest calculation with respect to a Base Rate Loan on any date (other than the initial Interest Period), the greater of (i) the rate per annum equal to LIBOR, at or about 11:00 a.m., London local time determined two (2) Business Days prior to such date for U.S. Dollar deposits with a term of three months commencing that day and (ii) zero percent (0%);

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Guarantor” has the meaning specified in the preamble.

“Limited Guaranty” means the obligations of Limited Guarantor set forth in Article 11.

“Liquidity Facilities” means each of the committed loan facilities, asset purchase agreements, lines of credit and other financial accommodations available to a Conduit Lender to support the liquidity of such Conduit Lender’s Commercial Paper notes.

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“LLC Agreements” means the Limited Liability Company Agreement of the Borrower, dated as of the date hereof and the limited liability company agreements, limited partnership agreements, or other equivalent Organizational Documents of each Managing Member or Lessor.

“Loan” and “Loans” means such advances as the Borrower may request under the Total Loan Commitment during the Availability Period pursuant to Section 2.1(a), including any Incremental Loans.

“Loan Maturity Date” means the earlier of (a) (i) with respect to all Loans other than Incremental Loans, December 31, 2017, and (ii) with respect to each Incremental Loan, the maturity date specified in the terms of the Incremental Loan Commitment related to such Incremental Loan, in each case of the foregoing clauses (i) and (ii), subject to extension pursuant to Section 2.12 and (b) the date of acceleration of the Loans pursuant to Section 8.2.

“Loan Parties” means the Member and the Borrower.

“[***] Tax Equity Required Consent” means the Tax Equity Required Consent in respect of [***] listed on Schedule 3.1(m), in form and substance satisfactory to the Administrative Agent.

“Majority Group Agents” means, (a) at any time at which the Proportionate Share of Bank of America, N.A. (or any Affiliate thereof then acting as Committed Lender) or Credit Suisse AG, Cayman Islands Branch (or any Affiliate thereof then acting as Committed Lender), calculated for purposes of this clause (a) without giving effect to any increase in the Commitment of any Committed Lender pursuant to Section 2.9, is at least 25%, (i) if the Proportionate Share of Bank of America, N.A. (or any Affiliate thereof then acting as Committed Lender) as so calculated is at least 25%, the Group Agent representing Bank of America, N.A. (or any Affiliate thereof then acting as Committed Lender), provided if such Proportionate Share as so calculated is less than 25%, this clause (i) shall be disregarded and the Group Agent representing Bank of America, N.A. (or any Affiliate thereof then acting as Committed Lender) shall instead be included for purposes of clause (iii) below, (ii) if the Proportionate Share of Credit Suisse AG, Cayman Islands Branch (or any Affiliate thereof then acting as Committed Lender) as so calculated is at least 25%, the Group Agent representing Credit Suisse AG, Cayman Islands Branch (or any Affiliate thereof then acting as Committed Lender), provided if such Proportionate share as so calculated is less than 25%, this clause (ii) shall be disregarded and the Group Agent representing Credit Suisse AG, Cayman Islands Branch shall instead be included for purposes of clause (iii) below, and (iii) Group Agents whose Related Lenders hold Loans and unused Commitments representing more than 50% of the sum of the Loans and unused Commitments of all Committed Lenders other than (x) Bank of America, N.A. (or any Affiliate thereof then acting as Committed Lender) if its Proportionate Share calculated in accordance with clause (i) above is at least 25% and (y) Credit Suisse AG, Cayman Islands Branch (or any Affiliate thereof then acting as Committed Lender) if its Proportionate Share calculated in accordance with clause (ii) above is at least 25%, and (b) at all other times, Group Agents whose Related Lenders hold Loans and unused Commitments representing more than 50% of the sum of the Loans and unused Commitments then outstanding; provided that, for purposes of Section 2.10(a), Section 3.4, Section 5.16 and Section 6.10(a), “Majority Group

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Agents” shall at all times be required to include the Group Agent representing each of Bank of America, N.A. (or any Affiliate thereof then acting as Committed Lender and Credit Suisse AG, Cayman Islands Branch (or any Affiliate thereof then acting as Committed Lender) at any time at which it is acting as Group Agent hereunder.

“Managing Member” means (a) with respect to each Partnership Flip Structure, each Partnership Managing Member for such Partnership Flip Structure, (b) with respect to each Partnership Lease Pass Through Structure, each Lessor Managing Member for such Partnership Lease Pass Through Structure and (c) with respect to each Other Structure, a special purpose vehicle wholly-owned by Borrower related to such Other Structure and, in each case, as identified as the Managing Member at the time of the addition of such Other Financed Structure to the Available Borrowing Base. The Managing Members are listed on Appendix 4 as the same is adjusted from time to time in accordance with the terms of this Agreement.

“Managing Member Payment Level” means, as of a Scheduled Payment Date or Borrowing Base Certificate Date, for any trailing three (3) month period ending on such date (or if shorter, such period from the Closing Date to such Scheduled Payment Date or Borrowing Base Certificate Date, as applicable), the ratio of: (a) Distributions of Ongoing Revenue deposited into the Revenue Account during such period, to (b) the aggregate Net Cash Flow for all Subject Funds during such trailing three (3) month period, through and including such date (or if shorter, such period from Closing Date through and including such date).

“Margin Stock” has the meaning given to such term in Regulation U.

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, financial condition, assets, liabilities or properties of the Borrower and the Borrower Subsidiary Parties, taken as a whole; (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to fully and timely perform any of their payment obligations under any Financing Document to which the Borrower or any of the Loan Parties is a party; or (c) material adverse effect on the legality, validity or enforceability of any of the Financing Documents or on the rights and remedies available to the Lenders or the Collateral Agent under any Financing Document.

“Maximum Rate” has the meaning given in Section 10.13.

“Member” means [***], a Delaware limited liability company.

“Member Pledge” means the Pledge and Security Agreement, dated as of even date herewith, between the Member and the Collateral Agent.

“MHPI SPE” means a Host Customer that is a special purpose entity established for the primary purpose of providing family housing under the Military Housing Privatization Initiative.

“MHPI System” means a System in respect of which the Host Customer is an MHPI SPE.

“Misdirected Revenues” has the meaning given in Section 5.11(c).

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“Moody’s” means Moody’s Investors Service, Inc.  and any successor thereto.

“Multiemployer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Flow” has the meaning given in Appendix 2.

“New Committed Lender” has the meaning given in Section 2.9(c).

“New Committed Lender Accession Agreement” means an accession agreement substantially in the form of Exhibit F-1 hereto, among a New Lender, the Borrower and the Administrative Agent and delivered pursuant to Section 2.9(c).

“New Conduit Lender Accession Agreement” means an accession agreement substantially in the form of Exhibit F-2 hereto, among a New Lender, the Borrower and the Administrative Agent and delivered pursuant to Section 2.9(c).

“Non-Cash Sweep Fund” means any Subject Fund that is not a Cash-Sweep Fund.

“Non-Investment Grade Commercial Host Customer” shall mean a commercial Host Customer whose credit rating is not investment grade as rated by Moody’s or S&P, or 3 notches above investment grade as rated by Moody’s RiskCalc or S&P Capital IQ.

“Note” and “Notes” has the meanings given in Section 2.1(d).

“Obligations” means and includes, with respect to any Person, all loans, advances, debts and liabilities howsoever arising (and whether arising or incurred before or after any Bankruptcy Event with respect to the Borrower or any other Person), owed by such Person to the Agents or the Secured Parties of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of this Agreement or any of the other Financing Documents, including all principal, interest, indemnity or reimbursement obligations, fees, charges, expenses, attorneys’ fees and accountants fees chargeable to such Person in connection with its dealings with such Person and payable by such Person under this Agreement or any of the other Financing Documents.

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.

“OFAC List” means any list of persons, entities, and governments issued by OFAC pursuant to Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as in effect on the date hereof, or any similar list issued by OFAC.

“OFAC Violation” has the meaning assigned to such term in Section 5.12(b).

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“Operating Account” means the Borrower’s account identified on Schedule 1.1(c).

“Operative Documents” means the Financing Documents, the LLC Agreements and the Project Documents.

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Financing Document, or sold or assigned an interest in any Loan or Financing Document).

“Other Financed Structure” means a financing structure for investments in Systems other than a Tax Equity Structure or Other Non-Financed Structure (which may include financing structures that include investments in commercial systems).

“Other Non-Financed Structure” means a non-financed structure composed entirely of Systems that are wholly and directly owned by a special purpose vehicle wholly-owned by Borrower related to a non-financed structure.

“Other Structure” means any Other Financed Structure or Other Non-Financed Structure.

“Other Structure Representations” means, with respect to each Other Structure, the representations set forth in Part II of Appendix 7.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Financing Document, except that any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.8(c).

“Outstanding Principal” means the aggregate amount of principal outstanding under all Loans, as of the date of determination.

Kronor Loan Agreement

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“Participant Register” has the meaning given in Section 9.16(b).

“Partnership” means a limited liability company owned by Investor and Partnership Managing Member and that owns a specific pool of PV Systems.  Each Partnership is listed on Appendix 4, as such Appendix may be updated from time to time in accordance with the terms hereof.

“Partnership Flip Structure” means a tax equity structure that conforms to the characteristics set forth in Part I of Appendix 9, or is otherwise is otherwise identified as a Partnership Lease Pass Through Structure on Appendix 4, as each such Appendix may be updated from time to time in accordance with this Agreement whereby the Investor and the Partnership Managing Member jointly own a Partnership.

“Partnership Lease Pass Through Structure” means a tax equity structure that conforms to the characteristics set forth in Part II of Appendix 9, as the same may be updated from time to time in accordance with this Agreement, whereby a Lessor Partnership leases a specific, segregated pool of PV Systems to a Lessee and is entitled to receive the payments to be made under such lease.

“Partnership Managing Member” means a bankruptcy-remote special purpose vehicle and wholly-owned subsidiary of the Borrower that is the managing member of, and owns a direct Equity Interest in, the Partnership in a Partnership Flip Structure.  Each Partnership Managing Member is listed on Appendix 4, as such Appendix may be updated from time to time in accordance with the terms hereof.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub.  L.  107-56 (a/k/a the USA PATRIOT Act).

“PBGC” means the Pension Benefit Guaranty Corporation.

“PBI” has the meaning given in Appendix 3.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that (i) is maintained or is contributed to by the Borrower and any ERISA Affiliate and (ii) is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Performance Based Incentive Agreement” has the meaning given in Appendix 3.

“Permit” means any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a Governmental Authority.

“Permitted Liens” means (a) Liens of materialmen, mechanics, workers, repairmen or employees arising in the ordinary course of business; (b) Liens imposed by any Governmental Authority for Taxes not yet due or being contested in good faith and by appropriate proceedings and in respect of which appropriate reserves acceptable to the Administrative Agent have been

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established in accordance with GAAP; (c) Liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which appropriate reserves have been established in accordance with GAAP, bonds or other security have been provided or are fully covered by insurance, in each case, as acceptable to the Administrative Agent; (d) Liens created under the Financing Documents; (e) Liens permitted under the applicable Project Documents; (f) Liens of Host Customers under Customer Agreements; and (g) encumbrances consisting of zoning restrictions, licenses, restrictions on use of property or imperfections in title relating to a Funded System which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, partnership, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

“Placed-In-Service” means for a Current System, the definition of “Placed In Service” or “Placed-In-Service”, as applicable, given in the applicable Project Documents of the applicable Subject Fund.

“Platform” has the meaning given in Section 10.1(d).

“Potential New Fund” has the meaning given in Section 2.10(a)(i).

“[***] Tax Equity Required Consent” means the Tax Equity Required Consent in respect of [***] in form and substance reasonably acceptable to the Majority Group Agents.

“Prime Rate” means the rate of interest per annum determined from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City and notified to the Borrower.  The prime rate is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.

“Program Administrator” has the meaning set forth in Section 10.17.

“Prohibited Manufacturer” means (a) with respect to any Tax Equity Structure or Other Financed Structure the Project Documents in respect of which set forth a list of approved manufacturers, (i) any manufacturer not set forth on such list of approved manufacturers, (ii) with respect to photovoltaic panels, [***], [***], [***], [***], [***], [***] or [***] and (iii) with respect to inverters, [***], [***], [***], [***]or [***], (b) for any Subject Fund without an express approved manufacturers list, any manufacturer of photovoltaic panels or inverters other than those set forth in Appendix 8, as such Appendix 8 may be updated from time to time upon approval of the Administrative Agent and the Majority Group Agents.

“Project Documents” means those documents of a Subject Fund listed on Appendix 5, as may be updated from time to time.

Kronor Loan Agreement

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“Proportionate Share” means, at any time with respect to each Group, the percentage obtained by dividing the outstanding principal amount of the Loans and Commitments of the Related Committed Lenders of such Group at such time by the aggregate outstanding principal amount of all Loans and Commitments of the Related Committed Lenders of all Groups at such time.

“PTO” has the meaning set forth in the definition of “PTO Systems”.

“PTO Systems” any Residential System, Commercial System or MHPI System for which SolarWorks classifies the related System to be at or past the point of the “Permitted to Operate (“PTO”) Stage” as defined by SolarCity’s PV System Lifecycle Policy, as in effect on the date hereof.

“Public Party” has the meaning given in Section 10.1(d).

“Purchase Option” has the meaning set forth in the CADA.

“PV System” means a photovoltaic system, including photovoltaic panels, racks, wiring and other electrical devices, conduit, weatherproof housings, hardware, one or more inverters, remote performance monitoring equipment, connectors, meters, disconnects, over current devices and battery storage.  For the avoidance of doubt, usage monitoring equipment, if any, shall not be considered part of the PV System.

“Quarterly Date” means a date occurring on the last day of each calendar quarter, commencing with the quarter in which the initial Borrowing Date occurs.

“Rating Agency” means any rating agency that rates the Commercial Paper notes issued by or on behalf of a Conduit Lender.

“Register” has the meaning given in Section 9.17(c).

“Regulation T” means Regulation T of the FRB as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the FRB as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the FRB as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Related Committed Lender” means, with respect to (a) any Conduit Lender, each Committed Lender included in such Conduit Lender’s Group or (b) any Group, each Committed Lender included in such Group.

“Related Fund” means, any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of activities that is administered or managed by (a) a

Kronor Loan Agreement

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Lender, (b) an Affiliate of Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Related Group Agent” means, with respect to any (a) Conduit Lender or such Conduit Lender’s Related Committed Lenders or other providers of a Liquidity Facility or Credit Facility to such Conduit Lender, the Group Agent included in such Conduit Lender’s Group, as set forth on such Group Agent’s signature page hereto, or in the Lender Assignment or Assumption Agreement pursuant to which such Group Agent became a party hereto or (b) a Group without a Conduit Lender, the Group Agent included in such Committed Lender’s Group.

“Related Lender” means, with respect to any Group Agent, each Lender included in its Group.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Hazardous Substances.

“Released Fund” has the meaning given in Section 2.10(b).

“Relevant Member Action” means, with respect to any matter relating to a Subject Fund with respect to which the Organizational Documents of such Subject Fund (or any other contract, agreement, or instrument) grant voting, approval or consent rights to the related Managing Member, or otherwise provide the Managing Member with the ability, or otherwise permit any Managing Member, to cause such Subject Fund to take, or restrict such Subject Fund from taking, any action, the exercise by the Borrower, in its capacity as sole member of the related Managing Member, of such voting, approval, consent or other rights; provided that for purposes of Article VI, if any voting, approval, or consent is required to be taken pursuant to the Organizational Documents of such Subject Fund, the applicable Managing Member’s fiduciary duties (to the extent applicable given any elections set forth in such Organizational Documents) or as otherwise required by applicable Laws, the “Relevant Member Action” shall be deemed to have been taken; provided further, that for purposes of Article VII, if any voting, approval, or consent is required to be taken pursuant to the Organizational Documents of such Subject Fund, the applicable Managing Member’s fiduciary duties (to the extent applicable given any elections set forth in such Organizational Documents) or as otherwise required by applicable Laws, the “Relevant Member Action” shall not be deemed to have been taken.

“Removal Effective Date” has the meaning given in Section 9.6(b).

“Rent Prepayment” means any prepayment of rent to the Lessor in an Inverted Lease Structure or to the Lessor Partnership in a Partnership Lease Pass Through Structure.

“Repeat Tax Equity Structure” means a Partnership Flip Structure, Inverted Lease Structure, Partnership Lease Pass Through Structure or Other Financed Structure (a) that is substantially similar to a Partnership Flip Structure, Inverted Lease Structure, Partnership Lease

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Pass Through Structure or Other Financed Structure, as the case may be, that (i) was a Subject Fund as of the Closing Date (other than the [***] Subject Fund) or (ii) was previously approved by the Administrative Agent and the Majority Group Agents pursuant to Section 2.10 as a Subject Fund and (b) whose tax equity investor is the same Investor (or an Affiliate thereof) as the previously approved Partnership Flip Structure, Inverted Lease Structure, Partnership Lease Pass Through Structure or Other Financed Structure.

“Repeat Tax Equity Structure Representations” means, with respect to each Repeat Tax Equity Structure, representations set forth in clause (a) in Part III of Appendix 7.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Representatives” has the meaning given in Section 10.17.

“Required Group Agents” means, in respect of any action, the percentage of Group Agents required to take or approve such action, as set forth in Section 9.14(a).

“Required LLC Provisions” has the meaning given in Section 5.13(b).

“Residential Systems” means any System located on residential property other than MHPI Systems.

“Resignation Effective Date” has the meaning given in Section 9.6(a).

“Responsible Officer” means, as to any Person, its president, chief executive officer, chief operating officer, chief financial officer, general counsel, controller or treasurer, or any managing general partner or managing member of such Person that is a natural person (or any of the preceding with regard to any managing general partner or managing member of such Person that is not a natural person) and responsible for the administration of the obligations of such Person in respect of this Agreement, or with respect to any Loan Party, Borrower Subsidiary Party or Limited Guarantor, any other officer or employee of such Person designated in or pursuant to an agreement between such Person and the Administrative Agent.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Borrower Subsidiary Party, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Borrower Subsidiary Party, other than Excluded Revenues.

“Revenue Account” has the meaning given in the CADA.

“Revenues” means, for any period, the Actual Net Cash Flows received by the Borrower from Funded Subsidiaries.

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“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sanctions” means any sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Scheduled Calculation Date” means, with respect to each Scheduled Payment Date, each date that is ten (10) Business Days prior to such Scheduled Payment Date.

“Scheduled Payment Date” means, with respect to any Loan, (a) January 25, April 25, July 25 and October 25, or (b) if such January 25, April 25, July 25 or October 25 is not a Business Day, the first Business Day immediately following such January 25, April 25, July 25 and October 25, as applicable.

“Secured Parties” means the Agents, the Group Agents, the Lenders, the Depositary and the Interest Rate Protection Agreement Counterparties.

“Security Agreement” means the Pledge and Security Agreement, dated as of even date herewith, between the Borrower and the Collateral Agent.

“Shadow Rated Commercial Host” shall mean a commercial Host Customer whose credit rating is 3 notches above investment grade as rated by Moody’s RiskCalc or S&P Capital IQ.

“SolarCity” means SolarCity Corporation, a Delaware corporation.

“SolarWorks” means SolarWorks®, SolarCity’s proprietary project management software.

“SREC” means the definition “SRECs”, “RECs” or “Renewable Energy Credits”, as applicable, given in the applicable Project Documents of the applicable Subject Fund, but in any event, includes credits, credit certificates, green tags or similar environmental or green energy attributes (such as those for greenhouse gas reduction or the generation of green power or renewable energy) created by a Governmental Authority of any State or local jurisdiction and/or independent certification board or group generally recognized in the electric power generation industry, and generated by or associated with any System or electricity produced therefrom.  For the avoidance of doubt, the “ZREC” offered in Connecticut will not be considered an SREC under the Financing Documents.

“State” means (a) any state of the United States of America, (b) the District of Columbia, or (c) Puerto Rico.

“Subject Fund” means with respect to each Tax Equity Structure or Other Structure financed pursuant to this Agreement, (a) for each Partnership Flip Structure, the Partnership, (b) for each Inverted Lease Structure, the Lessor, (c) for each Partnership Lease Pass Through Structure, the Lessor Partnership, and (d) for each Other Structure, the legal entity that directly

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owns the PV Systems subject to the Other Structure, as agreed by the Administrative Agent and Borrower at the time such Tax Equity Structure or Other Structure is financed pursuant to this Agreement.  Each Subject Fund is listed on Appendix 4, as such Appendix may be updated from time to time in accordance with the terms hereof; provided, however, that [***] shall no longer be considered a “Subject Fund” if the Borrower has sold, transferred or otherwise disposed of the Equity Interests of [***] in accordance with Section 6.4(d); provided, further however, that [***] shall no longer be considered a “Subject Fund” if the Borrower has sold, transferred or otherwise disposed of the Equity Interests of [***] in accordance with Section 6.4(d).

“Subject Fund Borrowing Base” has the meaning given in Appendix 2.

“Subject Fund Payment Level” means, in respect of any Subject Fund, as of a Scheduled Payment Date or Borrowing Base Certificate Date, for any trailing three (3) month period ending on such date (or if shorter, such period from the Closing Date to such Scheduled Payment Date or Borrowing Base Certificate Date, as applicable), the ratio of: (a) Distributions of Ongoing Revenue in respect of such Subject Fund during such period, to (b) Net Cash Flow for such Subject Fund during such trailing three (3) month period, through and including such date (or if shorter, such period from Closing Date through and including such date).

“Subject Fund Sweep Event” means the Subject Fund Payment Level of any Subject Fund is less than 85% .

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Swap Rate” means, on any relevant date under Section 2.13(a), the then current market rate associated with the expected amortization schedule of the aggregate notional amount of the Interest Rate Hedge Agreements being entered into on such date, as determined by the proprietary model maintained by the Interest Rate Hedge Counterparties in respect of such Interest Rate Hedge Agreements and mutually agreed upon by such party and the Borrower.

“Sweep Event” means the occurrence and continuation of the following:

(a)the Managing Member Payment Level is less than 90%;

(b)(i)a Bankruptcy Event of SolarCity, (ii) SolarCity does not have either of the following: (A) a corporate issuer rating by S&P of BBB- or Moody’s is Baa3, or (B) tangible net worth (defined as total assets less intangible assets less total liabilities, in each case as those terms are defined for GAAP purposes and as reflected on SolarCity’s most recent financial statements) of at least four hundred million dollars ($400,000,000) and SolarCity has total

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unrestricted cash, cash equivalents and investments with maturity of less than 12 months (as determined under GAAP) of at least one hundred fifty million dollars ($150,000,000) or (iii) as of the last day of any calendar quarter, SolarCity’s “Interest Coverage Ratio” (as defined in that certain Amended and Restated Credit Agreement, dated as of November 1, 2013, under which SolarCity is the borrower), is less than 1.50:1.00; or

(c)the termination or expiration of the Availability Period.

“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“System” means (i) a PV System, (ii) the applicable Customer Agreement related to such System and (iii) all other related rights applicable thereto.

“System Group” means a group of Systems for which a Borrowing Notice has been submitted.

“System Consolidator” means the model that includes the applicable system information with respect to Systems in each of the Subject Funds in the form of Exhibit H-2 (which Exhibit H-2 may be updated from time to time with the addition of new Subject Funds or Systems pursuant to Section 2.10 or 3.3(a)).

“Tax Equity Model” has the meaning given in Appendix 2.

“Tax Equity Representations” means, with respect to each Tax Equity Structure, representations set forth in Part I of Appendix 7.

“Tax Equity Required Consent” means, with respect to a Subject Fund, a consent executed by the Investor in such Subject Fund and each other party thereto, containing the terms included in Exhibit J or otherwise in form and substance acceptable to the Administrative Agent.

“Tax Equity Structure” means a Partnership Flip Structure, an Inverted Lease Structure, a Partnership Lease Pass Through Structure, a Repeat Tax Equity Structure or such other tax equity structure acceptable to the Administrative Agent and Lenders in their sole discretion.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

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“Tax Loss” means, with respect to any Subject Fund, the amount any investment tax credit under Section 48(a)(3)(A)(i) of the Code or any successor provision, or any other tax benefit, that such Subject Fund or its Lessee or Investor, shall lose the benefit of, shall not have the right to claim, shall suffer the disallowance of, shall be required to recapture or shall not claim.

“Tax Loss Indemnity” means, with respect to any Subject Fund, any obligation of SolarCity to indemnify the applicable Subject Fund, Investor or Lessor for any Tax Loss in accordance with the applicable Project Documents of such Subject Fund.

“Tax Loss Insurer” means an independent third-party insurer rated at least “A” by A.M. Best Company, “A” by S&P or “A2” by Moody’s or such other Person acceptable to the Administrative Agent.

“Tax Loss Policy” means, with respect to each Subject Fund, a policy of insurance or other credit enhancement product for the benefit of the Collateral Agent, under which the Tax Loss Insurer will, subject to the terms and conditions of the Tax Loss Policy, pay, or such other credit enhancement product will be used to pay, to the Collateral Agent the amount of any Tax Loss Indemnity required to be paid by SolarCity and not paid by SolarCity when due under the applicable Project Documents, up to an aggregate amount and subject to a retention limit, deductible or other similar amount, approved by the Administrative Agent in its reasonable discretion.

“Terminated System” means a PV System that (a) is damaged or destroyed by fire, theft or other casualty (an “Event of Loss”) and such System has become inoperable because of such event and is not repaired, restored, replaced or rebuilt to substantially the same condition as it existed immediately prior to the Event of Loss within one hundred eighty (180) days of such Event of Loss or (b) is otherwise deemed to be a “Terminated System”, “Deficient System”, “Cancelled System” or “Overdue System” (or an equivalent term or designation of similar meaning) pursuant to the applicable Project Document.

“Total Loan Commitment” means the aggregate principal amount of the Group Limits hereunder as such amount may be (a) reduced from time to time pursuant to Section 2.2(c), or (b) increased pursuant to Section 2.9. The Total Loan Commitment as of the date of this Agreement is Five Hundred Million Dollars ($500,000,000).

“True-Up Report” means that report delivered by SolarCity or the applicable Lessor pursuant to the terms of the applicable Project Document of the applicable Subject Fund.

“Type” when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.  For purposes hereof, the term “Rate” shall mean the CP Rate, LIBO Rate and the Base Rate.

“UCC” means the Uniform Commercial Code of the jurisdiction the law of which governs the document in which such term is used or which governs the creation or perfection of the Liens granted thereunder.

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“Undrawn Fees” has the meaning given in Section 2.3(a).

“U.S. Tax Compliance Certificate” has the meaning given in Section 2.4(g)(ii)(B)(3).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Watched Fund” has the meaning given in Appendix 2.

1.2Rules of Interpretation.  Except as otherwise expressly provided, the rules of interpretation set forth below shall apply to this Agreement and the other Financing Documents:

(a)The singular includes the plural and the plural includes the singular.  The definitions of terms apply equally to the singular and plural forms of the terms defined.

(b)A reference to a Governmental Rule includes any amendment or modification to such Governmental Rule, and all regulations, rulings and other Governmental Rules promulgated under such Governmental Rule.

(c)A reference to a Person includes its permitted successors and assigns.

(d)The words “include,” “includes” and “including” are not limiting.

(e)A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated.  Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document.  In the event of any conflict between the provisions of this Agreement (exclusive of the Exhibits, Schedules, Annexes and Appendices thereto) and any Exhibit, Schedule, Annex or Appendix thereto, the provisions of this Agreement shall control.

(f)References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time, provided such amendment, modification or supplement was made in compliance with this Agreement.

(g)The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

(h)References to “days” shall mean calendar days, unless the term “Business Days” shall be used.  References to a time of day shall mean such time in New York, New York, unless otherwise specified.

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(i)The Financing Documents are the result of negotiations between, and have been reviewed by the Borrower, the Agents, the Group Agents, each Lender and their respective counsel.  Accordingly, the Financing Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against the Borrower, the Agents, the Group Agents or any Lender.

(j)Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “will” and “shall” shall be construed to have the same meaning and effect.

(k)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

(l)Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.

(m)Unless otherwise specified in this Agreement, whenever a payment or performance of an action is required to be made pursuant to this Agreement on a day that is not a Business Day, such payment or performance shall be made on the next succeeding Business Day.

(n)If, at any time after the Closing Date, Moody’s or S&P shall change its respective system of classifications, then any Moody’s or S&P “rating” referred to herein shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system.

(o)Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

ARTICLE 2

THE LOAN FACILITY

2.1Loan Facility.

(a)Loan Facility.

(i)Availability.

(A)

Subject to the terms and conditions set forth herein, each Committed Lender agrees, severally and not jointly, to make one or more Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount that will not result in such Committed

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Lender’s Loans exceeding its Commitment or such Group’s Loans exceeding its Group Limit; provided that a Committed Lender shall be deemed to have satisfied its obligation to make a Loan hereunder (solely with respect to such Loan) to the extent any Conduit Lender in such Committed Lender’s Group funds such Loan in place of such Committed Lender in accordance with this Agreement, it being understood that the Conduit Lender may fund a Loan in its sole discretion.

It is expected that each Conduit Lender always will (but there shall be no obligation of any Conduit Lender to) fund the Loans through the issuance of Commercial Paper notes.  Each Group Agent agrees that it will notify the Borrower if it elects to fund any portion of any Loan from the Lenders in its Group other than through the issuance of Commercial Paper notes and, in such event, of the time periods and the funding cost applicable to such fundings.  Each of the parties hereto hereby acknowledges and agrees that the Group that includes Bank of America, as Group Agent and Committed Lender shall not include a Conduit Lender (unless and until a Conduit Lender shall later join such Group pursuant to the terms hereof), and each request by the Borrower for Loans by the Conduit Lender shall be deemed to be a request that the Committed Lender in such Group make its ratable share of such Loan.

(B)

Notwithstanding the foregoing, (x) there shall be no more than four (4) Borrowings per calendar month (provided that, for purposes of this clause (x), simultaneous Borrowings of different Types shall be considered a single Borrowing), and (y) the total principal amount of Borrowings shall not exceed the Total Loan Commitment.

(C)

Within the limits of each Committed Lender’s Commitment and each Group’s Group Limit, and subject to the other terms and conditions hereof, the Borrower may borrow Loans, prepay under Section 2.1(f), and reborrow under this Section 2.1(a).

(ii)Loan Sizing; Minimum Draw Amount.  Notwithstanding anything to the contrary in Section 2.1(a)(i), the aggregate amount of each Borrowing (A) shall not cause the Outstanding Principal (including the amounts of the requested Borrowing) to exceed the Available Borrowing Base set forth in the Borrowing Base Certificate related to such Borrowing and (B) shall exceed $2,500,000 or such lesser amount as is remaining under the Total Loan Commitment.

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(iii)Borrowing Notice.  The Borrower shall request Loans by (A) telephone or (B) delivering to the Administrative Agent an irrevocable written notice in the form of Exhibit B-1 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower (a “Borrowing Notice”) by no later than 2:00 p.m., New York time, at least three (3) Business Days before the requested date of each Borrowing.  If the Borrower elects to provide notice by telephone, such telephonic notice shall be confirmed promptly by delivery to the Administrative Agent of a Borrowing Notice.

(iv)Borrowing Base Certificate; Aggregate Advance Model.  In connection with any Borrowing Notice, the Borrower shall also deliver to the Administrative Agent (no later than the time specified in clause (iii) above with respect to such Borrowing Notice) the applicable (A) Borrowing Base Certificate, which shall include the Eligibility Representations with respect to the Current System or otherwise identify a Current System as a System the cash flow in respect of which is excluded from the definition of Net Cash Flow and (B) Aggregate Advance Model with respect to the requested Borrowing, each of which the Administrative Agent shall distribute to each Lender.

(v)Calculations and Computations.  Unless the Administrative Agent has received a written notice from a Group Agent no later than 2:00 p.m., New York time, at least one (1) Business Day before the requested Borrowing Date contesting the Borrower’s calculations in the Borrowing Base Certificate submitted by the Borrower, the Administrative Agent shall confirm the Available Borrowing Base and provide notice thereof to the Borrower and each Group Agent.  If the Administrative Agent receives a written notice from a Group Agent contesting the Borrower’s calculations in such Borrowing Base Certificate, it shall inform the Borrower and provide an amended Borrowing Base Certificate (provided to the Administrative Agent by the objecting Group Agent no later than one (1) Business Day prior to the initial requested Borrowing Date).  Thereafter, Borrower may (A) agree to such amended Borrowing Base Certificate and deliver an amended Borrowing Notice to the Administrative Agent, or (B) by written notice to the Administrative Agent, rescind the Borrowing Notice.  The delivery of an amendment to a Borrowing Notice or a rescission of a Borrowing Notice pursuant to this clause (v) shall not be subject to Section 2.7, provided that the Borrower delivers such amendment or rescission no later than 12:00 p.m. New York time one (1) Business Day before the requested Borrowing Date.

(vi)Conversion.  Solely to the extent that the Borrower cannot borrow LIBO Loans, and instead borrows Base Rate Loans, pursuant to any Borrowing Notice delivered in accordance with Section 2.1(a)(iii), the Borrower may request a conversion of the Base Rate Loans made under such Borrowing Notice to LIBO Loans (at the Daily LIBO Rate plus the Applicable Margin, unless such conversion is made on a Scheduled Calculation Date, in which case at the LIBO

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Rate plus the Applicable Margin) on the first date on which the Administrative Agent indicates that such LIBO Loans become available.  The Borrower shall request such conversion of Loans from one Type to the other by delivering to the Administrative Agent an irrevocable written notice in the form of Exhibit B-2, appropriately completed concurrently with such Borrowing Notice and signed by a Responsible Officer of the Borrower (a “Conversion and Continuation Notice”).  Such conversion to LIBO Loans shall be in a principal amount equal to the entire amount of the Base Rate Loans made on the applicable Borrowing Date.

(b)Interest Provisions Relating to Loans.

(i)Interest Rate.  Subject to Section 2.4(c), the Borrower shall pay interest (including interest accruing after the commencement of an insolvency proceeding under applicable Bankruptcy Law) on the unpaid principal amount of each Loan from the date of the funding of such Loan until the Loan Maturity Date at the Applicable Interest Rate; provided that, with respect to the period prior to the first Scheduled Calculation Date, (A) interest on the unpaid principal amount of each Base Rate Loan shall be charged for each day beginning on the day that such Loan was made until the date on which such Loan is converted to a LIBO Loan at the Base Rate and (B) interest on the unpaid principal amount of each LIBO Loan shall be charged for each day beginning on the day that such Loan was converted to a LIBO Loan from a Base Rate Loan until the first Scheduled Calculation Date at the Daily LIBOR Rate, in each case plus the Applicable Margin; provided further that, with respect to any Loan that is not made on a Scheduled Calculation Date, (A) interest on the unpaid principal amount of each such Base Rate Loan shall be charged for each day beginning on the day that such Loan was made until the date on which such Loan is converted to a LIBO Loan pursuant to Section 2.1(a)(vi) at the Base Rate plus the Applicable Margin and (B) interest on the unpaid principal amount of each such LIBO Loan shall be charged for each day beginning on the day that such Loan was made (or converted to a LIBO Loan from a Base Rate Loan pursuant to Section 2.1(a)(vi)) until the first Scheduled Calculation Date following such Borrowing at the Daily LIBOR Rate plus the Applicable Margin; provided further that, with respect to period commencing on the final Scheduled Calculation Date and ending on the Loan Maturity Date, interest on the unpaid principal amount of each LIBO Loan shall be charged for each day during such period at the Daily LIBOR Rate plus the Applicable Margin.

(ii)Interest Payment Dates.  Interest on the unpaid principal amount of each Loan shall be payable in arrears on (A) each Scheduled Payment Date with respect to such Loan and (B) upon prepayment of any Loans as and to the extent provided in Section 2.1(f) and at maturity (whether by acceleration or otherwise); provided that interest payable pursuant to Section 2.4(c) shall be payable on demand.

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(iii)Interest Computations.  All computations of interest on any Borrowing hereunder shall include the first day but exclude the last day of the Interest Period in effect for such Borrowing and shall be based upon a year of 360 days.  The Applicable Interest Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent or, with respect to each CP Rate Loan, the applicable Group Agent, and such determination shall be conclusive absent manifest error.

(iv)Interest Account and Interest Computations.  The Administrative Agent shall record in an account or accounts maintained by the Administrative Agent on its books (A) the Applicable Interest Rate for the Loans; (B) the date and amount of each interest payment on each Loan; and (C) such other information as the Administrative Agent may determine is necessary for the computation of interest payable by the Borrower hereunder consistent with the basis hereof.

(v)Continuation.  Each LIBO Loan shall be automatically continued at the end of each Interest Period that ends prior to the Loan Maturity Date for an additional Interest Period at the then Applicable Interest Rate, unless the Borrower (A) gives a notice by telephone or (B) delivers a Conversion and Continuation Notice, electing otherwise.  The Borrower shall deliver any Conversion and Continuation Notice to the Administrative Agent by no later than 2:00 p.m., New York time, at least three (3) Business Days before the requested date of each continuation.  If the Borrower elects to provide notice by telephone, such telephonic notice shall be confirmed promptly by delivery to the Administrative Agent of a Conversion and Continuation Notice.  A LIBO Loan may be continued only on the last day of an Interest Period for such LIBO Loan.

(vi)Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Borrowing:

(A)

the Administrative Agent shall have determined that Dollar deposits in the principal amounts of the Loans (other than CP Rate Loans) comprising such Borrowing are not generally available in the London interbank market or that reasonable means do not exist for ascertaining the LIBO Rate or Daily LIBO Rate, as applicable; or

(B)

the Administrative Agent is advised by Lenders holding Loans and unused Commitments representing 30% or more of the sum of unused Commitments and the Loans then outstanding that the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to the Lenders of making or maintaining such LIBO Loans during such Interest Period,

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then the Administrative Agent shall, as soon as practicable thereafter, give written notice of such determination to the Borrower and the Lenders.  In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Borrowing shall be deemed to be a request for a Base Rate Borrowing or CP Rate Borrowing, as applicable.  Each determination by the Administrative Agent under this Section 2.1(b)(vi) shall be conclusive absent manifest error.

(c)Principal Payments of Loans.  Subject to Section 8.2(c), any remaining unpaid principal, interest, fees and costs payable hereunder or under any other Financing Documents shall be due and payable on the Loan Maturity Date.

(d)Promissory Notes.  If requested by any Lender, the Borrower shall execute and deliver to such Lender a promissory note in the form of Exhibit A (individually, a “Note” and, collectively, the “Notes”), payable to the order of such Lender and in the principal amount of such Lender’s Proportionate Share of the Loans.

(e)Loan Funding.

(i)Notice.  The Borrowing Notice, together with the applicable Borrowing Base Certificate, Conversion and Continuation Notice (as applicable) and Aggregate Advance Model shall be delivered to the Administrative Agent in accordance with Section 2.1.  The Administrative Agent shall promptly notify each Group Agent of the date of each requested Borrowing or conversion, as applicable, and such Group’s Proportionate Share of the requested Borrowing or conversion, as applicable.

(ii)Pro Rata Loans.  All Loans shall be made on a pro rata basis by the Groups in accordance with their respective Proportionate Shares, with the Borrowings of Loans to be comprised of a Loan by each Group equal to such Group’s Proportionate Share of the aggregate amount of all Borrowings requested by Borrower with respect to such Borrowing Date.

(iii)Administrative Agent Account.  No later than 2:00 p.m., New York time on the date of the requested Borrowing, if the applicable conditions precedent listed in Sections 3.1 and 3.2 have been satisfied or waived, each Lender shall make available the Loans requested in the Borrowing Notice or Conversion and Continuation Notice, as applicable, in Dollars and in immediately available funds to the Administrative Agent at its account in the United States identified in Annex 1.

(f)Prepayments.

(i)Voluntary Prepayment of Loans.  The Borrower may, at its option, prepay, all outstanding Loans in whole or in part.  Any partial prepayment hereunder shall be in a minimum aggregate amount of One Million Dollars

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($1,000,000) and in an integral multiple of One Million Dollars ($1,000,000), provided, however, that any prepayment pursuant to this Section 2.1(f)(i) shall not result in any release of Collateral without further action of the Collateral Agent.

(ii)Mandatory Prepayments.  In accordance with Section 2.1(f)(iii), (A) during a Sweep Event, the Borrower shall apply Actual Net Cash Flow remaining after making the transfers required pursuant to Sections 3.5(d)(1) through 3.5(d)(4) of the CADA to the prepayment of the Loans in accordance with Section 3.5(d)(5) of the CADA until such time the Sweep Event is remedied, provided that in the event that a Sweep Event is caused by the occurrence of a Bankruptcy Event of SolarCity as set forth in clause (c) of the definition of such term, such Sweep Event cannot be remedied and such Sweep Event shall continue until the Discharge Date; (B) during a Subject Fund Sweep Event, the Borrower shall apply Actual Net Cash Flow remaining after making the transfers required pursuant to Sections 3.5(d)(1) through 3.5(d)(4) of the CADA to the prepayment of Loans that were advanced in respect of the Subject Fund Borrowing Base for the applicable Subject Fund in accordance with Section 3.5(d)(5) of the CADA until the earlier of (x) such time the Subject Fund Sweep Event is remedied or (y) such time such Subject Fund becomes a Watched Fund; (C) upon receipt of any Equity Contributions for the purpose of curing a Default under Section 8.1(i), the Borrower shall cause the proceeds of such Equity Contributions to be applied as a prepayment of outstanding principal of the Loans in an amount not less than the amount required to satisfy the Applicable Threshold, (D) upon receipt of any Equity Contributions under Section 5.19, the Borrower shall cause the proceeds of such Equity Contribution to be applied as a prepayment of outstanding principal of the Loans in an amount not less than the amount of applicable Correction Payment Amount or the amount of the required Equity Contribution under Section 5.19(b) or (c), as applicable; and (E) upon receipt of the proceeds of the refinancing of Net Cash Flows of one or more Subject Funds in accordance with Section 2.10(b) in an amount to prepay the Loans that were advanced and are outstanding in respect of such Subject Funds.

(iii)Terms of Prepayments.

(A)

All voluntary and mandatory prepayments of the Loans shall be accompanied by a corresponding reduction in the notional amount of one or more Interest Rate Hedge Agreements sufficient to cause the aggregate notional amount of the Interest Rate Hedge Agreements and Interest Rate Cap Agreements to be not less than the Outstanding Principal (after giving effect to such prepayment) and not more than 105% of the Outstanding Principal.

(B)	All voluntary and mandatory prepayments of Loans under this Section 2.1(f) shall be subject to Section 2.7 but shall otherwise be without premium or penalty and shall be

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accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.
(C)

The Borrower shall give the Administrative Agent at least three (3) Business Days’ notice of any voluntary prepayment under Section 2.1(f)(i).  Each notice of voluntary prepayment shall (x) specify the voluntary prepayment date, and (y) be accompanied by a certificate signed by a Responsible Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such voluntary prepayment.

2.2Commitments.

(a)Commitments.  Subject to the terms and conditions set forth herein, each Committed Lender agrees, severally and not jointly, to make one or more Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount that will not result in such Committed Lender’s Loans exceeding its Commitment or the Related Group’s Loans exceeding its Group Limit; provided that a Committed Lender shall be deemed to have satisfied its obligation to make a Loan hereunder (solely with respect to such Loan) to the extent any Conduit Lender in such Committed Lender’s Group funds such Loan in place of such Committed Lender in accordance with this Agreement.

(b)Scheduled Commitment Termination Date.  Unless previously terminated, the Commitments shall automatically terminate on the last day of the Availability Period.

(c)Voluntary Termination or Reduction of Commitments.  The Borrower may, at any time, terminate, or from time to time reduce, the Commitments provided that each partial reduction of the Commitments shall be in an amount that is One Million Dollars ($1,000,000) or a larger multiple of Five Hundred Thousand Dollars ($500,000); provided that no such reduction shall reduce the Commitments such that the amount of Outstanding Principal exceeds the Total Loan Commitment.

(d)Notice of Voluntary Termination or Reduction.  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under this Section 2.2 at least three (3) Business Days prior to the effective date of such termination and reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section 2.2 shall be irrevocable.

(e)Effect of Termination or Reduction.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.  Notwithstanding any termination or reduction of the Commitments pursuant to this Section 2.2(e), the Commitment Fee shall not be reduced in any event unless otherwise set forth in the Fee Letters.

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2.3Fees.

(a)Undrawn Fee.  On each Scheduled Payment Date and on the last day of the Availability Period, the Borrower shall pay to the Administrative Agent, for the account of each Lender, a commitment fee (the “Undrawn Fees”) equal to 0.50% per annum on the average daily unutilized portion of the Commitment of such Lender during the preceding three (3) month period calculated on an actual 365-day year during the period from the immediately preceding Scheduled Payment Date (or from the Closing Date in the case of the first Scheduled Payment Date) until the earlier of (i) the last day of the Availability Period and (ii) the date on which such Commitment is terminated or expires; provided, that following the date that is six (6) months after the first day of the Availability Period, but prior to the date that is nine (9) months after the first date of the Availability Period, if on any date on which any Undrawn Fee becomes due (x) the Outstanding Principal is less than 25% of the Total Loan Commitment, then the Undrawn Fee payable on such date shall be 1.00% per annum for the preceding six (6) month period less any Undrawn Fees previously paid, or (y) the Outstanding Principal is more than 25% but less than 50% of the Total Loan Commitment, then the Undrawn Fee payable on such date shall be 0.75% for the preceding six (6) month period less any Undrawn Fees previously paid; provided, further, that following the date that is nine (9) months after the first day of the Availability Period, if on any date on which any Undrawn Fee becomes due (1) the Outstanding Principal is less than 25% of the Total Loan Commitment, then the Undrawn Fee payable on such date shall be 1.00% per annum for the applicable period, or (2) the Outstanding Principal is more than 25% but less than 50% of the Total Loan Commitment, then the Undrawn Fee payable on such date shall be 0.75% for the applicable period.  Notwithstanding the foregoing, on each Scheduled Payment Date occurring during any three (3) month period following the date on which a Subject Fund is released pursuant to Section 2.10(b) in connection with the refinancing of the Net Cash Flow arising from such Subject Fund, the calculation of the Outstanding Principal, solely for purposes of this Section 2.3(a), shall be deemed to include the amount of all Loans that were advanced in respect of such Subject Fund and were outstanding as of the date on which it ceased to be a Subject Fund under this Agreement;

(b)Agent Fees.  On the Closing Date and thereafter, the Borrower shall pay to the Administrative Agent and the Depositary (for their respective accounts) such fees in the amount and at the times set forth in the Fee Letters (the “Agent Fees”).

(c)Commitment Documents.  All fees set forth in the Fee Letters shall be paid as and when due and as set forth in the Fee Letters.

2.4Other Payment Terms.

(a)Place and Manner.  All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m., New York time, on the date specified herein.  The Administrative Agent will promptly distribute to each Group Agent for its Group, its

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Proportionate Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Group Agent.  All payments received by the Administrative Agent after 2:00 p.m., New York time, shall be deemed received on the next succeeding Business Day (it being understood that the Administrative Agent, in its sole discretion, may deem payments received after such time on any day to be received on the date due) and any applicable interest or fee shall continue to accrue.

(b)Date.  Unless otherwise specified in this Agreement, whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall instead be due on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(c)Default Interest.  If the Borrower shall default in the payment of any principal of or interest on any Loan or any other amount due hereunder or under any other Financing Document, by acceleration or otherwise (subject to any applicable grace periods hereunder or thereunder), then from the date of such payment default until the date such overdue amount shall have been paid in full, to the extent permitted by law, the outstanding unpaid portion of such overdue amount shall bear interest at the Default Rate.  Such Default Rate shall apply automatically without the need for any notice from the Administrative Agent, any Group Agent or any Lender; provided that the foregoing shall not be intended to modify any other notice obligation hereunder including the notice provisions applicable to Events of Default.

(d)Net of Taxes, Etc.

(i)

(A)

Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Financing Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (g) below.

(B)

If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (g)

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below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.4(d)) the applicable recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(C)

If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (g) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.4(d)) the applicable recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(ii)Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (i) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(iii)Indemnity.

(A)

The Borrower shall indemnify each Agent and each Lender for the full amount of Indemnified Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.4(d)) arising from the

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execution, delivery or performance of its obligations or from receiving a payment hereunder, or enforcing this Agreement or any Financing Document, paid by such Agent or Lender, or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted; provided that the Borrower shall not be obligated to indemnify any Agent or Lender for any penalties, additional interest or expense relating to Indemnified Taxes arising from such Agent’s or Lender’s fraud, gross negligence or willful misconduct.  A certificate as to the amount of such payment or liability delivered to the Borrower by an Agent or Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.  Payments by the Borrower pursuant to this indemnification shall be made within thirty (30) days from the date such Agent or Lender makes written demand therefor.  The Borrower shall, and does hereby indemnify the Administrative Agent, and shall make in respect thereof within thirty (30) days after demand therefor, for any amount which a Lender for any reason fails to pay to the Administrative Agent as required pursuant to Section 2.4(d)(iii)(B) below.

(B)

Each Lender (other than any Conduit Lender) shall, and does hereby, severally indemnify, and shall make payment in respect thereof within ten (10) days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.16(b) relating to the maintenance of a Participant Register and (z) the Administrative Agent or the Borrower, as applicable, against any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent or the Borrower in connection with any Financing Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative

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Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this Agreement or any other Financing Document against any amount due to the Administrative Agent under this clause (B).

(iv)Evidence of Payments.  Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or by the Administrative Agent to a Government Authority as provided in this Section 2.4(d), the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(v)Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender.  If any Agent or Lender (or Group Agent on its behalf) determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.4(d) (including by the payment of additional amounts pursuant to this Section 2.4(d)), it shall pay to the Borrower an amount equal to such refund (but only to the extent of the indemnity payments made under this Section 2.4(d) with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including taxes) of such Agent or Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  The Borrower, upon the request of such Lender or Agent, shall repay to such Lender or Agent the amount paid over pursuant to this paragraph (v) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender or Agent is required to repay such refund to such Governmental Authority; provided that the Borrower shall not be obligated to reimburse an Agent or any Lender for any penalties, additional interest or other charges arising from such Agent’s or Lender’s fraud, gross negligence or willful misconduct.  Notwithstanding anything to the contrary in this paragraph (v), in no event will Lender or Agent be required to pay any amount to the Borrower pursuant to this paragraph (v) the payment of which would place such Lender or Agent in a less favorable net after-tax position than such Lender or Agent would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid.  This paragraph shall not be construed to require any Agent

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or Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(vi)Survival of Obligations.  The obligations of the Borrower under this Section 2.4(d) shall survive the resignation or replacement of any Agent, any assignment of rights by, or the replacement of, a Lender, and the occurrence of the Discharge Date.

(e)Application of Payments.

(i)Except as otherwise provided herein (including in Section 7.1), payments made under this Agreement and the other Financing Documents shall be applied in the order of priority set forth in Sections 3.5(d), 4.3(b) or 4.3(e) of the CADA, as applicable.

(ii)The Administrative Agent shall promptly distribute to each Secured Party its Proportionate Share of each payment of principal, payments, fees and any other amounts received by the Administrative Agent for the account of the Secured Parties under the Financing Documents.  The payments made for the account of each Lender shall be made, and distributed to it, for the account of such Lender’s Lending Office.

(f)Failure to Pay Administrative Agent.

(i)Unless the Administrative Agent shall have received notice from a Group Agent prior to the proposed date of any Loan of LIBO Rate Loans or CP Rate Loans (or, in the case of any Base Rate Loans, prior to 12:00 noon on the proposed Borrowing Date) that a Lender in such Group will not make available to the Administrative Agent such Group’s share of such Loans, the Administrative Agent may assume that such Group has made such share available on such date in accordance with Section 2.1(e)(iii) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Group has not in fact made its share of the applicable Loans available to the Administrative Agent, then the applicable Committed Lender in such Group and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Committed Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Committed Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by

Kronor Loan Agreement

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the Borrower for such period.  If such Committed Lender pays its share of the applicable Loans to the Administrative Agent, then the amount so paid shall constitute such Committed Lender’s Proportionate Share included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Committed Lender that shall have failed to make such payment to the Administrative Agent.

(ii)Unless the Administrative Agent shall have received notice from the Borrower at least two (2) Business Days prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, such Lender shall repay to the Administrative Agent forthwith upon demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at a rate equal to the Applicable Interest Rate for each day during such period.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing by such Lender under this Section 2.4(f) shall be conclusive in the absence of manifest error.

(g)Withholding Certificates.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Financing Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.4(g)(ii)(A), 2.4(g)(ii)(B) and 2.4(g)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)

any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Financing Document, executed originals of IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Financing Document, IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed originals of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

Kronor Loan Agreement

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(4)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit I, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I on behalf of each such direct and indirect partner;

(C)

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)

if a payment made to a Lender under any Financing Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D),

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“FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.4(g) expires or becomes obsolete or inaccurate in any respect, it shall promptly (but in any event on or before the next Scheduled Payment Date; provided that such Scheduled Payment Date is at least ten (10) Business Days after such certificate expires or becomes obsolete) update such form or certification or notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

2.5Pro Rata Treatment.

(a)Borrowing, Etc.  Except as otherwise provided herein, each payment of principal of any Loan, each payment of interest on the Loans, each payment of Commitment Fees, each payment of Undrawn Fees and each reduction of the Commitments shall be made or shared among the Groups pro rata according to their respective applicable Group Limits (or, if the related Commitments shall have expired or terminated, other than with respect to payment of Undrawn Fees, in accordance with the respective principal amounts of their outstanding Loans).  Each Group Agent agrees that in computing each Group’s portion of any Loan to be made hereunder, the Administrative Agent may, in its discretion, round each Group’s percentage of such Loan to the next higher or lower whole Dollar amount.

(b)Sharing of Payments, Etc.  If any Lender (a “Benefited Lender”) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Loans (or interest thereon) owed to it, in excess of its ratable share of payments on account of such Loans obtained by all Lenders entitled to such payments, such Lender shall forthwith purchase from the other Lenders such participations in the Loans, as the case may be, as shall be necessary to cause such Benefited Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Benefited Lender, such purchase from such Lender shall be rescinded and each other Lender shall repay to the Benefited Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the Benefited Lender in respect of the total amount so recovered.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.5(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation; provided, that the provisions of this Section 2.5(b) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of sale of a participation in any of its Loans to any assignee or participant, other than to a Loan Party or any of their Affiliates (as to which provisions of this Section 2.5(b) apply).

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2.6Change of Circumstances.

(a)Increased Costs.  If, after the date of this Agreement, any Change of Law:

(i)shall impose, modify or hold applicable any reserve, special deposit or similar requirement (except any reserve requirement reflected in the calculation of the LIBO Rate) against assets held by, deposits or other liabilities in or for the account of, advances or loans by any Lender;

(ii)shall impose on any Lender any other condition not otherwise contemplated hereunder affecting this Agreement or Loans made by such Lender; or

(iii)shall subject the Lender to any taxes other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes,

and the effect of any of the foregoing is to increase the cost to such Lender of making or maintaining any Loan or, with respect to any Committed Lender, any Commitment, or to reduce any amount received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower shall promptly, but in no event later than ten (10) Business Days’ after receipt of written demand therefor by such Lender (accompanied by a certificate from such Lender setting forth the amount of the incurred costs as determined by such Lender in good faith and which shall be conclusive absent manifest error), pay to such Lender such additional amounts sufficient to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts, to the extent actually incurred by or suffered by such Lender.

(b)Capital Requirements.  If any Lender reasonably determines that (i) any Change of Law that affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or on the Lender’s holding company (a “Capital Adequacy Requirement”) and (ii) the amount of capital or liquidity maintained by such Lender or such Lender’s holding company which is attributable to or based upon the Loans, the Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), the Borrower shall promptly, but in no event later than ten (10) Business Days’ after receipt of written demand therefor by such Lender (accompanied by a certificate from such Lender setting forth the amount of the incurred costs as determined by such Lender in good faith and which shall be conclusive absent manifest error), pay such amounts as such Lender shall determine are necessary to compensate such Lender for the increased costs to such Lender of such increased capital or liquidity.

(c)Notice.  Each Group Agent on behalf of a Lender will notify the Borrower of any event occurring after the date of this Agreement that will entitle such Lender to compensation pursuant to this Section 2.6, as promptly as is practicable.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.6 shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.6 for any increased costs or reductions

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incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the Change of Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change of Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.  The protection of this Section 2.6 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change of Law that shall have occurred or been imposed.

(d)Change in Legality.  Notwithstanding any other provision of this Agreement, if any Change of Law shall make it unlawful for any Lender to make or maintain a LIBO Loan or to give effect to its obligations as contemplated hereby with respect to any LIBO Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i)such Lender may declare that LIBO Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued), whereupon any request for a Borrowing (or any continuation of a Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for a Base Rate Loan (or a continuation of a LIBO Loan as a Base Rate Loan), unless such declaration shall be subsequently withdrawn; and

(ii)such Lender may require that all outstanding LIBO Loans made by it be converted to Base Rate Loans, in which event all such LIBO Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided below.

In the event any Lender shall exercise its rights under clauses (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the LIBO Loans that would have been made by such Lender or the converted LIBO Loans of such Lender shall instead be applied to repay the Base Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBO Loans.  For purposes of this clause (d), a notice to the Borrower by any Lender shall be effective as to each LIBO Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such LIBO Loan (which shall be a Scheduled Payment Date); in all other cases such notice shall be effective on the date of receipt by the Borrower.

2.7Funding Losses.  The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, that results in (i) such Lender receiving or being deemed to receive any amount for the prepayment of principal of any Loan (other than a Base Rate Loan) prior to the end of the Interest Period in effect therefor or (ii) any Loan (other than a Base Rate Loan) to be made by such Lender not being made after notice, (b) any default in the making, or failure to make on the date and in the amount notified of any payment or prepayment required to or permitted to be made by or on behalf of the Borrower hereunder on any Loan (other than a Base Rate Loan) (any of the events referred to in this clauses (a) and (b) being called a “Breakage Event”).  In the case of any Breakage Event, such

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loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (A) its costs of obtaining funds for the Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (B) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period.  A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.7 shall be delivered to the Borrower and shall be conclusive absent manifest error.

2.8Alternate Office; Minimization of Costs; Replacement of Lenders.

(a)Any Lender may designate a Lending Office other than that set forth on Annex 2 and may assign all of its interests under the Financing Documents, and its Notes (if any), to such Lending Office, provided that such designation and assignment do not at the time of such designation and assignment increase the reasonably foreseeable liability of the Borrower under Section 2.4(d), Section 2.6(a) or Section 2.6(b).

(b)If the Borrower is required to pay additional amounts under Section 2.4(d) or any Lender requests compensation under Section 2.6(a) or Section 2.6(b), then such Lender shall, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (i) file any certificate or document reasonably requested in writing by the Borrower or (ii) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would avoid or minimize any additional costs, taxes, expense or obligation which would otherwise be imposed on the Borrower pursuant to Section 2.4(d), Section 2.6(a) or Section 2.6(b); provided, however, that no Lender shall be required to take any such action that, as determined by such Lender in its sole discretion, would adversely affect the making, issuing, funding or maintaining of such Loans or the interests of such Lender; provided, further, however, that such efforts shall not cause the imposition on any Lender of any additional costs or expenses, unless the Borrower agrees to pay such additional costs and expenses.

(c)If (i) the Borrower incurs any liability to a Lender under Section 2.4(d), Section 2.6(a) or Section 2.6(b), (ii) any Lender is a Defaulting Lender or (iii) the Borrower is permitted to replace a Lender pursuant to Section 2.9(c) or Section 2.12(c), then the Borrower, at its sole expense (including with respect to the processing and recordation fee referred to in Section 10.4) may, upon notice to such Lender and the Administrative Agent, require the Lender subject to this Section 2.8(c) to assign and delegate, without recourse, all its interests, rights and obligations under this Agreement and under the Loans and Commitments of the Lender being replaced hereunder to an Eligible Assignee that shall assume all those rights and obligations; provided, however, that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having valid jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, and (z) the Borrower or such assignee shall have paid to the replaced Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender plus all fees and other amounts accrued for the account of such Lender hereunder with

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respect thereto (including any amounts under Sections 2.6 and 2.7).  A Lender subject to this Section 2.8(c) shall not be required to make any such assignment and delegation if (A) prior to any such assignment and delegation the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply (including as a result of any action taken by such Lender pursuant to clause (b) above), (B) if such Lender shall waive its right to claim compensation or payment under Section 2.4(d), Section 2.6(a) or Section 2.6(b), if applicable, or (C) if any Default or Event of Default then exists.  Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.8(c).  Nothing in this Section 2.8 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender.  The Administrative Agent and each Lender hereby agree to cooperate with the Borrower to effectuate the assignment of any Defaulting Lender’s interest hereunder.

2.9Increase in Loan Facility.

(a)Request for Increase.  The Borrower may request an increase in Commitments from time to time upon written notice to Administrative Agent.  If the Administrative Agent accepts the proposed increase, the Borrower shall deliver a formal written notice to the Administrative Agent in the form of Exhibit D (such notice, an “Incremental Loan Commitment Increase Notice”), pursuant to which the Borrower will request the Committed Lenders to increase their Commitments (each an “Incremental Loan Commitment”) in an aggregate amount as mutually agreed between the Administrative Agent and the Borrower (the “Incremental Loan Amount”); provided, that (i) any request for an Incremental Loan Commitment shall be in a minimum amount of $10,000,000 or such lesser amount equal to the remaining Incremental Loan Amount and increments of $5,000,000 (each an “Incremental Loan Commitment Increase”), (ii) no request for an Incremental Loan Commitment may be made after the end of the Availability Period, (iii) the Borrower shall provide to the Group Agents and Committed Lenders such information that is reasonably required by the Committed Lenders to evaluate the request for an Incremental Loan Commitment and (iv) on the date of any request by the Borrower for an Incremental Loan Commitment Increase the conditions set forth in Section 2.9(e)(i), (ii), (iii) and (iv) shall have been satisfied.  An Incremental Loan Commitment Increase Notice shall set out (A) the amount of the Incremental Loan Commitment requested, (B) and the date on which such Incremental Loan Commitments are requested to be effective (each an “Incremental Loan Increase Date”), which shall not be less than thirty (30) days nor more than forty-five (45) days after the date of such notice, (C) the upfront fees the Borrower proposes to pay to participating Lenders in such Incremental Loan Commitment, (D) the Applicable Margin the Borrower proposes to apply with respect to the Incremental Loans being requested and (E) the maturity date the Borrower proposes be applicable to the Incremental Loans being requested.  Any Incremental Loan Commitment shall be a commitment to make loans with the same principal terms as the Loans; provided that Incremental Loan Commitments need not have the same upfront fees, Applicable Margin and maturity date as then existing Loans but the terms of all Incremental Loan Commitments with the same Incremental Loan Increase Date shall be identical.

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(b)Lender Elections to Increase.  Upon receipt of an Incremental Loan Commitment Increase Notice pursuant to Section 2.9(a), the Committed Lenders shall have thirty (30) days to accept an offer to participate in a requested Incremental Loan Commitment Increase by delivering to the Administrative Agent confirmation of the increase in the amount of its Incremental Loan Commitment substantially in the form attached as Exhibit E (each, an “Increasing Incremental Lender Confirmation”); provided, that the failure by any Committed Lender to respond to an offer within the thirty (30) day period after receipt of such offer shall be deemed a denial of such offer.  Any Committed Lender that has received such an offer may accept or decline such offer in such Committed Lender’s sole and absolute discretion.

(c)Notification by Administrative Agent; Additional Lenders.  The Administrative Agent shall notify the Borrower and each Group Agent of the Committed Lenders’ responses to each request made hereunder.  If any Committed Lender rejects an Incremental Loan Increase Notice or less than all of the Committed Lenders issue Increasing Incremental Lender Confirmations by the Incremental Loan Increase Date, then in order to achieve the full amount of a requested increase, and subject to the approval of the Administrative Agent and the Required Group Agents, any Committed Lender may elect unilaterally to deliver an Increasing Incremental Lender Confirmation, the Borrower may invite additional Eligible Assignees to become Committed Lenders by executing a New Committed Lender Accession Agreement, and each such Eligible Assignee may elect to include a Conduit Lender in its Group by causing such Person to execute a New Conduit Lender Accession Agreement (each such Eligible Assignee entering into a New Committed Lender Accession Agreement, a “New Committed Lender”) on the terms and subject to the conditions set forth in Section 2.9(a) (including the last sentence thereof).  For the avoidance of doubt, the Borrower may not invite any additional Eligible Assignee to become a New Committed Lender until authorized by the Administrative Agent and the Required Group Agents in accordance with the immediately preceding sentence.  The Borrower shall have the right to replace each Committed Lender the Group Agent in respect of which voted not to deliver an Increasing Incremental Lender Confirmation, and add as “Committed Lenders” under this Agreement in place thereof, one or more Eligible Assignees, as provided in Section 2.8(c).

(d)Effective Date and Allocations.  Notwithstanding anything to the contrary contained herein, on each Incremental Loan Increase Date, upon the fulfillment of the conditions set forth in Section 2.9(e), the Administrative Agent shall notify the Group Agents (including any New Lenders) and the Borrower, on or before 11:00 a.m., New York time, of the occurrence of the Incremental Loan Commitment Increase to be effected on such Incremental Loan Increase Date and shall record in the Register with the relevant information with respect to each Committed Lender that executes an Incremental Lender Confirmation and each New Lender on such date.

(e)Conditions to Effectiveness of Increase.  Any Incremental Loan Commitment Increase is subject to the occurrence of the Closing Date and the satisfaction of each of the following conditions on such Incremental Loan Increase Date:

(i)no Default or Event of Default shall have occurred and be continuing;

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(ii)immediately before and after giving effect to the Incremental Loan Commitment Increase, the Borrower is in pro forma compliance with the Borrowing Base Requirements;

(iii)no Sweep Event or Subject Fund Sweep Event has occurred and remains ongoing;

(iv)since the delivery of the most recent financial statements of the Borrower delivered pursuant to Section 5.3, no Material Adverse Effect has occurred or is continuing;

(v)the representations and warranties set forth in Section 4.1 and in each other Financing Document shall be true and correct in all material respects as of the Incremental Loan Increase Date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date);

(vi)the Administrative Agent shall have received a duly executed Incremental Loan Commitment Increase Notice and any fee letters entered into in connection with such Incremental Loan Commitment Increase;

(vii)the Administrative Agent shall have received for its own account, and for the account of each Incremental Loan Lender or New Lender (and any related new Conduit Lender) entitled thereto, all fees due and payable as of the Incremental Loan Increase Date pursuant to Section 2.3, and all costs and expenses, including costs, fees and expenses of legal counsel, for which invoices have been presented; provided that costs, fees and expenses of legal counsel may be subject to caps as agreed to between the Borrower and the relevant party;

(viii)if requested by an Incremental Loan Lender providing an Incremental Loan Commitment Increase on such Incremental Loan Increase Date, such Incremental Loans shall be evidence by a Note; and

(ix)the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Incremental Loan Increase Date signed by a Responsible Officer of the Borrower (x) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (y) certifying that each of the conditions set forth in this Section 2.9(e) have been met as of the Incremental Loan Increase Date.

(f)[Reserved].

(g)For the avoidance of doubt, no Incremental Loan Commitments (if any) shall result in any change to the Loan Maturity Date, Applicable Margin or fees applicable to the other Commitments of existing Lenders.

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(h)Conflicting Provisions.  This Section 2.9 shall supersede any provisions in Section 9.10 to the contrary.

2.10Addition of Subject Funds; Release of Subject Funds.

(a)Addition of Subject Funds.  (i) To the extent that no fewer than forty-five (45) days prior to the expiration of the Availability Period, the Available Borrowing Base is less than the Total Loan Commitment, the Lenders will permit the inclusion of additional Subject Funds with new or existing Investors (each, a “Potential New Fund”), subject to the terms and conditions precedent set forth in this Section 2.10 and in Section 3.4.  Following the later of (x) delivery of a complete set of transaction documents for the Potential New Fund and (y) the date upon which at least $2,500,000 of the applicable Investor’s funding commitment in respect of such Potential New Fund has been tranched or, with respect to any Potential New Fund in respect of which there is no Investor, such Potential New Fund owns $5,000,000 of Systems, (A) except as specified in clauses (B), (C), (D) and (E) below, the Administrative Agent acting at the direction of the Majority Group Agents shall have forty-five (45) days to conduct due diligence with respect to such Potential New Fund and determine, in their reasonable sole discretion, whether such Potential New Fund will, upon satisfaction of the conditions precedent set forth in Section 3.4, become a Subject Fund, (B) with respect to any Repeat Tax Equity Structure, the Administrative Agent acting at the direction of the Majority Group Agents shall have fifteen (15) Business Days to confirm the characterization of such Potential New Fund as a Repeat Tax Equity Structure, in which case, such Potential New Fund will, upon satisfaction of the conditions precedent set forth in Section 3.4, become a Subject Fund, (C) with respect to any Conventional Tax Equity Structure, the Administrative Agent acting at the direction of the Majority Group Agents shall have thirty (30) days to conduct due diligence with respect to such Potential New Fund and determine, in their reasonable sole discretion, whether such Potential New Fund will, upon satisfaction of the conditions precedent set forth in Section 3.4, as a Subject Fund, (D) with respect to any Other Financed Structure, the Administrative Agent acting at the direction of the Majority Group Agents shall have as much time as necessary to conduct such due diligence and determine in their reasonable direction, whether such Other Financed Structure will, upon satisfaction of the conditions precedent set forth in Section 3.4, become a Subject Fund and (E) with respect to any Other Non-Financed Structure, upon written notice to the Administrative Agent acting at the direction of the Majority Group Agents from the Borrower certifying that such Potential New Fund is an Other Non-Financed Structure, such Other Non-Financed Structure will, upon satisfaction of the conditions precedent set forth in Section 3.4, become a Subject Fund; provided, that (x) in no event shall the Administrative Agent be requested to review and consider (1) more than one Potential New Fund in any 30-day period; provided that multiple Potential New Funds having the same Investor (or multiple affiliated Investors) that the Administrative Agent determines employ structures that do not have any material differences shall be deemed to constitute one Potential New Fund for purposes of this clause (1); and provided further that Repeat Tax Equity Structures shall not count against the limitation set forth in this clause (1); or (2) any Potential New Fund during the occurrence and continuance of an Event of Default, and (y) upon acceptance or confirmation of any such Potential New Fund as a Subject Fund, the Administrative Agent shall designate such Potential New Fund as a full or partial Cash Sweep Fund or a Non-Cash Sweep Fund in Appendix 4 and

Kronor Loan Agreement

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for all purposes under this Agreement in accordance with the criteria set forth in the definition of “Cash Sweep Fund”.

(ii)Following review of any such Potential New Fund in consultation with the Borrower, the Administrative Agent shall notify the Borrower in writing of any designation or confirmation under clause (i) above that such Potential New Fund is acceptable for inclusion in the Available Borrowing Base, and such Potential New Fund shall become a Subject Fund subject to the terms of the Financing Documents upon the satisfaction by Borrower of each of the conditions precedent set forth in Section 3.4.

(iii)Simultaneously with the satisfaction of the conditions precedent set forth in Section 3.4, (A) the Administrative Agent shall update (x) Schedule 1.1(b) to include the new Managing Member(s) and the Equity Interests owned by such Managing Member(s), (y) Appendix 4 to include such new Subject Fund, its related Managing Member(s), the designation of the applicable Tax Equity Structure or Other Structure and whether it is a full or partial Cash-Sweep Fund or a Non-Cash-Sweep Fund and (z) Appendix 5 to include such new Subject Fund’s Project Documents and (B) in respect of any Other Non-Financed Structure, Administrative Agent and Borrower shall have agreed on the methodology for calculating the Inverter Required Deposit (as defined in the CADA) in respect of such Other Non-Financed Structure as contemplated in clause (ii) of the definition thereof.

(iv)For the avoidance of doubt, each Repeat Tax Equity Structure shall be designated as a full or partial Cash-Sweep Fund or a Non-Cash-Sweep Fund in accordance with the designation of the current Subject Fund to which it is substantially similar unless the Administrative Agent determines in its reasonable discretion in consultation with the Borrower and the Lenders that the provision(s) of such current Subject Fund that caused it to be designated a full or partial Cash-Sweep Fund or Non-Cash-Sweep Fund have been modified or eliminated so as to change the appropriate designation of such Repeat Tax Equity Structure.

(v)The Borrower will reimburse the Agents pursuant to Section 10.4 for their reasonable due diligence (if applicable) and legal expenses in connection with their review of any Potential New Fund (other than any Repeat Tax Equity Structure).

(b)Release of Subject Funds.  Subject to the consent of the Group Agents, which shall be provided at each Group Agent’s sole discretion, the Borrower may refinance the Net Cash Flow arising from one or more Subject Funds in whole but not in part.  At Borrower’s election, upon the prepayment of principal by the Borrower or addition of Subject Funds or Systems in an amount such that the removal of the Net Cash Flow of a Subject Fund (the “Released Fund”) from the calculation of the Available Borrowing Base would not cause the Outstanding Principal to exceed the pro forma Available Borrowing Base, as evidenced by a Borrowing Base Certificate delivered by Borrower to Administrative Agent giving pro forma effect to such prepayments or additions and the proposed removal of the Subject Fund, (i) the Released Fund shall no longer be subject to the Financing Documents, (ii) the Borrower shall be entitled to the release of the Collateral with respect to the Released Fund, and (iii) the Released Fund shall cease to be a Subject Fund under this Agreement.  Within five (5) Business Days of the release of such Collateral, Borrower shall cause the Managing Member related to the

Kronor Loan Agreement

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Released Fund to no longer be a Subsidiary of Borrower by selling, winding up or otherwise disposing of (including transferring Borrower’s Equity Interests in such Managing Member(s) to a third party, which may be an Affiliate of SolarCity) such Managing Member.

2.11Defaulting Lenders.

(a)Adjustments.  Notwithstanding any provision of this Agreement to the contrary, if any Committed Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Committed Lender is a Defaulting Lender:

(i)fees shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender pursuant to Section 2.3(a); and

(ii)the Loans and unused Commitments of such Defaulting Lender shall not be included in determining whether the Majority Group Agents have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.10).

(b)Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.2 shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Groups pro rata in accordance with the Group Limits hereunder.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.11(b) shall be

Kronor Loan Agreement

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deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing that a Committed Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Committed Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Groups in accordance with their Applicable Percentages, whereupon such Committed Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Committed Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Committed Lender will constitute a waiver or release of any claim of any party hereunder arising from that Committed Lender’s having been a Defaulting Lender.

2.12Extended Availability Period and Loans.

(a)The Borrower may by written notice to Administrative Agent (who shall provide a copy of such notice to the Lenders) received not less than twenty-four (24) months prior to the then-current Loan Maturity Date, request that the Availability Period be extended for up to an additional twelve months from the then-current ending date and that the Loan Maturity Date be extended for up to an additional twelve months (an “Extension Request”).

(b)Other than such extension of the scheduled maturity date of any payment of principal, the terms and conditions applicable to the Loans as extended shall be identical in all respects to the terms and conditions set forth in this Agreement (and any related provision or definition under this Agreement or any other Financing Document) with respect to the subject matter thereof.

(c)If all Group Agents have notified the Administrative Agent within thirty (30) days of receipt of such Extension Request of their agreement to the Extension Request, such Extension Request shall be granted.  No Group Agent shall have any obligation to agree to have any of the Loans related to its Group extended pursuant to any Extension Request.  To the extent that not all Group Agents approve an Extension Request, the Borrower shall have the right to replace each Committed Lender whose Group Agent voted not to approve such Extension Request, and add as “Committed Lenders” under this Agreement in place thereof, one or more Eligible Assignees as provided in Section 2.8(c).

(d)In connection with any Extension Request that is granted, the Loan Parties and the Collateral Agent shall enter into such amendments to the Collateral Documents as may be reasonably requested by the Collateral Agent (which shall not require any consent from any Lender) in order to ensure that the Loans as extended are provided with the benefit of the applicable Collateral Documents and shall deliver such other documents and certificates and

Kronor Loan Agreement

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opinions of counsel in connection therewith as may be reasonably requested by the Collateral Agent.

2.13Interest Rate Protection.

(a)On each Borrowing Date other than the initial Borrowing Date and, with respect to the Borrowings made on the initial Borrowing Date, no later than ten (10) Business Days thereafter, the Borrower shall have entered into one or more forward-starting interest rate swap agreements (each, an “Interest Rate Hedge Agreement”) with one or more Acceptable Hedge Banks (each such Acceptable Hedge Bank, an “Interest Rate Hedge Counterparty”), in form and substance reasonably acceptable to each such Interest Rate Hedge Counterparty and the Administrative Agent, with respect to an aggregate notional principal amount across all Interest Rate Hedge Agreements and Interest Rate Cap Agreements at least equal to the Outstanding Principal and not more than 105% of the Outstanding Principal, in each case after giving effect to the Loans requested to be made on such Borrowing Date, (i) the swap rate under which is equal to the Swap Rate in effect on the date thereof and (ii) the amortization schedule in respect of which is determined using the methodology used to calculate the Swap Rate, provided that the notional amount of each Interest Rate Hedge Agreement shall relate solely to the outstanding principal amount of Loans to be made on the related Borrowing Date in respect of a single Tax Equity Structure or Other Structure.

(b)Within three (3) Business Days of the occurrence of a Hedge Trigger Event and on each Borrowing Date thereafter, the Borrower shall have entered into one or more interest rate cap agreements (each, an “Interest Rate Cap Agreement”) with one or more Acceptable Hedge Banks (each such Acceptable Hedge Bank, an “Interest Rate Cap Counterparty”), in form and substance reasonably acceptable to each such Interest Rate Cap Counterparty and the Administrative Agent, with respect to an aggregate notional principal amount across all Interest Rate Caps and Interest Rate Hedge Agreements at least equal to the Outstanding Principal and not more than 105% of the Outstanding Principal, in each case after giving effect to the Loans requested to be made on any such Borrowing Date, (i) the sole payment obligation of the Borrower under which is a premium payable upon the execution of such Interest Rate Cap Agreement, (ii) the strike rate under which is not more than 2.0% and (iii) which provides for payments to the Borrower on each Scheduled Payment Date during the Availability Period, provided that the notional amount of each Interest Rate Cap Agreement shall relate solely to the outstanding principal amount of Loans in respect of a single Tax Equity Structure or Other Structure.

(c)The Borrower shall be responsible for all reasonable costs, fees and expenses incurred by the Interest Rate Protection Agreement Counterparties, the Administrative Agent, the Collateral Agent, the Lenders, the Borrower or otherwise in connection with the Interest Rate Protection Agreements entered into by the Borrower hereunder, including any reasonable costs, fees or expenses (including increased interest payments) incurred in connection with any unwinding, breach or termination of any Interest Rate Hedge Agreements (“Hedge Fix Fees”).  All payments by the Interest Rate Protection Agreement Counterparties under the Interest Rate Protection Agreements upon termination or otherwise shall be deposited into the Revenue Account.

Kronor Loan Agreement

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(d)The obligations of the Borrower to the Interest Rate Hedge Counterparties under each Interest Rate Hedge Agreement and all Hedge Fix Fees, shall be secured by the Security Documents, and shall rank pari passu with the obligations of the Borrower in respect of the Loans.

ARTICLE 3

CONDITIONS PRECEDENT

3.1Conditions Precedent to the Closing Date.  The obligation of each Committed Lender to make Loans and the effectiveness of this Agreement are subject to the prior satisfaction of each of the following conditions, in each case to the satisfaction of the Administrative Agent, each Group Agent and each of the Lenders (unless waived pursuant to Section 9.14(a)) on or prior to the Closing Date:

(a)Delivery to the Agents of each of the following Financing Documents, each duly executed and delivered by the parties thereto:

(i)this Agreement;

(ii)the CADA;

(iii)the Member Pledge;

(iv)the Security Agreement;

(v)the Fee Letters;

(vi)the Notes (if requested by a Lender); and

(vii)the LLC Agreements (amended and restated to comply with the provisions of this Agreement, as necessary).

(b)Each representation and warranty of the Borrower and each other Loan Party contained in Article 4 or any other Financing Document is true and correct in all material respects as of the Closing Date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date) other than those representations and warranties that are modified by materiality by their own terms, which shall be true and correct in all respects as of the Closing Date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all respects as of such earlier date).  With respect to each Subject Fund designated as such as of the Closing Date, the Tax Equity Representations are true and correct in all material respects as of the Closing Date, other than those Tax Equity Representations that are modified by materiality by their own terms, which shall be true and correct in all respects as of the Closing Date (unless such Tax Equity Representation relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date).

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(c)As of the Closing Date, no event shall have occurred and be continuing or would result from the consummation of the transactions contemplated by this Agreement or the other Financing Documents on the Closing Date that would constitute a Default or an Event of Default under this Agreement or would result from the Borrowing of the Loan or from the application of the proceeds therefrom.

(d)Delivery to the Administrative Agent and each Group Agent of the following:

(i)a secretary’s certificate, satisfactory in form and substance to the Administrative Agent, from each Loan Party and the Limited Guarantor, signed by each of its respective authorized Responsible Officers and dated as of the Closing Date, attaching and certifying as to the Organizational Documents of each such party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), and attaching and certifying as to the resolutions of the governing body of each such Person, the good standing, existence or its equivalent of each such party and of the incumbency of the Responsible Officers of each such Person;

(ii)a certificate from a Responsible Officer of each Loan Party certifying to (A) the representations and warranties made by such Loan Party (and in the case of the Borrower, for each Borrower Subsidiary Party) in each Financing Document to which it is a party being true and correct in all material respects as of the Closing Date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date), (B) the absence of a Default or an Event of Default, (C) the absence of any material breach by any Funded Subsidiary (unless identified as a Watched Fund) of any Project Documents to which it is a party, (D) the absence of a Bankruptcy Event with respect to each of SolarCity, each Loan Party and each Funded Subsidiary (unless identified as a Watched Fund), and (E) the satisfaction (or waiver by the Administrative Agent and each Lender) of all conditions precedent to the Closing Date in accordance with the terms and conditions hereof;

(iii)an opinion, dated as of the Closing Date, of Wilson Sonsini Goodrich & Rosati, counsel to the Loan Parties, the Borrower Subsidiary Parties and SolarCity, in form and substance reasonably acceptable to the Agents and each Group Agent; and

(iv)an opinion, dated as of the Closing Date, of Proskauer Rose LLP, special bankruptcy counsel to the Loan Parties, the Borrower Subsidiary Parties and SolarCity in form and substance reasonably acceptable to the Agents and each Group Agent.

(e)All Liens contemplated by the Collateral Documents to be created and perfected in favor of the Collateral Agent as of the Closing Date shall have been perfected, recorded and filed in the appropriate jurisdictions.

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(f)The Administrative Agent and the Collateral Agent shall have received (A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where a filing would need to be made in order to perfect the security interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral, (B) copies of the financing statements on file in such jurisdictions and evidence that no Liens exist on the Collateral other than Permitted Liens of the type set forth in clauses (b), (c) or (d) of the definition thereof and (C) copies of tax lien, judgment and bankruptcy searches in such jurisdictions.

(g)The UCC financing statements relating to the Collateral being secured as of the Closing Date shall have been duly filed in each office and in each jurisdiction where required in order to create and perfect the first Lien and security interest set forth in the Collateral Documents.  Each Loan Party shall have properly delivered or caused to be delivered to the Collateral Agent all Collateral that requires perfection of the Lien and security interest described above by possession or control, including delivery of original certificates representing all issued and outstanding Equity Interests in the Borrower and in each Managing Member along with blank transfer powers and proxies.

(h)All amounts required to be paid to or deposited with the Administrative Agent, the Collateral Agent, the Depositary, any Group Agent or any Lender under this Agreement or any other Financing Document, or under any separate agreement with such parties, and all taxes, fees and other costs payable in connection with the execution, delivery and filing of the documents and instruments required to be filed pursuant to this Section 3.1, shall have been paid in full (or in connection with such taxes, fees (other than fees payable to the Lenders or the Agents) and costs, the Borrower shall have made other arrangements acceptable to the Agents, the Depositary, the Group Agent or such Lender(s), as the case may be, in their sole discretion).

(i)The Agents and Group Agents shall have received all such documentation and information requested by the Agents and the Group Agents that is necessary (including the names and addresses of the Borrower, taxpayer identification forms, name of officers/board members, documents and copies of government-issued identification of the Borrower, the Member or owners thereof) for the Agents, the Group  Agents and each Lender to identify the Borrower, the Member or owners thereof in accordance with the requirements of the Patriot Act (including the “know your customer” and similar regulations thereunder).

(j)All Accounts required to be open as of the Closing Date under the CADA shall have been opened.

(k)The expenses incurred and invoiced as of or prior to the Closing Date shall have been paid by the Borrower or its Affiliates in accordance with Section 10.4.

(l)The Borrower shall have delivered the most recently available unaudited financial statements of the Borrower, each Borrower Subsidiary Party, each Subject Fund and the Limited Guarantor (with respect to the Limited Guarantor only, to the extent not otherwise publicly available) in form and substance satisfactory to the Administrative Agent in its sole discretion.

Kronor Loan Agreement

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(m)The Borrower shall have obtained all material approvals (to the extent required to have been obtained by such time) and all material consents of any Persons or modifications to Project Documents or Organizational Documents of any putative Subject Fund (including any Tax Equity Required Consent, except the [***] Tax Equity Required Consent), in each case that are necessary for its entry into the Financing Documents to which it is a party and implementation of the transactions contemplated in the Financing Documents, each of which is listed on Schedule 3.1(m).  Each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent.

(n)The Administrative Agent shall have received the Tax Equity Model for each Subject Fund intended to be included in the Available Borrowing Base on the first Borrowing Date.

(o)The Administrative Agent shall have received the most recently available fleet report of SolarCity, prepared by an Independent Engineer, in form and substance satisfactory to the Administrative Agent.

3.2Conditions Precedent to Each Borrowing.  The obligation of each Committed Lender to make any Loans is subject to the prior satisfaction of the following conditions (unless waived pursuant to Section 9.14(a)); provided, however, that there shall be no duplication with respect to the satisfaction of conditions precedent under Sections 3.1 and 3.2 if the Closing Date and a Borrowing Date occur on the same Business Day:

(a)All representations and warranties of the Loan Parties under the Financing Documents are true and correct in all material respects as of such Borrowing Date, other than those representations and warranties which are modified by materiality by their own terms, which shall be true and correct in all respects as of such Borrowing Date, (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date).

(b)No Default or Event of Default has occurred and is continuing or will result from the making of the Borrowing of such Loan.

(c)Delivery to the Administrative Agent and each Group Agent of a Borrowing Notice in accordance with Section 2.1(a)(iii) and a Borrowing Base Certificate and Aggregate Advance Model in accordance with Section 2.1(a)(iv).

(d)All Liens contemplated to be created and perfected in favor of the Collateral Agent pursuant to the Collateral Documents shall have been so created, perfected and filed in the applicable jurisdictions, including in respect of Borrower’s Equity Interest in the Managing Member(s) of any Subject Fund.

(e)All amounts for which reasonably detailed invoices have been received at least one (1) Business Day prior to the applicable Borrowing Date and that are required to be paid to or deposited with any Secured Party hereunder or under any other Financing Document, and all taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments required to be filed as a condition precedent to Section

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3.1 and this Section 3.2, shall have been paid in full (or shall be paid concurrently with the occurrence of such Borrowing) or arrangements for the payment thereof from the Loans shall have been made, which arrangements shall be acceptable to the Agents and the Group Agents.

(f)After giving effect to such proposed Borrowing and any Watched Fund identified in the Borrowing Base Certificate, the Borrower shall be in compliance with the Borrowing Base Requirements.

(g)No Material Adverse Effect has occurred or is continuing since the Closing Date, and, to the Borrower’s Knowledge, no event or circumstance exists that could reasonably be expected to result in a Material Adverse Effect.

(h)(i) No Sweep Event has occurred and is continuing and (ii) solely for purposes of determining whether the amount of the requested Borrowing would cause the Outstanding Principal (including the amounts of the requested Borrowing) to exceed the Available Borrowing Base, each Subject Fund in respect of which a Subject Fund Sweep Event has occurred and is continuing shall be deemed to have an Advance Rate of 0%, and the Borrowing Notice, Borrowing Base Certificate and Aggregate Advance Model delivered by the Borrower pursuant to Section 3.2(c) shall reflect such Advance Rate of 0%.

(i)[Reserved.]

(j)No Bankruptcy Event shall have occurred with respect to SolarCity.

(k)The conditions precedent set forth in Section 3.3 with respect to any Current Systems have been satisfied in all respects as of the Borrowing Date.

(l)All Accounts shall be funded in the amounts then required in accordance with the terms of the CADA.

(m)Other than with respect to the initial Borrowing, the Borrower shall have entered into all Interest Rate Protection Agreements required to have been entered into on such Borrowing Date under Section 2.13.

3.3Conditions Precedent to Addition of Current Systems to Available Borrowing Base.

(a)[Reserved].

(b)To the extent not previously delivered to the Administrative Agent, for the benefit of each Lender, delivery (which delivery may be made electronically through using File Transfer Protocol (FTP) or Hypertext Transfer Protocol Secure (HTTPS)) to the Administrative Agent, for the benefit of each Lender, of true, correct and complete copies of (A) [Reserved], (B) each Customer Agreement for each Current System, (C) the System Consolidator and (D) any other data, documentation, analysis or report reasonably requested by the Administrative Agent with respect to such Systems or the associated Host Customers and commercially available to the Borrower, in each case with respect to a Current System.

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(c)[Reserved].

(d)Each Current System shall (i) be a System subject to a Subject Fund and (ii) (x) is a PTO System or (y) is an Inspected System, in each case, which shall have been funded by the applicable Investor (if any) to the extent then required pursuant to the applicable Project Document.

(e)As reasonably requested by any Group Agent for informational purposes only, to the extent not otherwise publicly available and in possession of the Borrower or its Affiliates, the Borrower has delivered to such Group Agent financial statements and/or credit reports with respect to a Current System with a commercial Host Customer that does not have a publicly available rating from a recognized national rating agency that was current as of the date that the Customer Agreement corresponding to such Current System was executed.

3.4Conditions Precedent to Inclusion of New Subject Fund.

The inclusion of any Potential New Fund as a Subject Fund is subject to the satisfaction of the following conditions precedent:

(a)[Reserved].

(b)The Borrower has delivered to the Administrative Agent (or provided the Administrative Agent access to an online data room that contains) true, complete and correct copies of the following): (i) a complete set of Project Documents for the Potential New Fund, (ii) if such Potential New Fund is a Repeat Tax Equity Structure, redline comparisons of the transactions documents for the potential new fund marked against the transaction documents of the current Subject Fund to which it is substantially similar, (iii) the Tax Equity Model (if any) for the Potential New Fund and the revised Aggregate Advance Model including the Potential New Fund and (iv) any other data, documentation, analysis or report reasonably requested by the Administrative Agent with respect to such Potential New Fund.

(c)Borrower has delivered to the Administrative Agent either (i) written confirmation that the transaction documents of such Potential New Fund do not contain any “cash sweep” provision that would have the effect of (A) reducing any Managing Member’s cash distribution percentage, (B) increasing the Investor’s cash distribution percentage or (C) limiting, suspending or otherwise diverting cash distributions (whether temporarily, pursuant to an escrow or similar arrangement, or permanently) that would otherwise be payable to any Managing Member or (ii) written notice of the existence of such “cash sweep” provision and a written explanation of the events or circumstances that would give rise to a cash sweep, including whether in Borrower’s opinion, such “cash sweep” is either a full or a partial sweep.

(d)The Administrative Agent and Majority Group Agents have conducted due diligence with respect to such Potential New Fund in consultation with the Borrower or, if applicable, confirmed the Borrower’s characterization of a Potential New Fund as a Repeat Tax Equity Structure, and the Administrative Agent has given the Borrower written notice in accordance with Section 2.10 that the Administrative Agent and the Majority Group Agents have

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accepted such Potential New Fund and designated such Potential New Fund as a full or partial Cash-Sweep Fund, a Non-Cash-Sweep Fund or an Other Structure.

(e)If the Project Documents in respect of such Potential New Fund contain a Purchase Option, the first date on which such Purchase Option is exercisable occurs no earlier than the first anniversary of the then-current Loan Maturity Date.

(f)[Reserved].

(g)[Reserved].

(h)The Borrower has delivered an Officer’s Certificate duly executed by a Responsible Officer of the Borrower (i) making the Tax Equity Representations, Repeat Tax Equity Structure Representations or Other Structure Representations, as the case may be and (ii) certifying that each representation and warranty of the Borrower contained in Article 4 is true and correct in all material respects as of the date of such Officer’s Certificate (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date) other than those representations and warranties that are modified by materiality by their own terms, which shall be true and correct in all respects as of the date of such Officer’s Certificate (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all respects as of such earlier date).

(i)Such Potential New Fund would not be a Watched Fund if it were included in the Available Borrowing Base.

(j)Borrower shall have delivered or caused to be delivered (A) with respect to any Tax Equity Structure, a Tax Equity Required Consent for such Subject Fund, to the extent reasonably deemed necessary by the Administrative Agent following due diligence in accordance with Section 2.10 and (B) with respect to any Other Structure, all consents required by the Agents.

(k)No Default or Event of Default has occurred and is continuing or will result from the inclusion of the Potential New Fund as a Subject Fund.

(l)Each Managing Member, if any, of the Subject Fund is a wholly-owned direct Subsidiary of Borrower.

(m)Each of the conditions set forth in Section 5.16 have been satisfied.

(n)Each of the conditions set forth in Sections 3.1(d)(iii) and (iv) and 3.1(f) shall have been satisfied with respect to such Subject Fund; provided that for purposes of this Section 3.4(n), the legal opinions referred to in Sections 3.1(d)(iii) and (iv) shall be in form and substance reasonably acceptable to the Agents and the Majority Group Agents.

(o)With respect to any Potential New Fund that is an Inverted Lease Structure or an Other Non-Financed Structure, such Potential New Fund shall have granted to the Collateral

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Agent, pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent and the Majority Group Agents, a security interest in substantially all assets of such Potential New Fund (other than Excluded Revenue and other customary excluded assets).

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1Representations and Warranties.  The Borrower represents to each Agent, Group Agent and the Lenders as of the date such representations are given, including each Borrowing Date (other than representations that specifically relate to an earlier date and solely with respect to Subject Funds that include Current Systems in respect of which Loans are actually funded on such Borrowing Date) and, with respect to clauses (e), (f), (i), (k), (p), (s), (t) and (u) only, each Scheduled Payment Date:

(a)Organization.  (i)  Each Loan Party and Borrower Subsidiary Party (i) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite government licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) execute, deliver and perform its obligations under the Financing Documents to which it is a party, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (ii)(A) or (iii), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

(ii)The only holder of Equity Interests in the Borrower is the Member and (A) there are no outstanding Equity Interests with respect to the Borrower and (B) there are no outstanding obligations of the Borrower to repurchase, redeem, or otherwise acquire any membership or other equity interests in the Borrower or to make payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower.  The Borrower is authorized to issue and has issued only one class of membership interests.

(iii)The only holder of Equity Interests in each Managing Member and Lessor is the Borrower and (A) there are no outstanding Equity Interests with respect to each Managing Member or Lessor and (B) there are no outstanding obligations of any Managing Member or Lessor to repurchase, redeem, or otherwise acquire any membership or other equity interests in such Managing Member or Lessor or to make payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market value or equity value of such Managing Member or Lessor. Each Managing Member and Lessor is authorized to issue and has issued only one class of membership interests.

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(iv)The LLC Agreement of the Borrower and each of the other LLC Agreements comply with Section 5.13.

(b)Authorization; No Conflict.  Each Loan Party and each Borrower Subsidiary Party has duly authorized, executed and delivered each Financing Document to which it is a party, and neither such entity’s execution and delivery thereof nor the performance thereof (i) will be in conflict with or result in a breach of such entity’s Organizational Documents; (ii) will materially violate any other Legal Requirement applicable to or binding on such Loan Party or any of their respective properties; (iii) will result in any breach of or constitute any default under, or result in or require the creation of any Lien (other than Permitted Liens) upon any of the Collateral under any agreement or instrument to which it is a party or by which it or any of the Collateral may be bound or affected; or (iv) will require the consent or approval of any Person, which has not already been obtained.

(c)Enforceability.  Each Financing Document to which a Loan Party or a Borrower Subsidiary Party is a party is a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and subject to general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).  None of the Financing Documents to which a Loan Party or Borrower Subsidiary Party is a party has been amended or modified since the later to occur of (i) the Closing Date or (ii) the immediately preceding Borrowing Date except in accordance with this Agreement and as permitted under Section 6.10(a).

(d)ERISA.  Neither the Borrower nor any ERISA Affiliate sponsors, maintains, administers, contributes to, participates in, or has any obligation to contribute to or any liability under, any Pension Plan.  The Borrower and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and the Code with respect to any Pension Plan.  Without limiting the generality of the foregoing, there has been no and there is not reasonably expected to be any ERISA Event.

(e)Taxes.  Each Loan Party and Borrower Subsidiary Party has filed, or have caused to be filed with the appropriate tax authority, all federal, State and local tax returns that it is required to file and has paid or has caused to be paid all taxes it is required to pay to the extent due; provided, however, that any such Person may contest in good faith any such taxes and, in such event, may permit the taxes so contested to remain unpaid during any period, including appeals, when such Loan Party is in good faith contesting the same, so long as, to the extent the amount of all disputes being contested exceeds Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate, (i) adequate reserves to the extent required by GAAP have been established to the satisfaction of the Administrative Agent; (ii) enforcement of the contested tax is effectively stayed for the entire duration of such contest; and (iii) any tax determined to be due, together with any interest or penalties thereon, is paid when due after resolution of such contest.  There is no action, suit, proceeding, investigation, audit or claim now pending by a taxing authority regarding any taxes relating to the Loan Parties and Borrower Subsidiary Parties that could, if made, individually or in the aggregate have a Material Adverse Effect.

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(f)Business.  The Borrower has not conducted any business other than acquisition, construction, installation, lease, ownership of, and sale of energy from, and the operation, management, maintenance and financing of, the Systems and activities related or incident thereto (including those contemplated by the Borrower’s Operative Documents or the applicable Funded Subsidiary’s organizational documents).  The Borrower does not have any outstanding Debt or other material liabilities, including liabilities for taxes of material commitments that would have been required to appear on the financial statements of the Borrower in accordance with GAAP applied on a consistent basis, had such financial statements been prepared as of the Closing Date.  The Borrower is not a party to or bound by any material contract other than the Operative Documents to which it is a party, this Agreement, the LLC Agreements, the other Financing Documents and any other agreement permitted by the forgoing.

(g)Collateral.  The security interests granted to the Collateral Agent pursuant to the relevant Collateral Documents in the Collateral (i) constitute as to personal property included in such Collateral and, with respect to subsequently acquired personal property included in such Collateral, will constitute, a first priority perfected security interest and Lien subject to no other Liens except (A) with respect to the Collateral of any Subject Fund that is an Inverted Lease Structure or an Other Non-Financed Structure, Permitted Liens and (B) with respect to all other Collateral, Permitted Liens of the type set forth in clauses (b), (c) or (d) of the definition thereof; and (ii) are, and, with respect to such subsequently acquired property, will be, as to such Collateral perfected under each applicable UCC financing statement subject to no other Liens except (A) with respect to the Collateral of any Subject Fund that is an Inverted Lease Structure or an Other Non-Financed Structure, Permitted Liens and (B) with respect to all other Collateral, Permitted Liens of the type set forth in clauses (b), (c) or (d) of the definition thereof.

(h)No Default.  No Loan Party is in default under or with respect to any agreement, instrument or other undertaking that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Financing Document.

(i)Margin Regulations; Investment Company Act.

(i)Federal Reserve Regulations.  The Borrower is not engaged and will not engage, principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying Margin Stock.

(ii)Investment Company Act. None of the Borrower, Member, the Limited Guarantor or any Borrower Subsidiary Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940 and is not relying on any exemption under Section 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940.

(j)Litigation.  There are no instituted, pending or, to the Borrower’s Knowledge, threatened actions, suits or proceedings of any kind, including actions, suits or proceedings by or

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before any Governmental Authority, against a Loan Party or any business, property or rights of a Loan Party (i) that pertain to this Agreement or any of the other Financing Documents or (ii) that, if adversely determined against such Person, could, reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(k)Disclosure.  (i) The Borrower has disclosed to the Administrative Agent, the Group Agents and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of the Borrower Subsidiary Parties is subject, and all other matters specific to any such Person known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, (ii) all written information that has been made available by the Loan Parties or their Affiliates to any Secured Party in connection with the transactions contemplated by this Agreement and the other Financing Documents (such information to be taken as a whole, including updated or supplemented information), or that has been furnished by the Loan Parties or their Affiliates to any third party in connection with the preparation and delivery by such third party of a report or certificate to any Secured Party, is complete and correct in all material respects, and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading under the circumstances in which they are made, and (ii) to the Borrower’s Knowledge, each third party report or certificate furnished by or on behalf of the Borrower to any Secured Party, is complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading under the circumstances in which they are made; provided, however, that in each case no representation or warranty is made with respect to projections, assumptions or other forward-looking statements provided by or on behalf of the Borrower with respect to the Aggregate Advance Model other than as provided in Section 4.1(p).

(l)[Reserved].

(m)Capital Structure.  The Equity Interests of Borrower and each Funded Subsidiary have been duly authorized and validly issued and, except as otherwise provided for in such Person’s operating agreement, are fully paid and non-assessable.  Except as set forth in a Funded Subsidiary’s operating agreement, there is no existing option, warrant, call, right, commitment or other agreement to which any Funded Subsidiary is a party requiring, and there is no membership interest, partnership interest, or other Equity Interests of Borrower or a Funded Subsidiary outstanding which upon conversion or exchange would require, the issuance by such Person of any additional membership interests, partnership interests or other Equity Interests of such Person or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest, a partnership interest or other Equity Interest of such Person.

(n)Compliance with Law.  Each of the Borrower, each Funded Subsidiary and, solely with respect to Current Systems, SolarCity, has complied in all material respects with all applicable Legal Requirements, including federal, State and local consumer protection laws.

(o)No Other Bank Accounts.  The Borrower and the Managing Members have no deposit or securities other than the Accounts and the Operating Account.

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(p)Projections.  The Borrower has disclosed to the Administrative Agent the assumptions upon which the Aggregate Advance Model is based, and the Net Cash Flows and other projections in the Aggregate Advance Model submitted to the Administrative Agent on the Borrowing Date (i) are based on good faith estimates and commercially reasonable assumptions as to all factual matters material thereto and (ii) are generally consistent with the Project Documents, the Tax Equity Model, and other adjustments as approved by the Administrative Agent; provided, however, that (A) neither the Aggregate Advance Model, nor the assumptions set forth therein are to be viewed as facts and that actual results during the term of the Loans may differ from the Aggregate Advance Model, and that the differences may be material, and (B) the Borrower believed in good faith that the Aggregate Advance Model as of the relevant Borrowing Date was reasonable and attainable.

(q)Solvency.  Immediately after the consummation of the transactions to occur on the Closing Date and immediately following the making of each Loan, and after giving effect to the application of the proceeds thereof, each Loan Party is solvent within the meaning given to such term under applicable law relating to fraudulent transfers and conveyances, including that (i) the fair value of the assets of each Loan Party, at fair valuation, will exceed its respective debts and liabilities, subordinated, contingent or otherwise, (ii) the present saleable value of the property of such Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) the Borrower has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (iv) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

(r)Sanctioned Persons.  (i) No Loan Party nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of a Loan Party, is (A) currently subject to any U.S. sanctions administered by OFAC or (B) located, organized or residing in any Designated Jurisdiction; (ii) no Loan Party nor, to the actual knowledge of the Borrower, any director, officer, agent, employee or Affiliate of a Loan Party, is or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the target of U.S. sanctions or who is located, organized or residing in any Designated Jurisdiction; (iii) no Loan, nor any part of the proceeds from any Loan, has been used or will be used, directly or indirectly, to lend, contribute, provide or otherwise make funds available in violation of the United States Foreign Corrupt Practices Act of 1977, as amended; and (iv) to the actual knowledge of the Borrower, no Loan, nor any part of the proceeds from any Loan, has been used or will be used, directly or indirectly, to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any U.S. sanctions, or in any other manner that will result in any violation by any Person (including any Lender, Group Agent, the Joint Lead Arrangers, or any Agent) of U.S. sanctions.

(s)OFAC. None of the Borrower or any of its Subsidiaries or, to the Borrower’s Knowledge or the knowledge of its Subsidiaries, any director, officer, employee, agent, affiliate

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or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (a) currently the subject or target of any Sanctions, (b) included in OFAC’s list of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (c) located, organized or resident in a Designated Jurisdiction.

(t)Anti-Corruption Laws. The Borrower and its Subsidiaries have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Laws.

(u)Environmental Compliance.  To the Borrower’s Knowledge there is no: (i) past or existing material violation of any Environmental Law by any Person relating in any way to any Funded System; (ii) Environmental Claim pending or, to the Borrower’s Knowledge, threatened against any Funded System, or Current System in the applicable Current System Group, Borrower or any Funded Subsidiary; and (iii) to the Borrower’s Knowledge, events, conditions or circumstances that would reasonably be expected to form a basis for an Environmental Claim against any Funded System, or Current System in the applicable Current System Group, Borrower or Funded Subsidiary with respect thereto.

(v)Regulatory Matters.  As of the date title to a Current System was transferred to the applicable Funded Subsidiary, such Current System is a qualifying small power production facility pursuant to Section 292.203(a) of FERC’s regulations with a power production capacity of less than 20 MW and, to the extent required under FERC regulations to preserve such status, the applicable Funded Subsidiary or an Affiliate thereof shall have filed with FERC a notice of self-certification, or obtained from FERC an order granting certification, with respect to such status.

ARTICLE 5

AFFIRMATIVE COVENANTS OF BORROWER

The Borrower covenants and agrees that so long as this Agreement is in effect, unless the Administrative Agent (or if so specified, the Majority Group Agents) waives compliance in writing, the Borrower shall:

5.1Use of Proceeds.  Use the proceeds of the Loans solely (a) to make Restricted Payments to the Borrower’s direct or indirect owners for any working capital purposes (including repaying certain outstanding Debt of the Borrower’s Affiliates on the Closing Date), (b) to pay fees (including the Commitment Fees), costs and expenses, or deposit amounts in the Accounts, as required under the Financing Documents .

5.2Notices.  Promptly, upon acquiring notice or giving notice, as the case may be, or obtaining the Borrower’s Knowledge thereof, give written notice to the Administrative Agent of:

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(a)any litigation, Environmental Claim, action or proceeding pending or, to the Borrower’s Knowledge, threatened against the Borrower or a Funded Subsidiary, (i) involving claims against the Borrower or a Funded Subsidiary that would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Funded Systems or any Subject Fund or on the legality, validity or enforceability of the operating agreement of a Partnership, Lessor or Lessor Partnership in a Subject Fund, the master lease in a Subject Fund, the EPC, master purchase agreement or equity capital contribution agreement in a Subject Fund or any guaranty agreement by SolarCity in favor of an Investor or other party with respect to a Subject Fund, or claims against any Agent, any Lender or any Group Agent, (ii) seeking any material injunctive, declaratory or other equitable relief, or (iii) instituted for the purpose of revoking, terminating, suspending, withdrawing, modifying or withholding any applicable Permit that would reasonably be expected to have a Material Adverse Effect;

(b)any dispute or disputes between the Borrower or a Funded Subsidiary, on the one hand, and any Person, on the other hand, that would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Funded Systems or any Subject Fund or on the legality, validity or enforceability of the operating agreement of a Partnership or Lessor Partnership in a Subject Fund, the master lease in a Subject Fund, the EPC, master purchase agreement or equity capital contribution agreement in a Subject Fund or any guaranty agreement by SolarCity in favor of an Investor or other party with respect to a Subject Fund and that involve (i) claims against the Borrower or a Funded Subsidiary, (ii) injunctive or declaratory relief, or (iii) revocation, material modification, or suspension of any applicable Permit or imposition of additional material conditions with respect thereto;

(c)any Default or Event of Default that has occurred and is continuing (and any notice thereof shall be entitled “Notice of Default” or “Notice of Event of Default”), which notice shall (i) describe with particularity any and all provisions of this Agreement and any other Financing Document that have been breached and (ii) be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto;

(d)any matter that has, or would reasonably be expected to have, a Material Adverse Effect or a material adverse effect on the Funded Systems or any Subject Fund or on the legality, validity or enforceability of the operating agreement of a Partnership or Lessor Partnership in a Subject Fund, the master lease in a Subject Fund, the EPC, master purchase agreement or equity capital contribution agreement in a Subject Fund or any guaranty agreement by SolarCity in favor of an Investor or other party with respect to a Subject Fund;

(e)(i) the occurrence of any event that would reasonably be expected to give rise to a right to remove and/or replace a Managing Member, (ii) the occurrence of, or notice given or received by a Funded Subsidiary in respect of, any material breach, default or claim under a Project Document and (iii) notice of any material event of default or termination given to or received by a Funded Subsidiary under any Project Document;

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(f)the adoption of or participation in any Pension Plan, or intention to adopt or participate in any Pension Plan, by the Borrower or an ERISA Affiliate, or the occurrence of any ERISA Event;

(g)Borrower having received notice or otherwise having obtained knowledge of any material inaccuracy of any Eligibility Representation, Tax Equity Representation or Other Structure Representation that was made by it pursuant to this Agreement or in any certificate (solely as of the time such Eligibility Representation was made);

(h)any material change in SolarCity’s or any Subject Fund’s methodology for conducting appraisal and determining concluded fair market value; and

(i)any material change in SolarCity’s or any Subject Fund’s (i) energy production methods or (ii) inspection and quality control processes, in each case, that would reasonably be expected to result in a Material Adverse Effect.

5.3Portfolio Reports; Financial Statements.  Deliver to the Administrative Agent (or cause to be delivered to the Administrative Agent) for further distribution to each Group Agent:

(a)Each fiscal quarter, no later than ten (10) Business Days following the date of delivery to any Investor, for each Subject Fund, (i) the quarterly reporting package as is required to be delivered to any Investor under a Subject Fund’s maintenance services agreement, or (ii) to the extent delivered to an Investor under a Subject Fund for such quarter, copies of such other quarterly reporting package compiled by SolarCity’s asset management group with respect to a Subject Fund’s performance.

(b)Each fiscal quarter, no later than ten (10) Business Days following the date of delivery to the Administrative Agent of the quarterly reporting package required pursuant to Section 5.3(a), for each Subject Fund, each of the following:

(i)detailed accounts receivable aging taken directly from the source system, including that are maintained by any third-party servicer;

(ii)detailed trial balance taken directly from the source system; and

(iii)suspense cash summary and aging.

(c)Each fiscal quarter, no later than ten (10) Business Days following the latest due date of a Subject Fund to deliver a quarterly reporting package to an Investor under the applicable maintenance services agreement, a consolidated report for all Subject Funds, including (i) financing deployment status by Subject Fund or, with respect to any Other Structure in respect of which there is no Investor, within forty-five (45) days following the end of each quarter, (ii) aggregated portfolio profile by credit composition, market composition and customer location, (iii) the cumulative amount of billed Customer Payments delinquent for 120 days or more with respect to each Subject Fund, and (iv) a summary and commentary with respect to the status of Customer Agreements that are greater than 120 days past due, to the extent not provided elsewhere within any other item delivered pursuant to Section 5.3(a).

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(d)No later than ten (10) Business Days following the date of delivery to any Investor or, with respect to any Other Structure in respect of which there is no Investor, within forty-five (45) days following the end of each year, duplicate copies of any annual reporting package required to be delivered to any Investor with respect to a Subject Fund pursuant to the Subject Fund’s maintenance services agreement.

(e)As soon as available but no later than forty-five (45) days after the close of each quarterly fiscal period, quarterly unaudited consolidated financial statements of the (A) the Borrower, (B) SolarCity (if such financial statements are not otherwise publicly available), which such financial statements shall include a footnote to indicate the separateness of Borrower from SolarCity and will indicate that the obligations hereunder are non-recourse to the general credit of SolarCity, (C) each Managing Member (provided, that unaudited consolidating financial statements of the Borrower showing entries on an individual basis with respect to each Managing Member shall satisfy this clause (C)), and (D) each Subject Fund, in each case prepared by the issuing entity in accordance with GAAP and certified by the chief financial officer of the issuing entity as of the end of such period, including a balance sheet and the related statement of income, stockholders’ or member’s equity and cash flows, in each case setting forth comparative figures for the corresponding periods from the prior year, to the extent available; provided, no quarterly financial statements shall be due with respect to the fourth quarter of the fiscal year.

(f)As soon as available but no later than one hundred twenty (120) days after the close of each applicable fiscal year, the audited financial statements, including a balance sheet and the related statement of income, stockholders’ or member’s equity and cash flows, and any footnotes thereto, in each case setting forth comparative figures for the prior year, to the extent available, of (A) the Borrower, as certified by Novogradac & Company LLP or another nationally-recognized independent certified public accountant selected by Borrower and reasonably acceptable to the Administrative Agent, (B) SolarCity (if such financial statements are not otherwise publicly available), which such financial statements shall include a footnote to indicate the separateness of Borrower from SolarCity and will indicate that the obligations hereunder are non-recourse to the general credit of SolarCity, and as certified by a nationally-recognized independent certified public accountant, and (C) each Managing Member, as certified by Novogradac & Company LLP or another nationally-recognized independent certified public accountant selected by Borrower and reasonably acceptable to the Administrative Agent (provided, that audited consolidating financial statements of the Borrower showing entries on an individual basis with respect to each Managing Member shall satisfy this clause (C)), and (D) each Subject Fund, as certified by Novogradac & Company LLP or another nationally-recognized independent certified public accountant selected by the applicable Subject Fund pursuant to its operating agreement; provided, the accountant certifications accompanying such audited financial statements shall not be qualified, or limited because of restricted or limited examination by such accountant of any material portion of the records of any entity.  Such audited financial statements shall be certified by the chief financial officer or other similar officer of the issuing entity as of the end of such period.

(g)Concurrently with any delivery of the financial statements described in clauses (e) or (f) above, a certificate signed by an authorized Responsible Officer of the Borrower certifying

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that such Responsible Officer has made or caused to be made a review of the transactions and financial condition of the Borrower during the relevant fiscal period and that, to the knowledge of such Responsible Officer, no Default or Event of Default exists or if any such event or condition existed or exists, the nature thereof and the corrective actions that the Borrower has taken or proposes to take with respect thereto.

(h)The Group Agents shall have the right to make inquiries with respect to any items delivered pursuant to this Section 5.3 and discuss the same with Responsible Officers of SolarCity, the Borrower, or the Funded Subsidiaries, as applicable.  Any such inquiries shall be coordinated by and delivered to the Borrower by the Administrative Agent; provided, that for so long as an Event of Default has occurred and is ongoing, such inquiries may be made by a Lender directly to the Borrower.

5.4Reports; Other Information.

(a)Deliver to the Administrative Agent, for the benefit of each Group Agent and each Lender, promptly after the receipt or delivery thereof copies of any notices of material default pursuant to a Project Document provided to or issued by any Investor party to a Project Document.

(b)Deliver to the Administrative Agent, for the benefit of each Group Agent and each Lender, copies of any material documents and reports related to the Funded Systems furnished to the Borrower or a Funded Subsidiary by a Governmental Authority or by any counterparty to a Project Document (other than reports already delivered pursuant to Section 5.3(a)), or furnished by the Borrower to such Governmental Authority or such counterparty.

(c)Deliver to the Administrative Agent, for the benefit of each Group Agent and each Lender, promptly after receipt thereof a copy of any “management letter” received by the Borrower or any Funded Subsidiary from its independent accounts and management’s response thereto.

(d)Deliver to the Administrative Agent, for the benefit of each Group Agent and each Lender, no later than three (3) Business Days after delivery to the applicable Investor, any True-Up Reports and models in connection therewith (however such models may be defined under any LLC Agreement or other Project Document) delivered to an Investor in a Subject Fund.

(e)Deliver to the Administrative Agent, for the benefit of each Group Agent and each Lender, no later than one hundred twenty (120) days after the close of each applicable fiscal year, copies of the Certification Pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002 as it relates to the audited financial statements of SolarCity (if such certifications are not otherwise publicly available).

(f)Upon the written request of the Administrative Agent, perform a credit assessment on any Non-Investment Grade Commercial Host Customer or Shadow Rated Commercial Host Customer for a Commercial System exceeding 5 mW in nameplate capacity and deliver the results thereof to the Administrative Agent.

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(g)[Reserved].

(h)Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Funded Subsidiary, including any information requested with respect to any Borrowing Base Certificate, Aggregate Advance Model or material attached thereto, previously submitted by the Borrower, or compliance with the terms of any Operative Document or Customer Agreement, as the Administrative Agent or any Lender may reasonably request.

(i)As and when available (but not less than once per calendar year), the Borrower shall deliver an Independent Engineer’s report in substantially the same form, and regarding substantially the same substance, as the Independent Engineer’s report provided to the Administrative Agent pursuant to Section 3.1(o).

5.5Existence, Conduct of Business.  Except as otherwise expressly permitted under this Agreement: (a) do or cause to be done all things required to maintain and preserve and keep in full force its existence as a Delaware limited liability company; (b) do or cause to be done, and cause each Borrower Subsidiary Party to do or cause to be done, all things required to obtain, maintain, preserve, renew, extend and keep in full force and effect all material rights, licenses, authorizations, privileges, franchises and applicable Permits necessary to the conduct of such Person’s business; (c) take all Relevant Member Action to cause each Subject Fund to do or cause to be done, all things required to obtain, maintain, preserve, renew, extend and keep in full force and effect all material rights, licenses, authorizations, privileges, franchises and applicable Permits necessary to the conduct of such Person’s business; (d) perform all of its obligations under the Operative Documents and all other material agreements and contracts by which Borrower is bound; and (e) to engage only in the ownership of the Funded Subsidiaries and activities related or incident thereto.

5.6Books, Records, Access.

(a)Maintain books, accounts and records with respect to the Borrower on a consolidated basis in accordance with GAAP and in material compliance with applicable law and the regulations of any Governmental Authority having jurisdiction thereof.

(b)At any time during normal business hours and upon ten (10) Business Days’ prior written notice to the Borrower (and at any hour and without prior written notice if any Event of Default has occurred and is continuing), but so long as no Event of Default has occurred and is continuing, no more frequently than once per six (6) consecutive calendar month period:

(i)Permit any representatives, employees, consultants, advisers or agents of the Administrative Agent to visit the premises of the Borrower, SolarCity, and any third-party servicer to inspect all of the Borrower’s, Member’s, each Funded Subsidiaries’ books, accounts, records and properties and make copies thereof (subject to clause (e) below); and review the management and accounting of the subject financing, including the Subject Funds.

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(ii)Provide an audit view of SolarWorks or provide such documents, materials or records if not already available in SolarWorks or otherwise provided to the Administrative Agent pursuant to the terms herein, as necessary to determine compliance with the Eligibility Representations.

(c)The Administrative Agent, Borrower and the Limited Guarantor each agree to cooperate in good faith to develop a mutually agreeable process to periodically conduct sampling and testing of financial processes and reports of the Funded Subsidiaries, including the ability of any representative of any Agent to discuss the affairs, finances and condition of the Borrower and the Funded Subsidiaries with the officers thereof and independent accountants therefor.

(d)Reimburse the Administrative Agent for the out of pocket expenses incurred in connection with Section 5.6(b) by the Administrative Agent and its representatives; provided, that such expenses shall be agreed to by the Borrower and the Administrative Agent in advance on commercially reasonably terms, and provided, further, that notwithstanding anything to contrary herein, any expenses incurred pursuant to Section 5.6(b) by the Administrative Agent during the occurrence of an Event of Default shall be for the account of the Borrower and not subject to any limitations set forth herein or elsewhere.

(e)Notwithstanding the information disclosure obligations discussed above, any inspection of the Project Documents or any other agreement affiliated with a Subject Fund pursuant to Section 5.6(b) shall be limited to review by the counsel of the Administrative Agent and will not be copied, sent by mail, fax, electronic mail or any other transmission, or distributed to any Group Agent, any Lender or its counsel without the express written consent of the Borrower, such consent not to be withheld if the applicable Group Agent or Lender and its counsel are subject to a nondisclosure agreement of reasonable terms with SolarCity specifically referencing the review of Project Documents.

5.7Preservation of Rights; Further Assurance.

(a)Use commercially reasonable efforts to maintain in full force and effect, preserve, protect and defend the material rights of each Funded Subsidiary in a Subject Fund, and take all actions necessary to prevent termination or cancellation (except as permitted by the Operative Documents) by, and enforce against, other parties the material terms of each Project Document of the applicable Subject Fund, including enforcement of any claims with respect thereto; provided that with respect to a Partnership or a Lessor Partnership, the Borrower shall be in compliance with this Section 5.7(a) if each Managing Member for such Partnership or Lessor Partnership is in compliance with its fiduciary obligation under the applicable operating agreement of the Partnership or the Lessor Partnership, as the case may be.

(b)Preserve and maintain the security interests granted under the Collateral Documents and undertake all actions that are necessary or appropriate to (i) maintain the Collateral Agent’s security interest in the Collateral in full force and effect at all times (including the priority thereof), (ii) preserve and protect the Collateral and (iii) protect and enforce the Borrower’s rights and title and the rights of the Collateral Agent and the other Secured Parties to the Collateral, including the making or delivery of all filings and recordations, the payment of all fees and other charges and the issuance of supplemental documentation.

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(c)From time to time as reasonably requested by the Administrative Agent, execute, acknowledge, record, register, deliver and/or file all such notices, statements, instruments and other documents (including any financing statement, continuation statement, certificate of title or estoppel certificate) as are necessary or appropriate to carry out the interest and purposes of the Financing Documents or necessary to maintain the Collateral Agent’s perfected security interest in the Collateral to the extent and in the priority required pursuant to the Collateral Documents.

(d)To the extent any Funded System (i) is no longer owned by a Subject Fund and (ii) is owned by  a special purpose vehicle wholly-owned by Borrower in an Other Non-Financed Structure, cause SolarCity to perform operations and maintenance service with respect to such Funded Systems pursuant to a maintenance services agreement in form and substance reasonably satisfactory to the Administrative Agent.

5.8Taxes and Other Government Charges.

(a)Pay, or cause to be paid, as and when due and prior to delinquency, all taxes, assessments and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect to the Borrower and each Borrower Subsidiary Party, and take all Relevant Member Action to pay, or cause to be paid, as and when due and prior to delinquency, all taxes, assessments and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect to any Subject Fund; provided, that, without limiting any requirements set forth in the Organizational Documents of any Subject Fund, the Borrower or Funded Subsidiary, as applicable, may contest in good faith any such taxes, assessments and other charges and, in such event, may permit the taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when such Person is in good faith contesting the same, so long as, to the extent the amount of all disputes being contested exceeds Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate, (i) adequate reserves to the extent required by GAAP have been established to the satisfaction of the Administrative Agent, (ii) enforcement of the contested tax, assessment or other charge is effectively stayed for the entire duration of such contest and (iii) any tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is paid when due after resolution of such contest.

(b)Remain and cause each Managing Member (excluding [***]) to remain classified as a disregarded entity for U.S. federal income tax purposes.

5.9Compliance With Laws; Instruments, Etc.  Comply and cause compliance by each Borrower Subsidiary Party, and take all Relevant Member Action to cause compliance by each Subject Fund, in all material respects, with all Legal Requirements, including consumer protection Laws, except that, without limiting any requirements set forth in the Organizational Documents of any Subject Fund, the Borrower or a Funded Subsidiary may contest by appropriate proceedings conducted in good faith the validity or application of any such Legal Requirements.

5.10Indemnification.

(a)Without duplication of the Borrower’s obligations under Section 2.4(d) or Section 2.6, the Borrower agrees to indemnify each Secured Party (other than the Depositary, who is

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indemnified under Section 6.2 of the CADA) and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Financing Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby and thereby, (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower, any other Loan Party or any Funded Subsidiary, or any Environmental Claim related in any way to the Borrower, in all cases whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence (but not gross negligence) of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from such Indemnitee’s fraud, gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party or any of their Affiliates against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Financing Document, if the Borrower or such Loan Party or such Affiliate has obtained a final or nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(b)To the extent that the Borrower fails to pay any amount required to be paid by them to the Administrative Agent or the Collateral Agent under Section 5.10(a) or Section 10.4, each Group severally agrees to pay to the Administrative Agent and the Collateral Agent, as the case may be, such Group’s Proportionate Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent in its capacity as such.

(c)To the extent permitted by applicable law, the Borrower shall not assert and hereby waives any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any transaction contemplate hereby or by the other Financing Documents, any Loan or the use of the proceeds thereof.

(d)In case any action, suit or proceeding subject to the indemnity in this Section 5.10 shall be brought against any Indemnitee, such Indemnitee shall promptly notify the Borrower in writing of the commencement thereof, and the Borrower shall be entitled, upon giving written notice to the Indemnitee within thirty (30) days of receipt of written notice from the Indemnitee

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of the commencement of such proceeding, to retain counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee in such proceeding, and the Borrower shall pay the reasonable and documented fees and disbursements of such counsel related to such proceeding; provided, that the failure to notify the Borrower shall relieve the Borrower from any liability that it may have under this Section 5.10 only if, and only to the extent that, such failure causes actual prejudice to the Borrower.  In any such proceeding, any Indemnitee shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the Borrower and the Indemnitee shall have mutually agreed to the retention of such counsel or (ii) the Borrower or the Indemnitee has been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the Borrower shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one (1) counsel (in addition to any local counsel) for all Indemnitees, and that all such reasonable and documented fees and expenses shall be reimbursed as they are incurred and paid.

(e)The Borrower shall have the authority and discretion to settle, compromise or consent to the entry of judgment regarding any indemnified claim subject to this Section 5.10, the defense of which has been assumed by the Borrower, except that the Borrower may not, without the prior written consent of the Indemnitee, settle, compromise or consent to the entry of any judgment regarding such claim if such settlement, compromise or consent (i) contains any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnitee, (ii) contains any equitable order, judgment or term that in any manner affects, restrains or interferes with the business of the Indemnitee or any of its Affiliates or (iii) does not contain an unconditional release of the Indemnitee, in form and substance satisfactory to such Indemnitee, from any liability related to such claim.  The Indemnitee may not settle, compromise or consent to the entry of any judgment regarding any claim for which indemnification is sought and the defense of which has not been assumed by the Borrower, without the prior written consent of the Borrower, such consent not to be unreasonably withheld or delayed.

(f)The provisions of this Section 5.10 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Financing Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.  Any amounts due and payable by the Borrower under this Section 5.10 shall be payable on demand by the applicable Indemnitee, but in no event later than ten (10) Business Days after receipt of an invoice for such amounts from such Indemnitee.  If such amounts are not paid within such ten (10) Business Day period, then such amounts shall bear interest at the Default Rate.

5.11Revenue & Operating Accounts.

(a)Revenue Account.  The Borrower shall cause each Borrower Subsidiary Party to deposit all Actual Net Cash Flows directly into the Revenue Account.  In the event that, notwithstanding the foregoing, the Borrower receives any such amounts, the Borrower will hold

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such amounts in trust and promptly (and in any event within three (3) Business Days) after receipt thereof deposit such amounts in the Revenue Account.

(b)Operating Account.  The Borrower shall cause each Managing Member to cause each Subject Fund to deposit all Excluded Revenues (other than Excluded Revenues (i) of a type described in clause (a)(i) or (a)(ii) of the definition of “Excluded Revenues” or (ii) otherwise received in respect of a System prior to such System becoming a Funded System, including proceeds from upfront rebates, including any proceeds from refundable State tax credits) directly into the Operating Account.

(c)Accounting.  No less frequently than once per calendar month, the Borrower shall deliver to the Administrative Agent, for the benefit of each Group Agent and each Lender, an accounting of Excluded Revenues and Actual Net Cash Flows.  So long as the Borrower is not currently delinquent in delivering such accounting, no consent of the Administrative Agent, Group Agents or Lenders shall be required to withdraw funds from the Operating Account.  Notwithstanding the foregoing, the Administrative Agent shall have the right to audit the accounting of Excluded Revenues, and, to the extent that an error has been made with respect to the identification and deposit of funds as Excluded Revenues (“Misdirected Revenues”), the Administrative Agent shall provide written notice of the amount of Misdirected Revenues, and provide the Borrower with the calculation thereof or otherwise explain the error.  The Borrower shall have ten (10) days to (i) cure such error by depositing an amount equal to the Misdirected Revenues into the Revenue Account or (ii) provide an explanation reasonably acceptable to the Administrative Agent that there was in fact no error in the accounting.

(d)Interest Reserve Account.  The Borrower will cause the Interest Reserve Account to be funded at least to the Interest Reserve Required Balance at all times as required in accordance with the terms of the CADA.

5.12Compliance with Sanctioned Persons Laws and Anti-Corruption Laws.

(a)Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption Laws in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such Laws.

(b)If to the Borrower’s Knowledge, any Loan Party or any Affiliate thereof, is named on any OFAC List (such occurrence, an “OFAC Violation”), immediately (i) give written notice to the Agents of such OFAC Violation, and (ii) comply with all applicable Governmental Rules with respect to such OFAC Violation (regardless of whether the party included on such OFAC List is located within the jurisdiction of the United States of America), including the Anti-Terrorism Laws, and the Borrower hereby authorizes and consents to the Agents taking any and all steps an Agent deems necessary, in its sole discretion, to comply with all applicable Governmental Rules with respect to any such OFAC Violation, including the requirements of the Anti-Terrorism Laws (including the “freezing” and/or “blocking” of assets).

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5.13Separateness Provisions; Required Provisions in LLC Agreement.

(a)Cause the LLC Agreement of the Borrower to include or the Borrower shall otherwise comply with the provisions set forth on Schedule 5.13.

(b)Cause the LLC Agreements to include each of the following terms and the provisions set forth on Schedule 5.13 (collectively, the “Required LLC Provisions”):

(i)require that until the Discharge Date the Borrower and each Managing Member or, in the case of an Other Non-Financed Structure, other wholly-owned Subsidiary of the Borrower, as applicable, shall have, at all times, one Independent Member; and

(ii)require unanimous written approval of all members, partners or managers, as the case may be, including the Independent Member in order to authorize the filing of any insolvency or reorganization case or proceeding, instituting proceedings to have the Borrower or Managing Member or, in the case of an Other Non-Financed Structure, other wholly-owned Subsidiary of the Borrower, as applicable, adjudicated bankrupt or insolvent, instituting proceedings under any applicable insolvency law, seeking any relief under any law relating to relief from debts or the protection of debtors, consenting to the filing or institution of bankruptcy or insolvency proceedings against the Borrower or Managing Member or, in the case of an Other Non-Financed Structure, other wholly-owned Subsidiary of the Borrower, as applicable, filing a petition seeking or consenting to reorganization, liquidation or relief with respect to the Borrower or Managing Member or, in the case of an Other Non-Financed Structure, other wholly-owned Subsidiary of the Borrower, as applicable, under any applicable federal or state law relating to bankruptcy, reorganization or insolvency, seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official for the Borrower or Managing Member or, in the case of an Other Non-Financed Structure, other wholly-owned Subsidiary of the Borrower, as applicable, or a substantial part of its property, making any assignment for the benefit of creditors, admitting in writing the inability of the Borrower or Managing Member or, in the case of an Other Non-Financed Structure, other wholly-owned Subsidiary of the Borrower, as applicable, to pay its debts as they become due, or taking action in furtherance of any of the foregoing.

5.14Distributions by Certain Subsidiaries.  The Borrower shall cause each Managing Member to cause each Subject Fund to promptly distribute cash flows as per the requirements, and in accordance with, the distribution allocations of the Subject Fund; provided, that delays in distributions of any Excluded Revenues shall not be a breach of this Section 5.14.

5.15Borrowing Base Certificate.  Unless otherwise waived by the Administrative Agent, (a) no less frequently than once per month on each of (i) the twenty-fifth day of such month (or, if such day is not a Business Day, the immediately succeeding Business Day), (ii) the delivery of the Borrowing Notice for such month and (iii) two (2) Business Days prior to each

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Scheduled Payment Date; provided, that if a Borrowing Date occurs on a Scheduled Payment Date, the Borrower shall only be required to submit one Borrowing Base Certificate three (3) Business Days prior to such date, and provided further that if multiple Borrowing Base Certificates may otherwise have to be submitted during a calendar week, the Borrowing Base Certificate delivered for the first relevant date of such calendar week shall satisfy the submission requirement for that calendar week, (b) promptly upon any Subject Fund becoming a Watched Fund, (c) promptly upon the increase of the aggregate amount of an Investor’s commitment in a Subject Fund that causes a delay in receipt or decrease in amount of Net Cash Flows, and (d) no more frequently than once per month, in addition to dates set forth in (a) through (c) of this Section 5.15, within three days of the written request of the Administrative Agent, upon the reasonable determination by Administrative Agent that there has been a shift in interest rates that would have a material effect on any Asset Discount Rate, deliver a Borrowing Base Certificate to the Administrative Agent, for the benefit of each Lender.

5.16New Subject Funds.  In connection with the inclusion of any Potential New Fund as a Subject Fund, the Loan Parties shall simultaneously with such Potential New Fund becoming a Subject Fund:

(a)deliver to the Administrative Agent all documents representing all Equity Interests pledged by the Borrower in connection with such Subject Fund, together with undated powers of endorsements duly executed in blank;

(b)take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Liens and security interests granted by the applicable Financing Documents continue to be perfected under applicable law after giving effect to the Potential New Fund becoming a Subject Fund hereunder and thereunder;

(c)take all other actions necessary or advisable to ensure the validity or continuing validity of any guaranty for any Obligation or any Lien securing any Obligation, to perfect, maintain, evidence or enforce any Lien securing any Obligation or to ensure such Liens have the same priority as that of the Liens on similar Collateral set forth in the Financing Documents executed on the Closing Date (or, for Collateral located outside the United States, a similar priority acceptable to the Administrative Agent), including the execution of joinder agreements as required under the CADA and Security Agreement in respect of any Borrower Subsidiary Party and the filing of UCC financing statements in such jurisdictions as may be required by the Financing Documents or applicable law or as the Administrative Agent or Collateral Agent may otherwise reasonably request;

(d)without duplication of documents delivered pursuant to Section 3.4(b), deliver all Project Documents for such Subject Fund to the Administrative Agent; and

(e)in connection with any Other Structure, execute agreements and other documents  indicating their consent to the incorporation of supplemental or modified terms and conditions to the Financing Documents regarding such Other Structure reasonably requested by the Agents and Majority Group Agents, including supplemental representations, warranties, covenants and defaults and amendments to the existing terms of this Agreement and the other Financing Documents.

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5.17Maintenance of Materials.  Maintain, for the benefit of each Group Agent and each Lender, true, correct and complete electronic copies of materials which were delivered pursuant to Section 3.3(b), and shall deliver upon reasonable request, true, correct and complete electronic copies of (a) material agreements entered into by any Funded Subsidiary after the Closing Date, (b) each Customer Agreement entered into after the Closing Date that relates to a PTO System, and (c) any other data, documentation, analysis or report reasonably requested by the Administrative Agent with respect to any System acquired by the Subject Funds after the Closing Date or the associated Host Customers and commercially available to the Borrower, in each case as reasonably requested by any Group Agent or any Lender for informational purposes only, to the extent not otherwise publicly available and in possession of the Borrower or its Affiliates, including financial statements and/or credit reports with respect to any such System with a commercial Host Customer that does not have a publicly available rating from a recognized national rating agency that was current as of the date that the Customer Agreement corresponding to such System was executed.

5.18Investor Consents.  Use commercially reasonable efforts to obtain tax equity consents from the Investor in each of the [***], [***], [***] and [***] Subject Funds in form and substance acceptable to the Majority Group Agents.  For the avoidance of doubt, the use of “commercially reasonable efforts” shall not require the Borrower or any other Person to offer, pay or agree to any fee, compensation or other economic incentive or to otherwise agree to any amendment or modification of any Project Document in connection with any tax equity consent referred to in the immediately preceding sentence.

5.19Correction Payments.

(a) In the event any Eligibility Representation, Tax Equity Representation, Repeat Tax Equity Structure Representations or Other Structure Representation made pursuant to this Agreement or in any certificate delivered in connection herewith shall prove to have been inaccurate in any respect as of the date such statement was made or certificate so provided, as applicable, or the Borrower shall have committed any Correction Payment Action or any uncured violation of Section 6.2, Section 6.3, Section 6.4, Section 6.5 or Section 6.6 and the Administrative Agent reasonably determines that such inaccuracy, Correction Payment Action or violation has or would reasonably be expected to result in a reduction of Actual Net Cash Flow in an amount of at least $[***] (the amount of such actual reduction, the “Correction Payment Amount”), within five (5) Business Days of Borrower’s receipt of notice from the Administrative Agent or Borrower otherwise becoming aware thereof, (i) cause one or more Subject Funds to acquire Systems in respect of which the aggregate expected net cash flow in respect of which, as set forth in an Aggregate Advance Model to be delivered by the Borrower to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, is at least equal to the Correction Payment Amount or (ii) cause an Equity Contribution to be made to Borrower, the proceeds of which shall be in an amount at least equal to the Correction Payment Amount.

(b)  If the Borrower shall not have (i) within ten Business Days of the Closing Date, obtained the [***] Tax Equity Required Consent and (ii) within fifteen (15) Business Days of the Closing Date, delivered to the Administrative Agent an opinion, dated as of the date of the [***]

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Tax Equity Required Consent, of Wilson Sonsini Goodrich & Rosati, counsel to the Loan Parties, the Borrower Subsidiary Parties and SolarCity, in form and substance reasonably acceptable to the Agents and each Group Agent, cause an Equity Contribution to be made to Borrower within five (5) Business Days, in an amount equal to the amount of Loans outstanding that were borrowed against the related Subject Fund.

(c)  If the Borrower shall not have by July 10, 2015, obtained the [***] Tax Equity Required Consent, cause an Equity Contribution to be made to Borrower within five (5) Business Days, in an amount equal to the amount of Loans outstanding that were borrowed against the related Subject Fund.

5.20Asset-Backed Commercial Paper.  Has not, does not and will not during the term of the Agreement (x) issue any obligations that (a) constitute asset-backed commercial paper,  or (b) are securities required to be registered under the Securities Act of 1933 or that may be offered for sale under Rule 144A of the Securities and Exchange Commission thereunder, or (y) issue any other debt obligations or equity interests other than equity interests issued to the Member under the terms of the limited liability company agreement of Borrower.  Borrower further represents and warrants that its assets and liabilities are consolidated with the assets and liabilities of Limited Guarantor for purposes of generally accepted accounting principles.

ARTICLE 6

NEGATIVE COVENANTS OF BORROWER

The Borrower covenants and agrees that, so long as this Agreement is in effect, it shall not:

6.1[Reserved].

6.2Limitations on Liens.  (a) Create or assume, or allow a Borrower Subsidiary Party to create or assume, or take any Relevant Member Action to cause or permit any Subject Fund to create or assume, any Lien on any Collateral, whether now owned or hereafter acquired, except for (i) with respect to the Collateral of any Subject Fund that is an Inverted Lease Structure or an Other Non-Financed Structure, Permitted Liens and (ii) with respect to all other Collateral, Permitted Liens of the type set forth in clauses (b), (c) or (d) of the definition thereof or (b) suffer to exist, or allow a Funded Subsidiary or a Lessor to suffer to exist, any Lien on any of its property or PV Systems, whether now owned or hereafter acquired, except for Permitted Liens.

6.3Debt.  Incur, create, assume or permit, or allow a Borrower Subsidiary Party, or take any Relevant Member Action to cause or permit any Subject Fund, to incur, create, assume or permit to exist any Debt except for:

(a)Debt created under the Financing Documents;

(b)Debt incurred under the Project Documents to which a Funded Subsidiary is a party;

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(c)the endorsement of negotiable instruments received in the ordinary course of the Borrower’s or the Funded Subsidiary’s business, as applicable; or

(d)Debt arising under any Hedging Agreement permitted under Section 6.18.

6.4Sale or Lease of Assets.  Sell, lease, assign, transfer or otherwise dispose of, or allow a Borrower Subsidiary Party, or take any Relevant Member Action to allow a Funded Subsidiary, to sell, lease, assign, transfer or otherwise dispose of, Assets (including any portion of any Equity Interest owned by the Borrower in a Borrower Subsidiary Party or by a Borrower Subsidiary Party in any Subject Fund), whether now owned or hereafter acquired except:

(a)as permitted by the Operative Documents (without any consent by any Investor in the Tax Equity Structure) and the Customer Agreements;

(b)dispositions of obsolete, worn out or replaced property not used or useful in its business and disposed of in the ordinary course of its business;

(c)dispositions of SRECs;

(d)(i) the Equity Interest in [***] if the Equity Contribution required under Section 5.19(b) (if any) has been made in full in cash and any corresponding prepayment required under Section 2.1(f) has been made and (ii) the Equity Interest in [***] if the Equity Contribution required under Section 5.19(c) (if any) has been made in full in cash and any corresponding prepayment required under Section 2.1(f) has been made; and

(e)with the prior written consent of the Administrative Agent, acting at the direction of the Required Group Agents.

6.5Changes.  Conduct, or allow any Borrower Subsidiary Party to conduct, any business other than the acquisition and ownership of subsidiaries which engage in the acquisition, ownership, leasing and financing of the Systems and activities related or incident thereto (including those contemplated by the Borrower’s Operative Documents), hire or become an employer of an employee or assume or incur any obligation under or in connection with any Pension Plan.

6.6Distributions.  Directly or indirectly, make or declare any Restricted Payment or incur any obligation (contingent or otherwise) to do so, except for Restricted Payments:

(a)from proceeds of the Loans in accordance with Section 5.1;

(b)from a Managing Member to Borrower;

(c)to Member from Excluded Revenues; and

(d)on any Scheduled Payment Date, so long as (i) no Default or Event of Default has occurred and is continuing or would be caused thereby, (ii) no Sweep Event has occurred and is continuing (or if a Sweep Event has occurred, it is not prior to the second fiscal quarter following

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the date such Sweep Event was remedied, it being understood and agreed that a Bankruptcy Event with respect to SolarCity cannot be remedied), (iii) no Subject Fund Sweep Event has occurred and, after giving effect to any prepayments made pursuant to Section 2.1(f)(ii), is continuing, (iv) the Borrower, after giving effect to any prepayments made pursuant to Section 2.1(f)(ii), is in compliance with the Borrowing Base Requirements, (v) the Borrower is in compliance with the terms of Section 5.11(c) hereof, (vi) all Accounts have been funded in the minimum amounts required under the CADA, (vii) no amounts that are to have been deposited in the Prepayment Account (as defined in the CADA) as of such Scheduled Payment Date pursuant to Section 3.2(a) of the CADA are on deposit in the Revenue Account, and (viii) the Borrower has certified in writing to the Administrative Agent that it is not aware of any event or circumstance that would reasonably be considered likely to cause or result in the occurrence of a Default or Event of Default within 30 days from such Scheduled Payment Date, from Borrower to Member from Excess Cash Flow.

6.7Investments.  Make or permit to remain outstanding any advances or loans or extensions of credit to, or purchase, redeem or own any Equity Interests in, or any assets constituting an ongoing business from, or make or permit any other investment in, any Person, except for:

(a)investments in Funded Subsidiaries; and

(b)investments permitted under the Operative Documents.

6.8Use of Proceeds.  Use the proceeds of the Borrowing, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

6.9Fundamental Changes.  Liquidate or dissolve, or sell or lease or otherwise transfer or dispose of, all or any substantial part of its property, assets or business, or combine, merge or consolidate with or into any other entity; provided, however, that the Borrower may sell, or otherwise dispose of assets as permitted by Section 6.4.

6.10Amendments; Other Agreements.

(a)Without the prior written consent of the Administrative Agent and the Majority Group Agents, take any Relevant Member Action to (i) terminate or cancel, exercise any right or remedy under or pursuant to any breach or default of, (ii) amend, modify, supplement or consent to any change in any material provision of (including to incur or increase any deficit restoration of a Borrower Subsidiary Party) or (iii) waive any default under, material breach of, condition, closing deliverable or other required item under, or the performance of a material obligation by any other Person under their applicable Project Documents (other than the applicable LLC Agreement); provided, however, that no consent by the Administrative Agent or any Group Agent shall be required in the case of any amendment, modification or supplement to or waiver under a Project Document (A) to correct a manifest error therein, (B) to increase the aggregate amount of an Investor’s commitment, (C) to change payment mechanics under the applicable

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Project Document with respect to the payment of Rent Prepayments or PV System purchase prices, as the case may be, provided, that such changes in payment mechanics do not negatively impact Net Cash Flows, (D) that extends the last date on which a System may be Placed in Service pursuant to the terms of the applicable Subject Fund (such date, the “Completion Deadline”) and any corresponding amendments or waivers resulting from the extension or waiver of the Completion Deadline, provided, that such extension of a Completion Deadline does not negatively impact Net Cash Flows or the net present value thereof, (E) changing any percentage restriction relating to [***] FICO score Systems in any Subject Fund to a percentage below [***]%, (F) allowing a Subject Fund to purchase Systems that include batteries, or (G) shortening the “Completion Deadline”; provided, that the Borrower shall forward any such amendments or waivers set forth in clauses (A)-(G) above to the Administrative Agent promptly after execution; provided, further, that any amendment, modification, supplement or other change of any Project Document that would cause any Tax Equity Representation not to be true and correct as of the date of such amendment, modification, supplement or other change (and giving effect thereto) shall in all cases require the prior written consent of the Administrative Agent and the Majority Group Agents.

(b)Promptly after the execution and delivery thereof, the Borrower shall furnish the Administrative Agent with copies of all waivers, amendments, supplements or modifications of any Project Document and any additional material contracts or agreements to which the Borrower becomes a party after the Closing Date.

(c)[Reserved].

(d)Notwithstanding the foregoing, Borrower may permit any Subject Fund to enter into an agreement for the sale of SRECs; provided that such agreement does not contain any provisions for liquidated damages, contingent liabilities or other damages, or the posting of collateral or other security.

(e)Amend any LLC Agreement without the prior written consent of the Administrative Agent and the Required Group Agents.

6.11Name and Location; Fiscal Year.  Unless 30 days’ written notice is given to the Administrative Agent, change its name, its principal place of business, accounting policies (except as permitted by GAAP) or its fiscal year without the Administrative Agent’s prior written consent.

6.12Assignment.  Assign its rights hereunder or under any other Financing Document or allow any Borrower Subsidiary Party to take any such action in each case, except as permitted under the Financing Documents.

6.13Transfer of Equity Interest.  Cause, make, suffer, permit or consent to any creation, sale, assignment or transfer of any Equity Interest in the Borrower.

6.14ERISA.  Hold “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, except to the extent that the Borrower holds any of the

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foregoing as a result of any assignment or participation by any Lender pursuant to Section 9.16 or Section 9.17, as applicable.

6.15Accounts.  Establish or maintain, or permit any Borrower Subsidiary Party to establish or maintain, any deposit or securities account other than (a) the Accounts, (b) with respect to any Borrower Subsidiary Party, any other deposit or securities account subject to a control agreement in favor of the Collateral Agent (provided that Basking Solar I, LLC shall have until July 10, 2015, or such later date as agreed by the Administrative Agent in its sole discretion, to deliver control agreements with respect to its deposit accounts) and (c) the Operating Account.

6.16Transaction with Affiliates.  Engage, or allow a Borrower Subsidiary Party to engage, or take any Relevant Member Action to allow a Subject Fund to engage, in any transactions with any of its Affiliates except in the ordinary course of business at prices and on terms and conditions not less favorable to such Person than could be obtained on arm’s-length basis from unrelated third parties.

6.17Limitation on Dividends and Other Payment Restrictions Affecting Certain Subsidiaries.  Enter into, or allow a Funded Subsidiary to enter into, any agreement, instrument or other undertaking (except for the Operative Documents) that (i) restricts the ability of any Managing Member or Lessor of a Subject Fund to make any dividend or other distribution of Actual Net Cash Flows with respect to such Equity Interests or (ii) restricts or limits the ability of Member or Borrower to create, incur, assume or suffer to exist Liens on the property of such Person for the benefit of the Secured Parties with respect to the Obligations of the Loan Parties or the Financing Documents.

6.18Hedging Agreement.  Enter into any Hedging Agreement other than an Interest Rate Protection Agreement

6.19Operations and Maintenance.  Without the prior written consent of the Administrative Agent, take any Relevant Member Action to terminate or to appoint a new operations and maintenance provider, or consent to the appointment of a new operations and maintenance provider under the applicable Project Document; provided, that if any vote or appointment is required within a certain time period under the applicable Project Document, if Administrative Agent does not consent (unless such consent was reasonably withheld and the Administrative Agent has provided written notice thereof in accordance with Section 10.1) within such time period, then the Borrower may take any Relevant Member Action to vote, appoint, or consent to a new operations and maintenance provider or administrative services provider in order to comply with the terms of the applicable Project Documents; provided, further, that the consent of the Administrative Agent may not be unreasonably withheld if the new operations and maintenance provider or administrative services provider meets the standards set forth in the applicable Project Documents.

6.20Sanctions.  Directly or indirectly, use the proceeds of the Borrowing, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in

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any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Administrative Agent or otherwise) of Sanctions.

6.21Anti-Corruption Laws.  Directly or indirectly use the proceeds of the Borrowing for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption Laws in other jurisdictions.

ARTICLE 7

ACCOUNTS; APPLICATION OF FUNDS

7.1Accounts; Application of Funds in Accounts.

(a)On or prior to the Closing Date, the Borrower shall cause the Accounts to be established at Depositary.  The Borrower shall, or shall cause, all Actual Net Cash Flows paid to the Borrower by a Partnership Managing Member, Lessor Managing Member or Lessor of a Subject Fund to be deposited in the Revenue Account.

(b)Funds on deposit in the Accounts shall be applied in the manner, at the times and in the order of priority as set forth in the CADA.

ARTICLE 8

EVENTS OF DEFAULT; REMEDIES

8.1Events of Default.  The occurrence of any of the following events shall constitute an event of default (individually, an “Event of Default,” and collectively, “Events of Default”) hereunder:

(a)Failure to Make Payments.  The Borrower shall fail to pay, in accordance with the terms of this Agreement, (i) any principal (other than prepayment payable pursuant to Section 2.1(f)(ii)(A)) with respect to any Loan on the date that such principal is due, (ii) any interest or any principal payable pursuant to Section 2.1(f)(ii)(A) on any Loan under this Agreement within three (3) Business Days after the date that such interest or such principal is due and (iii) any other payment (other than interest and principal) due under any Financing Document, within five (5) Business Days after the date that such payment is due; provided, that, (x) to the extent that an event that would otherwise be an Event of Default pursuant to this Section 8.1(a) is caused solely by the Depositary’s failure or delay, in reliance upon Section 8.10 of the CADA, to transfer funds otherwise permitted to be transferred, or (y) to the extent that an event that would otherwise be an Event of Default pursuant to this Section 8.1(a)(iii)  or 8.1(a)(ii) in respect of any amount that is payable pursuant to Section 3.5(d)(6), 3.5(d)(7) or Section 3.5(d)(8) of the CADA is caused solely by the application of all amounts on deposit in the Revenue Account to the payment of amounts that are required to be paid at a higher level of priority in Section 3.5(d) of the CADA, such event shall not be an Event of Default.

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(b)Judgments.  There is entered against the Borrower (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding Two Hundred Fifty Thousand Dollars ($250,000) (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that any such judgment or order shall not be (and shall not constitute part of) an Event of Default under this Section 8.1 if and for so long as (A) within thirty (30) days of the judgment being entered, the amount of such judgment order is fully covered (up to customary deductibles) by a valid and binding policy of insurance or by a surety bond between the defendant and the insurer covering payment thereof and satisfactory to the Majority Group Agents and (B) such insurer or surety has been notified of, and has accepted the claim made for payment of, the amount of such judgment or order.

(c)Misstatements.  Any representation or warranty made by a Loan Party in the Financing Documents, any amendment or modification thereof or waiver thereto, or in any certificate or financial statement furnished pursuant thereto to any Agent or Secured Party pursuant to this Agreement or any other Financing Document, shall prove to have been inaccurate in any respect as of the date such statement was made or certificate was so provided, as applicable and such inaccuracy could likely result in a Material Adverse Effect.

(d)Bankruptcy.  Any Loan Party shall become subject to a Bankruptcy Event.

(e)ERISA.  An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan, the PBGC or the IRS in an aggregate amount in excess of Two Hundred Fifty Thousand Dollars ($250,000).

(f)Breach of Terms of Financing Agreements.  (i) SolarCity fails to pay when due or perform its obligations under Article 11, (ii) the Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 5.1, 5.12, 5.13 or Article 6 (excluding Sections 6.10(a)-(d) and 6.19) or (iii) any Loan Party or Borrower Subsidiary Party shall fail to perform or observe any other covenant to be performed or observed by it hereunder or under any Financing Document and not otherwise specifically provided for elsewhere in this Section 8.1, and such failure shall continue unremedied for a period of thirty (30) days after the Borrower becomes aware of such failure; provided, that if (x) such failure can be remedied, (y) such failure cannot reasonably be remedied within such 30 day period, and (z) the Borrower commences cure of such failure within such 30 day period and thereafter diligently seeks to remedy the failure, then an “Event of Default” shall not be deemed to have occurred until such time as the Borrower ceases reasonable efforts to cure such failure unless such failure continues for a period of 90 calendar days.

(g)Security.  (i) Any of the Collateral Documents, once executed and delivered, (A) shall fail to provide the Collateral Agent (on behalf of the Secured Parties) a first priority perfected security interest (subject only to (x) with respect to the Collateral of any Subject Fund that is an Inverted Lease Structure or an Other Non-Financed Structure, Permitted Liens and

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(y) with respect to all other Collateral, Permitted Liens of the type set forth in clauses (b), (c) or (d) of the definition thereof that, pursuant to the Legal Requirements, are entitled to a higher priority than the Lien of the Collateral Agent) in the Collateral or (B) shall cease to be in full force and effect, or (ii) the validity or the applicability of any of the Collateral Documents to the Obligations to be secured or guaranteed thereby or any part thereof shall be disaffirmed by or on behalf of any Loan Party.

(h)Change in Control.  A Change in Control shall have occurred.

(i)Borrowing Base.  As of any date that a Borrowing Base Certificate is delivered, the Outstanding Principal does not satisfy the Applicable Threshold and such Default is not cured within (x) in the case of an event under clause (i) of the Applicable Threshold, within ten (10) Business Days from the date of a Borrowing Base Certificate, or (y) in the case of an event under clause (ii) of the Applicable Threshold, within (two (2) Business Days from the date of a Borrowing Base Certificate, by the Borrower adding new Subject Funds to the Available Borrowing Base or prepaying Loans as provided in Section 2.1(f) (including prepayments funded with cash on hand, proceeds of Equity Contributions to Borrower from any Person or any combination thereof) in an amount sufficient to cure the Default, after giving effect to such addition of new Subject Funds or prepayment of Loans.

(j)Invalidity of Financing Documents. Any material provision of any Financing Document, at any time after its execution and delivery and for any reason, other than (i) as expressly permitted hereunder or thereunder, (ii) as a result of acts or omissions by the Administrative Agent, the Collateral Agent, any Group Agent, any Lender or any other Secured Party or (iii) the occurrence of the Discharge Date, ceases to be in full force and effect, or any Loan Party, the Limited Guarantor or any Borrower Subsidiary Party contests in any manner the validity or enforceability of any provision of any Financing Document, or any Loan Party, the Limited Guarantor or any Borrower Subsidiary Party denies that it has any or further liability or obligation under any Financing Document (other than as a result of the occurrence of the Discharge Date) or purports to revoke, terminate or rescind any Financing Document; provided, that to the extent that any material provision of any Financing Document, at any time after its execution and delivery ceases to be in full force and effect as a result of a subsequent change in Law, such cessation shall not be an Event of Default unless the Borrower shall have failed to cause all outstanding Obligations to be paid in full in cash, and all Commitments have been terminated, within five (5) Business Days of such cessation.

(k)Cross-Default. The Borrower (i) fails to make any payment beyond the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Debt (other than the Loans) and such Debt, either individually or in the aggregate for all such Loan Parties, has an outstanding aggregate principal amount or notional amount, as applicable, equal to or greater than $2,000,000 or (ii) fails to observe or perform any other agreement or condition relating to any such Debt, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Debt to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to

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repurchase, prepay, defease or redeem such Debt to be made, prior to its stated maturity; provided that this clause (l)(ii) shall not apply to secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt, if such sale or transfer is permitted hereunder and under the documents providing for such Debt.

8.2Remedies.

(a)If any Event of Default (other than any event described in Section 8.1(d)) shall have occurred and be continuing, the Administrative Agent, upon the request of the Majority Group Agents, shall by notice to the Borrower:

(i)immediately terminate the Commitments of each Committed Lender and the obligation of each Committed Lender to make Loans;

(ii)declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Financing Document, shall become forthwith due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Financing Document to the contrary notwithstanding; and

(iii)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Financing Documents.

(b)If any Event of Default described in Section 8.1(d) shall have occurred and be continuing:

(i)the Commitments of each Committed Lender and the obligation of each Committed Lender to make Loans shall automatically terminate (if not previously terminated or expired);

(ii)the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Financing Document, shall automatically become due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Financing Document to the contrary notwithstanding.

(c)Upon the occurrence and during the continuance of any Event of Default, in addition to the exercise of remedies set forth in clauses (a) and (b) above, each Secured Party shall be, subject to the terms of the Financing Documents, entitled to exercise the rights and remedies available to such Secured Party under and in accordance with the provisions of the other Financing Documents to which it is a party or any applicable law.

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ARTICLE 9

THE AGENTS; THE GROUP AGENTS AMENDMENTS; ASSIGNMENTS

9.1Appointment and Authority.  Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Financing Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders and the Borrower shall not have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Financing Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.2Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.3Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Financing Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Financing Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Group Agents (or such other number or percentage of the Group Agents as shall be expressly provided for herein or in the other Financing Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Financing Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Bankruptcy Law; and

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(c)shall not, except as expressly set forth herein and in the other Financing Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Group Agents (or such other number or percentage of the Group Agents as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.1 and 8.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Group Agent.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Financing Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.4Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any telephonic notices, Borrowing Notices, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Group Agent or a Lender, the Administrative Agent may presume that such condition is satisfactory to such Group Agent or Lender unless the Administrative Agent shall have received notice to the contrary from such Group Agent or Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.5Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Financing Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions

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of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.6Resignation of Administrative Agent.

(a)The Administrative Agent may at any time give notice of its resignation to the Group Agents and the Borrower.  Upon receipt of any such notice of resignation, the Majority Group Agents shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Majority Group Agents or shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Majority Group Agents) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Majority Group Agents may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor.  If no such successor shall have been so appointed by the Majority Group Agents and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Majority Group Agents) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Group Agent for the benefit of the related Lenders directly, until such time, if any, as the Majority Group Agents appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 2.4(d)(vi) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations

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hereunder or under the other Financing Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Financing Documents, the provisions of this Article and Sections 5.10, 10.4 and 10.17 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

9.7Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder.

9.8No Other Duties, Etc.  Anything herein to the contrary notwithstanding, no Joint Lead Arranger shall have any powers, duties or responsibilities under this Agreement or any of the other Financing Documents, except in its capacity, as applicable, as the Administrative Agent, a Group Agent and as a Lender hereunder.

9.9Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Bankruptcy Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.3 and 10.4) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making

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of such payments directly to the Group Agents on behalf of the Related Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.3 and 10.4.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Group Agents, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (i) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Bankruptcy Laws in any other jurisdictions to which a Loan Party is subject, (ii) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (1) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (2) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Group Agents, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Group Agents contained in Section 9.14(a), (3) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Groups, as a result of which each of the Groups shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (4) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Groups pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been

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assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.10Collateral Matters.  Without limiting the provisions of Section 9.9, the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)to instruct Collateral Agent to release any Lien on any property granted to or held by the Collateral Agent under any Financing Document (i) upon the occurrence of the Discharge Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Financing Document, or (iii) subject to Section 9.14, if approved, authorized or ratified in writing by the Majority Group Agents; and

(b)to instruct Collateral Agent to subordinate any Lien on any property granted to or held by the Collateral Agent under any Financing Document to the holder of any Lien on such property that is permitted by Section 6.2.

Upon request by the Administrative Agent at any time, the Required Group Agents will confirm in writing the Administrative Agent’s authority to instruct the Collateral Agent to release or subordinate its interest in particular types or items of property.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure of the Collateral Agent to monitor or maintain any portion of the Collateral.

9.11Indemnification.  Without limiting the obligations (including, but not limited to, the Obligations) of the Borrower hereunder, each Group (other than any Conduit Lender) and each Interest Rate Hedge Counterparty agrees to indemnify each of the Agents, ratably in accordance with its Proportionate Share for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Group or Interest Rate Hedge Counterparty shall be liable for any of the foregoing to the extent they arise solely from the relevant Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  The Agents shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be indemnified to its satisfaction by the Groups against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Without limitation of the foregoing, each Lender agrees to reimburse the relevant Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the

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Operative Documents, to the extent that such Agent is not reimbursed promptly for such expenses by the Borrower.

9.12No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Financing Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that:  (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Group Agents and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Group Agents and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Financing Documents; (ii) (A) the Administrative Agent, each Group Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Group Agent or Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Financing Documents; and (iii) the Administrative Agent, Group Agents and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any Group Agent or Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, Group Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

9.13The Group Agents.  By its execution hereof, in the case of each Conduit Lender and Committed Lender in a particular Group, and by accepting the benefits hereof, in the case of each Person providing a Liquidity Facility or Credit Facility to the Conduit Lender in such Group, each such party hereby designates and appoints the Person designated on the signature pages hereof (or in the Assignment and Acceptance pursuant to which such party became a party hereto) as the Group Agent for such Group to take all actions as agent on its behalf under this Agreement and the other Financing Documents and to exercise all powers as agent on its behalf as are granted, delegated or otherwise assigned to a Group Agent by the terms hereof, together with such powers as are reasonably incidental thereto.  Each Group Agent reserves the right, in its sole discretion, to take any actions and exercise any rights or remedies under this Agreement or any other Financing Document and any related agreements and documents.  No Group Agent shall have any duties or responsibilities, except those expressly set forth herein or in any other Financing Document, or any fiduciary relationship with any Related Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of any Group Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for such Group Agent.  Except for actions that a Group Agent is expressly required to take pursuant to this Agreement, such Group Agent shall not be required to take any action that

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exposes it to personal liability or that is contrary to applicable Law unless such Group Agent shall receive further assurances to its satisfaction from the Committed Lenders in its Group of the indemnification obligations against any and all liability and expense that may be incurred in taking or continuing to take such action. The appointment and authority of a Group Agent hereunder shall terminate upon the later of (a) the payment to (i) each Related Lender of all amounts owing to such parties under the Financing Documents and (ii) such Group Agent of all amounts due under the Financing Documents and (b) the occurrence of the Maturity Date.

Neither a Group Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by such Group Agent under or in connection with this Agreement or any related agreement or document, except for its or their own gross negligence or willful misconduct.  Without limiting the foregoing, each Group Agent:  (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Related Lender and shall not be responsible to any Related Lender for any statements, warranties or representations made by Borrower in connection with this Agreement or any other Financing Document; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Financing Document on the part of Borrower, (iv) shall not be responsible to any Related Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement or any other Financing Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it in good faith to be genuine and signed or sent by the proper party or parties.  No Group Agent shall be deemed to have knowledge of any Default or Event of Default unless it has received actual written notice thereof.  A Group Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Financing Document unless it shall first receive such advice or concurrence of its Related Lenders and it shall first be indemnified to its satisfaction by the Committed Lenders in its Group.

Each Lender (other than the Conduit Lenders) severally agrees to indemnify its Related Group Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Group Agent in any way relating to or arising out of this Agreement or any other Financing Document or any action taken or omitted by such Group Agent under this Agreement or any other Financing Document; provided, that (i) no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting or arising from its Related Group Agent’s gross negligence or willful misconduct and (ii) no Lender shall be liable for any amount in respect of any compromise or settlement of any of the foregoing unless such compromise or settlement is approved by all Lenders in its Group.

A Group Agent may, upon at least five (5) days’ notice to the Borrower, the Administrative Agent and its Related Lenders, resign as Group Agent for its Group.  Such

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resignation shall not become effective until a successor agent reasonably acceptable to the Administrative Agent and, as long as no Event of Default has occurred and is continuing, Borrower, is appointed by such Related Lenders for such Group and has accepted such appointment.  Upon such acceptance of its appointment as Group Agent for such Group hereunder by a successor Group Agent, such successor Group Agent shall succeed to and become vested with all the rights and duties of the retiring Group Agent, and the retiring Group Agent shall be discharged from its duties and obligations under the Financing Documents.

9.14Amendments.

(a)No amendment or waiver of any provision of this Agreement or any other Financing Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Majority Group Agents and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(i)waive any condition set forth in Article 3 without the written consent of each Group Agent, other than the conditions set forth in Section 3.2(j) or Section 3.2(l), which conditions shall only require the consent of the Majority Group Agents to waive;

(ii)extend or increase the Commitment of any Committed Lender (or reinstate any Commitment terminated pursuant to Section 8.2), including any change to the definition of “Availability Period”, without the written consent of each Committed Lender;

(iii)postpone any date fixed by this Agreement or any other Financing Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Financing Document, including any change to the definition of “Loan Maturity Date”, without the written consent of each Lender directly affected thereby;

(iv)reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Financing Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Interest Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Majority Group Agents shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

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(v)change any provision of this Section, the definition of “Majority Group Agents”, the definition of “Required Group Agents” or any other provision hereof specifying the number or percentage of Group Agents required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Group Agent;

(vi)release any Collateral, or release any Loan Party or Borrower Subsidiary Party from such Person’s obligations under any Collateral Document, or permit the release of any funds from the Revenue Account, in each case, unless in accordance with the Financing Documents, without the written consent of each Group Agent; or

(vii)waive any condition, grant any consent in respect of, or change any provision of Section 5.5(a), 5.5(e), 5.7(b), 5.8(b), 5.11, 5.13, 5.19, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.9, 6.10, 6.11, 6.13, 6.15, 6.16, 6.17 or 7.1, Article 8 or 11 or Appendix 2 without the consent of the Group Agent representing each of Bank of America, N.A. (or any Affiliate thereof then acting as Committed Lender) and Credit Suisse AG, Cayman Islands Branch (or any Affiliate thereof then acting as Committed Lender).

and, provided further, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Group Agents required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Financing Document; (B) no amendment of any provision of this Agreement or any Financing Document relating to any Interest Rate Protection Agreement Counterparty shall be effective without the written consent of such Interest Rate Protection Agreement Counterparty; (C) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and (D) no amendment, waiver or consent shall, unless in writing and signed by SolarCity, affect the rights or duties of SolarCity under this Agreement (including Article 11 and Section 5.19) or any other Financing Document.  Notwithstanding anything to the contrary herein, no Group Agent with a Related Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Group Agents or each affected Lender may be effected with the consent of the applicable Group Agents other than Related Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Committed Lender and (y) any waiver, amendment or modification requiring the consent of all Group Agents or each affected Group Agent that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(b)The Administrative Agent and the Borrower may amend any Financing Document to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender or any Group Agent.  Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Financing Document.

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9.15Withholding Tax.

(a)If the forms or other documentation required by Section 2.4(g) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to any Lender not providing such forms or other documentation, an amount equivalent to the applicable withholding tax.

(b)If the Internal Revenue Service or any authority of the United States of America or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify promptly the Administrative Agent fully for all amounts paid, directly or indirectly, by such Person as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs, and any out-of-pocket expenses.

9.16Participations.

(a)Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other Persons in all or a portion of its rights and obligations under this Agreement and the other Financing Documents (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement and the other Financing Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.4(d), 2.6, and 2.7 to the same extent as if they were Lenders and (iv) the Borrower, the Administrative Agent, the Group Agents and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers with respect to matters requiring consent of all Lenders or Group Agents pursuant to Section 9.14).  To the extent permitted by law, each participating bank or other Person shall also be entitled to the benefits of Section 10.2 as though it were a Lender, provided such participating bank or other Person agrees to be subject to Section 2.5(b) as though it were a Lender.  Other than as otherwise specified in this clause (a), no participating bank or other Person shall have any other rights under this Agreement, including direct rights against any Loan Party nor any rights to any remedies and shall not be considered for any purpose to be a party to this Agreement.  In no event shall a Loan Party be responsible for any costs or expenses of any counsel engaged by a participating bank or other Person that has acquired a participation from a Lender.

(b)Any Lender that sells a participation, acting solely for this purpose as an agent of the Borrower, shall (or shall cause its related Group Agent to) maintain a register in which it enters the name and address of each participant, and the principal amount (and stated interest) of

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each participant’s interest in the Loans under the Financing Documents (the “Participant Register”); provided, that no Lender (or Group Agent on its behalf) shall have an obligation to disclose the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Financing Document) to any Person except to the extent that such disclosure is necessary to establish that the Loans or other obligations under this Agreement are in registered form for tax purposes under Section 5f.103-1(c) of the United States Treasury Regulation.  The entries in the Participant Register shall be conclusive absent manifest error, and the Lender (or Group Agent on its behalf) maintaining the Participant Register shall treat each person whose name is recorded in the register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent, in its capacity as such, shall have no responsibility for maintaining a Participant Register.

(c)Any Lender or participant may, in connection with any participation or proposed participation pursuant to this Section 9.16, disclose to the participant or proposed participant any information relating to the Loan Parties or their respective Affiliates furnished to such Lender (or its related Group Agent) by or on behalf of the Loan Parties; provided, that, prior to any such disclosure of information designated by the Borrower as confidential, each such participant or proposed participant shall execute an agreement whereby such participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders and Group Agents pursuant to Section 10.17.

9.17Assignments.

(a)Each Committed Lender or Group Agent may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), and, unless an Event of Default pursuant to Sections 8.1(a), (d) or (f)(i) has occurred and is continuing, the Borrower (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that if such assignment is to a Committed Lender or an Affiliate of a Committed Lender whose creditworthiness is reasonably comparable to that of the transferring Committed Lender, no consent of the Borrower or the Administrative Agent shall be required; provided, further, that (i) the amount of the Commitment or Loans of the assigning Committed Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of, and not less than One Million Dollars ($1,000,000) (or, if less, the entire remaining amount of such Committed Lender’s Commitment or Loans), provided that simultaneous assignments by two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (ii) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, and, in each case, shall pay to the

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Administrative Agent a processing and recordation fee of Three Thousand Five Hundred Dollars ($3,500) (which fee may be waived or reduced in the sole discretion of the Administrative Agent), (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and State securities laws) and all applicable tax forms and (iv) if such assigning Committed Lender is assigning all of its interests, rights and obligations under this Agreement other than to an Affiliate of such Committed Lender and such assigning Committed Lender or an Affiliate of such assigning Committed Lender is an Interest Rate Protection Agreement Counterparty, such Interest Rate Protection Agreement Counterparty shall assign all of its interests, rights and obligations under each Interest Rate Protection Agreement to an Acceptable Hedge Bank.  Upon acceptance and recording pursuant to clause (e) of this Section 9.17, from and after the effective date specified in each Assignment and Acceptance, the assigning Committed Lender shall be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Committed Lender’s rights and obligations under this Agreement, such Committed Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.4(d), 2.6, 2.7, and 5.10, as well as to any Fees accrued for its account and not yet paid).

(b)By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any Lien or adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in subclause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the other Financing Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Financing Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any other Loan Party or the performance or observance by the Borrower or any other Person of any of its obligations under this Agreement, any other Financing Document or any other instrument or document furnished pursuant hereto, or thereto, or in connection therewith; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement and the other Financing Documents (other than the Fee Letters), together with copies of the most recent financial statements delivered pursuant to Section 5.3 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and

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the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in the City of New York a copy of each Assignment and Acceptance referred delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment thereof, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error and the Borrower, each Lender and the Agents may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (a) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower, to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.  No assignment shall be effective unless it has been recorded in the Register as provided in this clause (d).

(e)At the assigning Lender’s option, the Borrower shall execute and deliver to such new lender a new Note in the form attached hereto as Exhibit A, in a principal amount equal to the Loans being assigned, and the Borrower shall execute and exchange with the assigning Lender a replacement note for any Note in an amount equal to amount of the Loans retained by the Lender, if any.

(f)Any Lender may, in connection with any assignment or proposed assignment pursuant to this Section 9.17, disclose to the assignee or proposed assignee any information relating to the Loan Parties or their respective Affiliates furnished to such Lender by or on behalf of the Loan Parties; provided, that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or proposed assignee shall execute an agreement whereby such assignee shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 10.17.

(g)Each Conduit Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of

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its Commitment and the Loans at the time owing to it) without the prior consent of the Administrative Agent or any other Person; provided, that (i) the amount of the assigning Conduit Lender’s Loans subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of, and not less than One Million Dollars ($1,000,000) (or, if less, the entire remaining amount of such Conduit Lender’s Loans), provided that simultaneous assignments by two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (ii) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and State securities laws) and all applicable tax forms, and (iv) if such assigning Conduit Lender is assigning all of its interests, rights and obligations under this Agreement other than to an Eligible Assignee in respect of which the Group Agent and Related Committed Lender is the same as that of such assigning Conduit Lender and an Affiliate of such assigning Conduit Lender is an Interest Rate Protection Agreement Counterparty, such Interest Rate Protection Agreement Counterparty shall assign all of its interests, rights and obligations under each Interest Rate Protection Agreement to an Acceptable Hedge Bank.  Upon acceptance and recording pursuant to clause (e) of this Section 9.17, from and after the effective date specified in each Assignment and Acceptance, the assigning Conduit Lender shall be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Conduit Lender’s rights and obligations under this Agreement, such Conduit Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.4(d), 2.6, 2.7,  5.10, 10.20, 10.21 as well as to any Fees accrued for its account and not yet paid).

9.18Assignability to Federal Reserve Bank or Central Bank.

(a)Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(b)Any Lender or its direct or indirect parent may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or any other central bank in the jurisdiction of such Lender, and this Section 9.18 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto; and provided further that any payment in respect of such pledge or assignment made by the Borrower to or for the account of

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the pledging or assigning Lender in accordance with the terms of this Agreement shall satisfy the Borrower’s obligations hereunder in respect of such pledged or assigned Loans to the extent of such payment.

9.19Exercise of Discretion.

(a)To the extent that the Administrative Agent has the right to exercise discretion, make determinations or take actions pursuant to provisions of this Agreement and the other Financing Documents, the Administrative Agent hereby agrees that if, in any specific instance of exercising such discretion, making such determinations or taking such action, the Administrative Agent receives written instructions from the Majority Group Agents, the Administrative Agent will exercise such discretion, make such determinations and take such actions in accordance with the written instructions from Majority Group Agents in such instance with respect to the exercising of such discretion or the making of such determination.  Notwithstanding the foregoing, each of the Group Agents and the Lenders agrees that until the Administrative Agent receives written instructions from Majority Group Agents, the Administrative Agent may reasonably exercise discretion, make determinations and take actions and that the Administrative Agent shall have no obligation to seek any such written instructions.

(b)To the extent that the Collateral Agent has the right to exercise discretion, make determinations or take actions pursuant to provisions of this Agreement and the other Financing Documents, the Collateral Agent hereby agrees that if, in any specific instance of exercising such discretion, making such determinations or taking such action, the Collateral Agent receives written instructions from the Administrative Agent, the Collateral Agent will exercise such discretion, make such determinations and take such actions in accordance with the written instructions of the Administrative Agent in such instance with respect to the exercising of such discretion or the making of such determination.  Notwithstanding the foregoing, each of the Lenders and the Administrative Agent agree that until the Collateral Agent receives written instructions from the Administrative Agent, the Collateral Agent may reasonably exercise discretion, make determinations and take actions and that the Collateral Agent shall have no obligation to seek any such written instructions.

ARTICLE 10

MISCELLANEOUS

10.1Addresses; Notices.

(a)Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

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To the Borrower:

Megalodon Solar, LLC
3055 Clearview Way
San Mateo, CA 94402
Attention:General Counsel
Telephone:(650) 638-1028
Telecopy:(650) 638-1029
Email:contracts@solarcity.com

To the Administrative Agent (for financial/loan activity – advances, pay down, interest/fee billing and payments, rollovers, rate-settings):

Bank of America, N.A.
901 Main Street
Mail Code:  TX1-492-14-12
Dallas, TX 75202-3714
Attention:[***]
Telephone:[***]
Telecopy:[***]
Email:[***]

To the Administrative Agent (for financial statements, compliance certificates, maturity extension and commitment change notices, amendments, consents, vote taking, etc.)

Bank of America Plaza
900 West Trade Street
Mail Code:  NC1-026-06-03
Charlotte, NC 28255-0001
Attention:  [***]
Telephone:  [***]
Telecopy:  [***]
Email:  [***]

To the Collateral Agent:

Bank of America Plaza
900 West Trade Street
Mail Code:  NC1-026-06-03
Charlotte, NC 28255-0001
Attention:  [***]
Telephone:  [***]
Telecopy:  [***]
Email:  [***]

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To the Lenders and Group Agent:  At such address and fax number as set forth in Annex 2 or as each Lender or Group Agent may provide in writing to the Borrower and the Administrative Agent.

(b)All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (i) if delivered in person; (ii) if sent by a nationally recognized overnight delivery service; (iii) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested; or (iv) if sent by telecopy or electronic mail with a confirmation of receipt.  Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is transmitted if transmitted before 4:00 p.m., recipient’s time, and if transmitted after that time, on the next following Business Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender.  Any party shall have the right to change its address for notice hereunder to any other location by giving of thirty (30) days’ written notice to the other parties in the manner set forth hereinabove.

(c)The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower, that notwithstanding anything to the contrary in clause  (b) above, it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Financing Documents or to the Lenders under Article 5, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Notice or a notice pursuant to Section 2.1(a)(iii), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides a Notice of Default or Notice of Event of Default under this Agreement or any other Financing Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent.  In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Financing Documents but only to the extent requested by the Administrative Agent.

(d)The Borrower hereby acknowledges that (i) the Administrative Agent will make available to the Lenders and the Group Agents materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders and the Group Agents may be “public-side” Lenders and the Group Agents (i.e., Lenders and the Group Agents that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Party”).  The

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Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Parties shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders and Group Agents to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.”  The following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information:  (1) the Financing Documents and (2) notification of changes in the terms of the Financing Documents; provided, however, that the parties acknowledge and agree that the Fee Letters contain sensitive proprietary information and shall not be marked, treated as, or considered “PUBLIC” in any respect.  Notwithstanding the foregoing, Borrower Materials marked “PUBLIC” are subject to the confidentiality provisions of Section 10.17.

(e)Each Public Party agrees to cause at least one individual at or on behalf of such Public Party to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Party or its delegate, in accordance with such Public Party’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(f)THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO THE MEMBER, THE BORROWER, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE MEMBER’S, THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE PLATFORM, ANY OTHER

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ELECTRONIC PLATFORM OR ELECTRONIC MESSAGING SERVICE OR THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(g)The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Financing Documents.  Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Financing Documents.  Each Group Agent agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Group Agent’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

(h)Nothing herein shall prejudice the right of the Administrative Agent or any Lender, or any Group Agent to give notice or other communications pursuant to any Financing Document in any other manner specified in such Financing Document.

10.2Right to Set-Off.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Financing Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Financing Document and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender under this Section 10.2 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

10.3Delay and Waiver.  No failure by any Lender, Group Agent or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Financing Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Financing Document, the authority to enforce rights and remedies hereunder and under the other Financing Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions

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and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.2 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Financing Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.2 (subject to the terms of Section 2.5), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Bankruptcy Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Financing Documents, then (i) the Majority Group Agents shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.2 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.5, any Lender may, with the consent of the Majority Group Agents, enforce any rights and remedies available to it and as authorized by the Majority Group Agents.

10.4Costs, Expenses and Attorney’s Fees.  The Borrower shall pay all reasonable and documented out-of-pocket costs and expenses (a) on the Closing Date, to the extent incurred by the Agents and their Affiliates or any Group Agent or any Lender in connection with the preparation, negotiation and closing of this Agreement and the other Financing Documents prior to the Closing Date, (b) incurred by the Agents on or after the Closing Date in connection with the costs of administering this Agreement and the other Financing Documents (whether or not the transactions contemplated hereby or thereby shall be consummated and regardless of whether any Borrowing Date occurs) or in connection with (x) any amendments, modifications or waivers of the provisions hereof and thereof (but provided that any legal fees and other out-of-pocket expenses incurred by any Agent shall be subject to a cap to be agreed upon between the Borrower and such Agent prior to the incurrence of such legal costs and expenses),  or (y) review of a Potential New Fund (subject to a cap on legal fees for such review of each such Potential New Fund after the Closing Date of $20,000); provided, however, that in respect of any Potential New Fund that is a Repeat Tax Equity Structure, the Borrower will be liable for reimbursement under this Section 10.4 only for on-going costs incurred by the Agents, any Group Agent and the Lenders with respect to legally adding or attaching such Potential New Fund to the Available Borrowing Base (such costs to be agreed in advance), and not, for example, costs and expenses incurred in connection with reviewing such Potential New Fund, including the reasonable and documented fees, out-of-pocket expenses and disbursements of counsel for the Agents (but provided that any legal fees and other out-of-pocket expenses incurred by any Agent shall be subject to a cap to be agreed upon between the Borrower and such Agent prior to the incurrence of such legal costs and expenses), or (c) incurred by the Agents, Group Agent or any Lender in connection with the enforcement or protection of its rights under this Agreement and the other Financing Documents or in connection with the Loans or the performance of this Agreement (including, for the avoidance of doubt, any expenses related to an Incremental Loan Commitment).

10.5Entire Agreement.  This Agreement, the Fee Letters and the other Financing Documents constitute the entire contract between the parties relative to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral

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agreements of the parties.  Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Financing Documents.  There are no unwritten oral agreements among the parties.  Nothing in this Agreement or in the other Financing Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, Depositary and the Related Parties of each of the Agents, Group Agents and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Financing Documents.

10.6Governing Law.  THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS, AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER (TO THE EXTENT NOT EXPRESSLY PROVIDED FOR THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (NOT INCLUDING SUCH STATE’S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

10.7Severability.  In case any one or more of the provisions contained in this Agreement or any other Financing Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

10.8Headings.  Article, Section and paragraph headings and the table of contents used herein have been inserted in this Agreement as a matter of convenience for reference only and are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

10.9Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP and practices consistent with those applied in the preparation of the financial statements submitted by the Borrower to the Administrative Agent and Lenders pursuant to this Agreement, and (unless otherwise indicated) all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles and practices consistently applied.

10.10No Partnership, Etc.  The Agents, the Group Agents, the Lenders and the Borrower intend that the relationship between them shall be solely that of creditor and debtor.  Nothing contained in this Agreement, the Notes or in any of the other Financing Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between or among the Agents, the Group Agents, the Lenders and the Borrower or any other Person.  Neither the Agents nor the Group Agents or the Lenders shall be in any way responsible or liable for the debts, losses, obligations or duties of the Borrower or any

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other Person with respect to the Systems or otherwise.  All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership, operation or occupancy of the Systems and to perform all obligations under other agreements and contracts relating to the Systems shall be the sole responsibility of the Borrower.

10.11Waiver of Jury Trial.  EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

10.12Consent to Jurisdiction; Service of Process.

(a)Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York, sitting in the Borough of Manhattan, The City of New York, New York, United States of America, or of the United States of America for the Southern District of New York sitting in the Borough of Manhattan, The City of New York, New York, United States of America, any appellate court from any thereof, in any legal action or proceeding arising out of or relating to this Agreement or the other Financing Documents, or for the recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts of the State of New York or, to the extent permitted by law, such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, any Group Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Financing Documents against the Loan Parties or their respective properties in the courts of any jurisdiction.

(b)Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Financing Documents in any courts of the State of New York or Federal court, each sitting in the Borough of Manhattan, The City of New York, New York, United States of America.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each party to this Agreement irrevocably consents to service of

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process in the manner provided for notices in Section 10.1.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

10.13Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

10.14Successors and Assigns.

(a)Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, SolarCity, the Agents, the Group Agents or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b)The Borrower and SolarCity shall not assign or delegate any of its rights or duties under this Agreement or any Financing Document without the prior written consent of the Administrative Agent and each Group Agent, and any attempted assignment shall be null and void.

10.15Patriot Act Compliance.  The Administrative Agent hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act, it and any other Agent, any Group Agent and any Lender shall be required to obtain, verify and record information that identifies the Borrower and the Member, which information includes the names and addresses and other information that will allow it, any other Agent, any Group Agent or any Lender to identify the Borrower and the Member in accordance with the requirements of the Patriot Act.  The Borrower shall promptly deliver information described in the immediately preceding sentence when requested by the Administrative Agent, any other Agent, any Group Agent or any Lender in writing pursuant to the requirements of the Patriot Act, and shall promptly deliver such other information when requested by the Administrative Agent, any other Agent, any Group Agent or any Lender in writing pursuant to such Person’s ongoing obligations under “know your customer” and anti-money laundering rules and regulations.

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[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

10.16Binding Effect; Counterparts.

(a)This Agreement shall become effective when it shall have been executed by the Borrower and each of the Agents and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

(b)This Agreement may be executed in one or more duplicate counterparts and by facsimile or other electronic transmission, each of which shall constitute an original but all of which shall become effective as provided in clause (a) above.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterparty of this Agreement.

10.17Confidentiality.  Each of the Agents, the Group Agents and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees, agents, advisors, counsel and representatives (collectively, its “Representatives”) who have the need to know the Information to evaluate or engage in transactions contemplated by the Financing Documents (it being understood that, prior to any such disclosure, the Representative has signed a non-use and nondisclosure agreement in content similar to the provisions of this Section 10.17 or have otherwise been instructed by the Agent, Group Agent or Lender, as applicable, not to disclose such Information and to treat such Information confidentially in accordance with the terms of this Section 10.17), (b) to the extent requested or required by any governmental agency or other regulatory authority (including any self-regulatory organization having or claiming to have jurisdiction) or in connection with any legal proceedings to make any disclosure that is prohibited or otherwise constrained by this Section 10.17, the Agent, Group Agent or Lender, as applicable, will (other than in connection with any regulatory inquiry or proceeding), to the extent reasonably practicable and permitted by law, judicial or regulatory authority, provide the Borrower and Member with prompt written notice of such requirement so that the Borrower or Member, as the case may be, may seek a protective order or other appropriate relief (at the Borrower’s sole expense), and subject to the foregoing, such Agent, Group Agent or Lender, as applicable, may furnish that portion (and only that portion) of the Information that the Agent or Lender, as applicable, is legally compelled or is otherwise required to disclose without liability hereunder, (c) subject to an agreement containing provisions substantially the same as those of this Section 10.17, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Financing Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any of its obligations, (d) with the consent of the Borrower, (e) to the extent such Information becomes publicly known or generally made available other than as a result of a breach of this Section 10.17, (f) any Rating Agency, surety, guarantor, first loss provider or credit or liquidity enhancer to a Conduit Lender or a Committed Lender or (g) a Conduit Lender’s respective management companies, administrators and referral agents (each a “Program Administrator”), issuing agents or depositories, commercial paper dealers or investors or any holders of any loss participation notes issued by such Conduit Lender.  For the purposes of this Section 10.17, “Information” shall mean (A) any information disclosed by the Borrower, Member or its Affiliates, either directly or indirectly, in writing, orally or by

Kronor Loan Agreement

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

inspection of tangible objects, including algorithms, business plans, customer data, customer lists, customer names, designs documents, drawing, engineering information, financial analysis, forecasts, formulas, hardware configuration information, know-how, ideas, inventions, market information, marketing plans, processes, products, product plans, research, specifications, software, data tags and content, source code, trade secrets or any other information which is designated as “confidential,” “proprietary” or some similar designation or should be reasonably be understood by the receiving party as being confidential, (B) any information otherwise obtained, directly or indirectly, by a receiving party through inspection, review or analysis of the disclosed information and (C) this Agreement, the terms hereof and the transactions contemplated hereby.  Information that is disclosed orally shall be “Information” for purposes of this Section 10.17 if it is (x) designated as confidential at the time of disclosure or within a reasonable time after disclosure; or (y) should be reasonably understood to be confidential.  Information may also include information of a third party that is in the possession of the Borrower, Member or its Affiliate and is disclosed to the Agents and the Lenders in connection with this Agreement.  Clause (a) and (b) of the definition of Information shall not, however, include any information that (1) was publicly known and made generally available in the public domain prior to the time of disclosure, (2) becomes publicly known and made generally available after disclosure other than as a result of a breach of this Section 10.17, (3) is already in the possession of the Agent or Lender at the time of disclosure as shown by the Agent’s or Lender’s files and records immediately prior to the time of disclosure, (4) is obtained by the Agent or Lender from a third party lawfully in possession of such information and without a breach of such third party’s obligations of confidentiality, or (5) is independently developed by the Agent or Lender without use or reference to the Borrower’s, Member’s or their Affiliates’ Information, as shown by documents and other competent evidence in the Agent’s, Group Agent’s or Lender’s possession.  Any Person required to maintain the confidentiality of Information as provided in this Section 10.17 shall be considered to have complied with its obligation to do so if such Person has taken at least those measures that it take to protect its own confidential information of a similar nature, but in no case less than reasonable care (including all precautions the Agent, Group Agent or Lender employs with respect to its confidential materials).  For the avoidance of doubt, any Borrower Materials, including those marked “PUBLIC” pursuant to Section 10.1(d) are subject to the confidentiality provisions of this Section 10.17.

10.18Survival of Agreements.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Financing Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fees or any other amount payable under this Agreement or any other Financing Document is outstanding and unpaid and so long as the Commitments have not been terminated.  The provisions of Sections 2.4(d), 2.6, 2.7, 5.10, 10.4, this 10.18 and 10.20 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Financing Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Group Agent or any Lender.

Kronor Loan Agreement

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

10.19Electronic Execution of Assignments and Certain Other Documents.  The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including assignment agreements, amendments or other modifications, Borrowing Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by the Administrative Agent.

10.20Agreement Not to Petition; Excess Funds.

(a)Each party hereto hereby covenants and agrees that it will not institute against or join any other Person in instituting against the Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States prior to the date which is one year and one day after the payment in full of all outstanding indebtedness of the Conduit Lender.  The agreements set forth in this clause (a) and the parties’ respective obligations under this clause (a) shall survive the termination of this Agreement.

(b)Each party hereto hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Loans, it will not institute against, or join any other Person in instituting against Borrower or Member any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.  The provisions of this clause (b) shall survive the termination of this Agreement.

10.21No Recourse.

(a)Notwithstanding anything to the contrary contained in this Agreement, the parties hereto hereby acknowledge and agree that all transactions with each Conduit Lender hereunder shall be without recourse of any kind to such Conduit Lender.  Each Conduit Lender shall have no liability or obligation hereunder unless and until the Conduit Lender has received such amounts from the Notes.  In addition, the parties hereto hereby agree that the Conduit Lender shall have no obligation to pay the parties hereto any amounts constituting fees, reimbursement for expenses or indemnities (collectively, the “Expense Claims”) and such Expense Claims shall not constitute a claim (as defined in section 101 of title 11 of the Bankruptcy Code of the United States) against the Conduit Lender, unless or until the Conduit Lender has received amounts sufficient to pay such Expense Claims pursuant to the Notes and such amounts are not required to pay the outstanding indebtedness of the Conduit Lender.

Kronor Loan Agreement

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(b)The agreements set forth in this Section 10.21 and the parties’ respective obligations under this Section 10.21 shall survive the termination of this Agreement.

ARTICLE 11
limited GUARANTY; TAX LOSS POLICIES

11.1The Guarantee.  The Limited Guarantor hereby guarantees, as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due or performance by the Borrower of its obligations pursuant to Section 5.19 to cause Equity Contributions to be made to the Borrower (the Equity Contributions required to be made to the Borrower under Section 5.19 being herein collectively called the “Guaranteed Obligations”). The Limited Guarantor hereby agrees that if the Borrower shall fail to pay in full when due or perform any of the Guaranteed Obligations, the Guarantor will promptly pay the same in cash or perform, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due in accordance with the terms of such extension or renewal.  For avoidance of doubt, the Limited Guarantor does not guarantee the payment or performance of any Obligations other than the Guaranteed Obligations.

11.2Obligations Unconditional.  The obligations of the Limited Guarantor under Section 11.1 shall constitute a guarantee of payment and performance and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (except for payment, performance or satisfaction in full of the Guaranteed Obligations). Without limiting the generality of the foregoing but subject in all respects to the requirements of Section 9.14(a), it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Limited Guarantor hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(A)

at any time or from time to time, without notice to the Limited Guarantor, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(B)	any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;
(C)

the maturity of any of the Obligations that comprise Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Financing Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or, except as permitted pursuant to Section 11.9, any

Kronor Loan Agreement

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security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
(D)	any Lien or security interest granted to, or in favor of any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or
(E)	the release of any other guarantor pursuant to Section 11.9 or otherwise.

The Limited Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever (other than notices expressly provided for in this Agreement or the other Financing Documents to the Limited Guarantor), and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Limited Guarantor waives, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Limited Guarantor hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Limited Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

11.3Reinstatement.  The obligations of the Limited Guarantor under this Article 11 shall not be satisfied and shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Obligations that comprise the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise but in each case solely to the extent that such rescinded or otherwise restored payment is actually returned to the Limited Guarantor or any Person (other than any Loan Party or any other Affiliate of Limited Guarantor) in respect of Limited Guarantor’s actions or inactions (it being understood and agreed that the return of such a payment to a Loan Party, any other Affiliate of Limited Guarantor or any other Person other than the Limited Guarantor or any Person (other than any Loan Party or any other Affiliate of Limited

Kronor Loan Agreement

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Guarantor) in respect of Limited Guarantor’s actions or inactions shall not result in any reinstatement of the Limited Guarantor’s obligations under this Article 11).

11.4Subrogation; Subordination.  The Limited Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.1, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

11.5Remedies.  The Limited Guarantor agrees that, as between the Limited Guarantor and the Lenders, the obligations of the Borrower under this Agreement and the Notes that constitute the Guaranteed Obligations, if any, may be declared to be forthwith due and payable as provided in Section 8.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.2) for purposes of Section 11.1, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Limited Guarantor for purposes of Section 11.1.

11.6[Reserved].

11.7Continuing Guarantee.  The guarantee in this Article 11 is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

11.8General Limitation on Guarantee Obligations.  In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of Limited Guarantor under Section 11.1 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.1, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by the Limited Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

11.9Release of Guarantor.  When the Discharge Date has occurred, this Agreement and the Guarantees made herein shall terminate with respect to all Guaranteed Obligations.

11.10Representations and Warranties.   Limited Guarantor represents to each Agent and the Lenders as of the Closing Date:

(a)it is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware;

Kronor Loan Agreement

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(b)it has all requisite corporate power and authority to execute, deliver and perform this Agreement;

(c)it has duly authorized, executed and delivered this Limited Guaranty, and this Agreement is fully enforceable against it in accordance with its terms, subject to applicable Bankruptcy Laws, insolvency Laws and other Laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether a proceeding is sought in equity or at law);

(d)neither the execution nor delivery of this Limited Guaranty nor compliance with or fulfillment of the terms, conditions, and provisions hereof, conflicts with, results in a breach or violation of the terms, conditions, or provisions of, or constitutes a default, an event of default, or an event creating rights of acceleration, termination, or cancellation, or a loss of rights under (i) the organizational documents of the Limited Guarantor, (ii) any judgment, decree, order, contract, agreement, indenture, instrument, note, mortgage, lease, governmental permit, or other authorization, right, restriction, or obligation to which the Limited Guarantor is a party or any of its property is subject or by which Guarantor is bound, or (iii) any federal, state, or local law, statute, ordinance, rule or regulation applicable to the Limited Guarantor;

(e)no material consent, authorization, approval, order, license, certificate, or permit or act of or from, or declaration of filing with, any Governmental Authority or any party to any material contract, agreement, instrument, lease, or license to which the Limited Guarantor is a party or by which the Limited Guarantor is bound, is required for the execution, delivery, performance or compliance with the terms hereof by the Limited Guarantor, except as have been obtained as required prior to the date hereof;

(f)there is no pending, or to the best of its knowledge, threatened, litigation against the Limited Guarantor in any court or before any commission or regulatory body, whether federal, state or local, that challenges the validity or enforceability of this Limited Guaranty;

(g)the Limited Guarantor is not insolvent within the meaning of applicable Bankruptcy Laws; and

(h)with the assistance of counsel of its choice, it has read and reviewed this Limited Guaranty and such other documents as it and its counsel deemed necessary or desirable to read.

11.11Tax Loss Policies.

(a)The Limited Guarantor shall, within sixty (60) days of the Closing Date, deliver a Tax Loss Policy in respect of each Subject Fund listed on Appendix 4 on the Closing Date other than [***] and [***], each in form and substance reasonably acceptable to the Administrative Agent.

(b)The Limited Guarantor shall, within sixty (60) days after a Potential New Fund becomes a Subject Fund, deliver a Tax Loss Policy in respect of such Subject Fund in form and substance substantially identical to any prior Tax Loss Policy delivered by Borrower pursuant to

Kronor Loan Agreement

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this Agreement or otherwise in form and substance reasonably acceptable to the Administrative Agent; provided, however, no Tax Loss Policy shall be required for any Subject Fund (i) with an Inverted Lease Structure in respect of which (A) such payments to be made by the Lessee to the Lessor as rent on any date under the lease may not be reduced as a result of any Tax Loss and (B) the amount of distributions on any date from the Lessor to the Borrower may not be reduced as a result of any Tax Loss or non-payment of a Tax Loss Indemnity, (ii) in respect of which the Investor has expressly subordinated the payment of Tax Loss Indemnity to the payment of Obligations under the Financing Documents, (iii) that has a Purchase Option date that is fixed and not based upon the achievement of a target internal rate of return or otherwise impacted in any way by any Tax Loss or non-payment of a Tax Loss Indemnity or (iv) that benefits from other credit support covering substantially the same risks as a Tax Loss Policy and otherwise reasonably acceptable to the Administrative Agent.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Kronor Loan Agreement

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their officers thereunto duly authorized as of the day and year first above written.

MEGALODON SOLAR, LLC,
as Borrower

By: /s/ Brad Buss
Name: Brad Buss
Title: Treasurer

[Signature Page to Loan Agreement]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

BANK OF AMERICA, N.A.,
as Collateral Agent for the Secured Parties and Administrative Agent for the Lenders

By: /s/ Darleen R. Parmelee
Name: Darleen R. Parmelee
Title: Vice President

[Signature Page to Loan Agreement]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

BANK OF AMERICA, N.A.,
as a Committed Lender

By: /s/ Sheikh Omer-Farooq
Name: Sheikh Omer-Farooq
Title: Director

BANK OF AMERICA, N.A.,
as a Group Agent

By: /s/ Sheikh Omer-Farooq
Name: Sheikh Omer-Farooq
Title: Director

[Signature Page to Loan Agreement]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Committed Lender

By: /s/ Jason Muncy
Name: Jason Muncy
Title: Director

By: /s Oliver Nisenson
Name: Oliver Nisenson
Title: Director

CREDIT SUISSE AG, NEW YORK BRANCH,
as a Group Agent

By: /s/ Jason Muncy
Name: Jason Muncy
Title: Director

By: /s Oliver Nisenson
Name: Oliver Nisenson
Title: Director

[Signature Page to Loan Agreement]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

DEUTSCHE BANK AG, NEW YORK BRANCH,
as a Committed Lender

By: /s/ Vinod Mukani
Name: Vinod Mukani
Title: Director

DEUTSCHE BANK AG, NEW YORK BRANCH,
as a Group Agent

By: /s/ B. Chatterjee
Name: B. Chatterjee
Title: Managing Director

[Signature Page to Loan Agreement]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

GIFS CAPITAL COMPANY LLC,
as a Conduit Lender

By: /s/ Thomas J. Irvin
Name: Thomas J. Irvin
Title: Manager

[Signature Page to Loan Agreement]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Solely in respect of its obligations under Article 11, Section 10.20 and Section 10.21:

SOLARCITY CORPORATION,
as Limited Guarantor

By: /s/ Brad Buss
Name: Brad Buss
Title: Chief Financial Officer

[Signature Page to Loan Agreement]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT A
to Loan Agreement

FORM OF NOTE

[See Attached]

Exhibit A

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to BANK OF AMERICA, N.A. or its registered assigns (the “Group Agent”), on behalf of the Lenders in its related Group, in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Group to the Borrower under that certain Loan Agreement, dated as of May 4, 2015 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, SolarCity Corporation, solely in its capacity as limited guarantor, the Lenders from time to time party thereto, the Group Agents from time to time party thereto, Bank of America, N.A., as collateral agent for the Secured Parties (“Collateral Agent”), as the administrative agent for the Lenders (“Administrative Agent”), Bank of America, N.A. and Credit Suisse Securities (USA) LLC, as joint structuring agents, and Bank of America, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank AG, New York Branch, as joint book runners and joint lead arrangers.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Exhibit A

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THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

MEGALODON SOLAR, LLC,
a Delaware limited liability company

By: ___________________________________
Name:
Title:

Exhibit A

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

LOANS AND PAYMENTS with respect thereto

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exhibit A

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT B-1
to Loan Agreement

FORM OF BORROWING NOTICE

[See Attached]

Exhibit B-1

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

BORROWING NOTICE

Date:____________1
Requested Borrowing Date:_____________

Bank of America, N.A.
Administrative Agent
901 Main Street
Mail Code:  TX1-492-14-12
Dallas, TX  75202-3714

Attention: [***]
Telephone:  [***]
Telecopy:  [***]
[***]

Bank of America, N.A.
900 West Trade Street
Mail Code:  NC1-026-06-03
Charlotte, NC 28255-0001
Attention:  [***]
Telephone:  [***]
Telecopy:  [***]
[***]

Re:Project Kronor Loan Facility

This Borrowing Notice is delivered to you pursuant to Section 2.1(a)(iii) of the Loan Agreement dated as of May 4, 2015 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”), among Megalodon Solar, LLC, a Delaware limited liability company (the “Borrower”), SolarCity Corporation, solely in its capacity as limited guarantor, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), each group agent from time to time party thereto (collectively, the “Group Agents” and individually, a “Group Agent”), Bank of America, N.A., as collateral agent for the Secured Parties (the “Collateral Agent”), as the administrative agent for the Lenders (“Administrative Agent”), Bank of America, N.A. and Credit Suisse Securities (USA) LLC, as joint structuring agents, Bank of America, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank AG, New York Branch, as joint book runners and joint lead arrangers, pursuant to which the Lenders have agreed to make Loans to the Borrower. Each capitalized term used and not otherwise defined herein shall have the meaning assigned thereto in Section 1.1 of the Loan Agreement.

This Borrowing Notice constitutes a request for a Loan as set forth below:

[1]	Notice must be received by Administrative Agent at least three (3) Business Days before the date of the Requested Borrowing Date.

Exhibit B-1

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1.The aggregate principal amount of the Loan requested is $____________2 (the “Requested Amount”).

2.The Borrowing Date of the requested Loan is ____________ (the “Requested Borrowing Date”), which is a Business Day.

3.The Applicable Interest Rate of the requested Loan is [Base Rate] [Daily LIBO Rate] [LIBO Rate].

4.Schedule 1 hereto is a Borrowing Base Certificate, dated as of the date hereof, delivered pursuant to Section 2.1(a)(iv)(A) and Section 3.2(c) of the Loan Agreement.

5.[Reserved].

6.Schedule 2 hereto contains a copy of each Interest Rate Protection Agreement to be entered into by the Borrower on the Requested Borrowing Date in accordance with Section 2.13 of the Loan Agreement, and such Interest Rate Protection Agreements constitute all Interest Rate Protection Agreements required under Section 2.13 in respect of the Borrowing requested hereunder.

7.Proceeds of the Loan should be directed [in accordance with the flow of funds memorandum delivered on the date hereof to the Administrative Agent] [to the following account[s]:  ________].

The undersigned further confirms and certifies to Administrative Agent and each Lender that, as of the date hereof:

(a)All representations and warranties of the Loan Parties under the Financing Documents are true and correct in all material respects as of such Borrowing Date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date), other than those representations and warranties which are modified by materiality by their own terms, which shall be true and correct in all respects as of such Borrowing Date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all respects as of such earlier date).

(b)No Default or Event of Default has occurred and is continuing or will result from the making of the Borrowing of such Loan.

(c)All Liens contemplated to be created and perfected in favor of the Collateral Agent pursuant to the Collateral Documents shall have been so created, perfected and filed in the applicable jurisdictions, including in respect of Borrower’s Equity Interest in each Managing Member of any Subject Fund.

[2]	The Requested Amount exceeds $2,500,000 or such lesser amount as is remaining under the Commitment.

Exhibit B-1

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(d)All amounts required to be paid to or deposited with any Secured Party under any Financing Document, and all taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments required to be filed as a condition precedent to Section 3.1 or Section 3.2 of the Loan Agreement have been paid in full (or shall be paid concurrently with the occurrence of Borrowing requested hereunder).3

(e)After giving effect to the Borrowing hereby and any Watched Fund identified in the Borrowing Base Certificate attached hereto as Schedule 2, the Borrower is in compliance with the Borrowing Base Requirements.

(f)No Material Adverse Effect has occurred or is continuing since the Closing Date, and, to the Borrower’s Knowledge, no event or circumstance exists that could reasonably be expected to result in a Material Adverse Effect.

(g)No Bankruptcy Event has occurred with respect to any Borrower Subsidiary Party or SolarCity [except, with respect to any Borrower Subsidiary Party, as noted in (k) below].

(h)The conditions precedent set forth in Sections 3.3 and 3.4, respectively, of the Loan Agreement with respect to any new Systems or any new Subject Funds added to the Available Borrowing Base for the purpose of making the Borrowing requested hereby shall have been satisfied in all respects as of the Requested Borrowing Date.

(i)The Interest Reserve Account has been funded in an amount at least equal to the Interest Reserve Required Balance.

(j)Each Current System is an Eligible System, except as noted in (k) below.

(k)No Current System is excluded from the definition of Net Cash Flow, no Subject Fund is a Watched Fund, and no Funded System has become excluded from the definition of Net Cash Flow other than the following: [•]4.

[Remainder of Page Intentionally left blank]

[3]	Agents and Lenders may consent to other arrangements for paying such amounts.
[4]	Insert any Watched Systems and applicable Eligibility Representations not satisfied as applicable.

Exhibit B-1

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Notice to be executed as of the date first written above.

MEGALODON SOLAR, LLC,
a Delaware limited liability company, as Borrower

By: ___________________________________
Name:
Title:

Exhibit B-1

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1

Borrowing Base Certificate

[See Attached.]

Exhibit B-1

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 2

Interest Rate Protection Agreements

[See Attached.]

Exhibit B-1

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT B-2
to Loan Agreement

FORM OF CONVERSION AND CONTINUATION NOTICE

[See Attached]

Exhibit B-2

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

CONVERSION AND CONTINUATION NOTICE

Date: ___________

Bank of America, N.A.
Administrative Agent
901 Main Street
Mail Code:  TX1-492-14-12
Attention:  [***]
Dallas, TX  [***]
Telephone:  [***]
Telecopy:  [***]
[***]

Bank of America, N.A.
900 West Trade Street
Mail Code:  NC1-026-06-03
Charlotte, NC  28255-0001
Attention:  [***]
Telephone:  [***]
Telecopy:  [***]
[***]

Re:Project Kronor Loan Facility

This Conversion and Continuation Notice is delivered to you pursuant to Section 2.1(a)(vi) of the Loan Agreement dated as of May 4, 2015 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”), among Megalodon Solar, LLC, a Delaware limited liability company (the “Borrower”), SolarCity Corporation, solely in its capacity as limited guarantor, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), each group agent from time to time party thereto (collectively, the “Group Agents” and individually, a “Group Agent”), Bank of America, N.A., as collateral agent for the Secured Parties (the “Collateral Agent”), as the administrative agent for the Lenders (“Administrative Agent”), Bank of America, N.A. and Credit Suisse Securities (USA) LLC, as joint structuring agents, Bank of America, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank AG, New York Branch, as joint book runners and joint lead arrangers, pursuant to which the Lenders have agreed to make Loans to the Borrower.  Each capitalized term used and not otherwise defined herein shall have the meaning assigned thereto in Section 1.1 of the Loan Agreement.

This Conversion and Continuation Notice constitutes a request to [convert a Base Rate Loan to a Daily LIBO Rate Loan] [convert a Base Rate Loan to a LIBO Rate Loan] [convert a LIBO Rate Loan to a Daily LIBO Rate Loan] [convert a LIBO Rate Loan to a Base Rate Loan] [convert a Daily LIBO Rate Loan to a LIBO Rate Loan] [convert a Daily LIBO Rate Loan to a Base Rate Loan] as set forth below (the “Conversion”):

1.The aggregate principal amount of the Loan is originally $__________.

Exhibit B-2

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

2.The Borrowing Date[s] of the Loan[s] to be [continued][converted] [was] [were] __________.

3.The date of the requested Conversion is __________.

Exhibit B-2

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned has caused this Conversion Notice to be executed as of the date first written above.

MEGALODON SOLAR, LLC,
a Delaware limited liability company, as Borrower

By: ___________________________________
Name:
Title:

Exhibit B-2

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT C
to Loan Agreement

FORM OF ASSIGNMENT AND ACCEPTANCE

[See Attached]

Exhibit C

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]5 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]6 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]7 hereunder are several and not joint.]8  Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Loan Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

[5]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[6]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[7]	Select as appropriate.
[8]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit C

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1.	Assignor[s]:_________________________________ _________________________________ [Assignor [is] [is not] a Defaulting Lender]
2.	Assignee[s]:_________________________________ _________________________________ [for each Assignee, indicate [Affiliate][Related Fund] of [identify Lender]]
3.	Borrower(s):_________________________________
4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Loan Agreement
5.

Loan Agreement:  Loan Agreement, dated as of May 4, 2015, among Megalodon Solar, LLC, a Delaware limited liability company, SolarCity Corporation, solely in its capacity as limited guarantor, each lender from time to time party thereto, each group agent from time to time party thereto, Bank of America, N.A., as collateral agent for the Secured Parties, as the administrative agent for the Lenders, Bank of America, N.A. and Credit Suisse Securities (USA) LLC, as joint structuring agents, Bank of America, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank AG, New York Branch, as joint book runners and joint lead arrangers, pursuant to which the Lenders have agreed to make Loans to the Borrower

6.	Assigned Interest[s]:

Assignor[s][9]	Assignee[s][10]	Facility Assigned[11]	Aggregate Amount of Commitment/Loans for all Lenders[12]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[13]	CUSIP Number
		__________	$___________	$__________	_________%
		__________	$___________	$__________	__________%
		__________	$___________	$__________	_________%

[7.Trade Date:__________________]14

[9]	List each Assignor, as appropriate.
[10]	List each Assignee and, if available, its market entity identifier, as appropriate.
[11]	Fill in the appropriate terminology for the types of facilities under the Loan Agreement that are being assigned under this Assignment (e.g., “Term Loan Commitment”, etc.).
[12]	Amounts in this column and in the column immediately to the right to be adjusted to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[13]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[14]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit C

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Effective Date:  _______________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR[S]15
[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S]16
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[15]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[16]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

Exhibit C

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Consented to and Accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By: ___________________________________
Name:
Title:

Exhibit C

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1.Representations and Warranties.17

1.1.Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim created by it, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Financing Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Financing Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Financing Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Financing Document.

1.2.Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it is an Eligible Assignee pursuant to the Loan Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.3 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender,

[17]	Add Section 10.20(a) of the Loan Agreement if either or both parties to the Assignment is/are (a) Conduit Lender(s).

Exhibit C

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Financing Documents are required to be performed by it as a Lender.

2.Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.General Provisions.  This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit C

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT D
to Loan Agreement

FORM OF INCREMENTAL LOAN COMMITMENT INCREASE NOTICE

[See Attached]

Exhibit D

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

INCREMENTAL LOAN COMMITMENT INCREASE NOTICE

[Letterhead of Borrower]

Bank of America, N.A.
Administrative Agent
901 Main Street
Mail Code:  TX1-492-14-12
Dallas, TX  75202-3714

Attention: [***]
Telephone:  [***]
Telecopy:  [***]
[***]

Bank of America, N.A.
900 West Trade Street
Mail Code:  NC1-026-06-03
Charlotte, NC 28255-0001
Attention:  [***]
Telephone:  [***]
Telecopy:  [***]
[***]

[DATE]

Re:MEGALODON SOLAR, LLC

Incremental Loan Commitment Increase Notice

Ladies and Gentlemen:

The undersigned, Megalodon Solar, LLC, a Delaware limited liability company (the “Borrower”), refers to the Loan Agreement, dated as of May 4, 2015 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”), among the Borrower, SolarCity Corporation, solely in its capacity as limited guarantor, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), each group agent from time to time party thereto (collectively, the “Group Agents” and individually, a “Group Agent”), Bank of America, N.A., as collateral agent for the Secured Parties (the “Collateral Agent”), as the administrative agent for the Lenders (“Administrative Agent”), Bank of America, N.A. and Credit Suisse Securities (USA) LLC, as joint structuring agents, Bank of America, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank AG, New York Branch, as joint book runners and joint lead arrangers, pursuant to which the Lenders have agreed to make Loans to the Borrower.  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

The Borrower hereby requests an Incremental Loan Commitment Increase under Section 2.9 of the Loan Agreement and in connection therewith sets forth below the information relating

Exhibit D

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

to such Incremental Loan Commitment Increase (the “Proposed Incremental Loan Commitment Increase”) as required by such Section 2.9 of the Loan Agreement:

(a)The Business Day of the Proposed Incremental Term Loan Commitment

Increase is ____________, 20__.18

(b)The amount of the Proposed Incremental Term Loan Commitment

Increase is _______________ Dollars ($___________).19

(c)The upfront fees the Borrower proposes to pay to participating Lenders in such Incremental Loan Commitment is _______________ Dollars ($___________).

(d)The Applicable Margin the Borrower proposes to apply with respect to the Incremental Loans being requested is ______%.

(e)The maturity date the Borrower proposes be applicable to the Incremental Loans being requested is _______________.

(f)No Default or Event of Default has occurred and is continuing.

(g)Immediately before and after giving effect to the Incremental Loan Commitment Increase, the Borrower is in pro forma compliance with the Borrowing Base Requirements.

(h)No Sweep Event or Subject Fund Sweep Event has occurred and remains ongoing.

(i)Since the delivery of the most recent financial statements of the Borrower delivered pursuant to Section 5.3 of the Loan Agreement, no Material Adverse Effect has occurred or is continuing.

[The remainder of this page is intentionally blank. The next page is the signature page.]

[18]	Such date must be prior to the expiry of the Availability Period.
[19]	Increases must be in increments of $5,000,000 and be equal to or exceed a minimum of $10,000,000 or such lesser amount equal to the remaining Incremental Loan Amount.

D-2

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned has executed this Incremental Loan Increase Notice as of the date first written above.

MEGALODON SOLAR, LLC,
a Delaware limited liability company, as Borrower

By: ___________________________________
Name:
Title:

Exhibit D

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT E

to Loan Agreement

FORM OF INCREASING INCREMENTAL LENDER CONFIRMATION

[See Attached]

Exhibit E

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

INCREASING INCREMENTAL LENDER CONFIRMATION

Reference is made to the Loan Agreement, dated as of May 4, 2015 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”), among Megalodon Solar, LLC, a Delaware limited liability company (the “Borrower”), SolarCity Corporation, solely in its capacity as limited guarantor, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), each group agent from time to time party thereto (collectively, the “Group Agents” and individually, a “Group Agent”), Bank of America, N.A., as collateral agent for the Secured Parties (the “Collateral Agent”), as the administrative agent for the Lenders (“Administrative Agent”), Bank of America, N.A. and Credit Suisse Securities (USA) LLC, as joint structuring agents, Bank of America, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank AG, New York Branch, as joint book runners and joint lead arrangers, pursuant to which the Lenders have agreed to make Loans to the Borrower. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

The undersigned Committed Lender hereby certifies as follows:

1.In accordance with Section 2.9(b) of the Loan Agreement, such Committed Lender has agreed to increase its Incremental Loan Commitment under the Loan Agreement as of [•], 201[•] (the “Incremental Loan Increase Date”). [Such Incremental Loan Commitment Increase is subject to the satisfaction (or waiver) of the conditions set forth in Section 2.9(e) of the Loan Agreement on or prior to the Incremental Loan Commitment Increase Date.]20 After giving effect to such Incremental Loan Commitment Increase, the Commitments of such Committed Lender shall be in the amounts set forth on Annex 1 hereto.

[The remainder of this page is intentionally blank. The next page is the signature page.]

[20]	Include bracketed text to the extent increase is requested pursuant to Section 2.9 of the Loan Agreement.

Exhibit E

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have caused this Increasing Incremental Lender Confirmation to be duly executed as of the date first above written.

[NAME OF INCREASING INCREMENTAL LENDER]

By:

Name:

Title:

Date:

For acceptance and recordation in the register:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:

Name:

Title:

Exhibit E

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Annex I

to Increasing Incremental Lender Confirmation

Lender’s Undisbursed Commitment Pre-Commitment Increase	Lender’s Outstanding Loans Pre-Commitment Increase	Lender’s Undisbursed Commitment Post-Commitment Increase	Lender’s Outstanding Loans Post-Commitment Increase
$	$	$	$

Exhibit E

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT F-1

to Loan Agreement

FORM OF NEW COMMITTED LENDER ACCESSION AGREEMENT

[See Attached]

Exhibit F-1

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

NEW COMMITTED LENDER ACCESSION AGREEMENT

This ACCESSION AGREEMENT (this “Accession Agreement”), dated as of ____________, is by ________________ (the “New Committed Lender”).

RECITALS

WHEREAS, reference is made to the Loan Agreement, dated as of May 4, 2015 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”), among Megalodon Solar, LLC, a Delaware limited liability company (the “Borrower”), SolarCity Corporation, solely in its capacity as limited guarantor, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), each group agent from time to time party thereto (collectively, the “Group Agents” and individually, a “Group Agent”), Bank of America, N.A., as collateral agent for the Secured Parties (the “Collateral Agent”), as the administrative agent for the Lenders (“Administrative Agent”), Bank of America, N.A. and Credit Suisse Securities (USA) LLC, as joint structuring agents, Bank of America, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank AG, New York Branch, as joint book runners and joint lead arrangers, pursuant to which the Lenders have agreed to make Loans to the Borrower.; and

WHEREAS, the New Committed Lender has accepted an offer to provide an Incremental Loan Commitment to the Borrower in an aggregate principal amount not to exceed ____________ Dollars ($__________), subject to the terms of the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. All capitalized terms not otherwise defined herein  shall have the respective meanings set forth in the Loan Agreement.

SECTION 2. Assumption. As of the effective date set forth on the signature  page to this Accession Agreement (the “Effective Date”), subject to and in accordance with the Loan Agreement, the New Committed Lender irrevocably agrees to provide the Incremental Loan Commitment. The New Committed Lender shall have all of the rights and be subject to all of the obligations in its capacity as a Committed Lender under the Loan Agreement, each other Financing Document, and any other documents or instruments delivered pursuant thereto or in connection therewith and shall have all rights to all claims, suits, causes of action and any other right of a Lender against any Person, that arise from transactions, events or occurrences on or after the Effective Date, whether known or unknown, arising under or in connection with the Loan Agreement, each other Financing Document, and any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, statutory claims and all other claims at law or in equity.

Upon acceptance and recording of the assumption made pursuant to this Accession Agreement by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Incremental Loan Commitment and any

Exhibit F-1

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Incremental Loans made by the New Committed Lender (including all payments of principal, interest, fees and other amounts) to the New Committed Lender for amounts that have accrued from and including the Effective Date.

SECTION 3. Representations, Warranties and Undertakings. The New Committed Lender: (i) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Accession Agreement and to consummate the transactions contemplated hereby and to become a Committed Lender under the Loan Agreement and the other Financing Documents, (ii) acknowledges and confirms that it has received a copy of the Loan Agreement, each other Financing Document and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Accession Agreement and to provide the Incremental Loan Commitment and any Loans made by the New Committed Lender, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Secured Party, (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Borrower, or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement or any other Financing Document, (iv) appoints and authorizes each Agent and the Depositary to take such action as agent on its behalf and to exercise such powers under the Loan Agreement or the other Financing Documents as are delegated to such Agent or the Depositary, as applicable, by the terms thereof, together with such powers as are reasonably incidental thereto, (v) will perform in accordance with their terms all of the obligations that by the terms of the Financing Documents are required to be performed by it as a Lender and (vi) appoints and authorizes [______] as its “Group Agent,” which appointment [______] hereby accepts. The New Committed Lender further confirms and agrees that in becoming a Committed Lender and in making Loans under the Loan Agreement, such actions have and will be made without recourse to, or representation or warranty, by any Secured Party.

The New Committed Lender further agrees to furnish to the Administrative Agent and, to the extent required by the Loan Agreement, the Borrower, no later than the Effective Date, an Administrative Questionnaire and any tax forms required under the Loan Agreement.

SECTION 4. Effectiveness. The effectiveness of the making of the Commitment hereunder is subject to (i) the due execution and delivery of this Accession Agreement by the New Committed Lender, (ii) consent, not to be unreasonably withheld, by the Administrative Agent and the Borrower to this Accession Agreement, (iii) the registration of such Incremental Loan Commitment by the Administrative Agent in the Register and (iv) the satisfaction (or waiver) of each of the conditions set forth in Section 2.9(e) of the Loan Agreement.

Simultaneously with the execution and delivery by the parties hereto of this Accession Agreement to the Administrative Agent for its recording in the Register, the New Committed Lender may request that Notes be executed and delivered to the New Committed Lender reflecting the amounts of the Commitment of the New Committed Lender.

Except as otherwise provided in the Loan Agreement, effective as of the Effective Date, the New Committed Lender shall be deemed automatically to have become a party to, and the New Committed Lender agrees that it will be bound by the terms and conditions set forth in, the

Exhibit F-1

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Loan Agreement, and shall have all the rights and obligations of a “Committed Lender” under the Loan Agreement and the other Financing Documents for the Loans and/or Commitments held by it as if it were an original signatory thereto or an original Committed Lender thereunder.

SECTION 5. Governing Law. THIS ACCESSION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Counterparts. This Accession Agreement may be executed in  any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Accession Agreement by telecopy or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Accession Agreement.

SECTION 7. Further Assurances. The New Committed Lender hereby agrees to execute and deliver such other instruments, and take such other action, as either the Borrower or the Administrative Agent may reasonably request in connection with the transactions contemplated by this Accession Agreement including the delivery of any notices to the Borrower or the Agents that may be required in connection herewith.

SECTION 8. Binding Effect; Amendment. This Accession Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, subject, however, to the provisions of the Loan Agreement. No provision of this Accession Agreement may be amended, waived or otherwise modified except by an instrument in writing signed by the New Committed Lender and the Administrative Agent.

SECTION 9. Administrative Agent Enforcement. The Administrative Agent shall be entitled to rely upon and enforce this Accession Agreement against the New Committed Lender in all respects.

[The remainder of this page is intentionally blank. The next page is the signature page.]

Exhibit F-1

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have caused this Accession Agreement to be duly executed by a Responsible Officer as of the date first above written.

The effective date for this Accession Agreement is the date this Accession Agreement is acknowledged and accepted by the Administrative Agent and the Borrower ________________, 20_____ (the “Effective Date”).

[NEW COMMITTED LENDER]

By:

Name:

Title:

[NEW GROUP AGENT] By: Name: Title: BANK OF AMERICA, N.A.,
as Administrative Agent

By: ___________________________________
Name:
Title:
MEGALODON SOLAR, LLC,
a Delaware limited liability company, as Borrower

By: ___________________________________
Name:
Title:

Exhibit F-1

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT F-2

to Loan Agreement

FORM OF NEW CONDUIT LENDER ACCESSION AGREEMENT

[See Attached]

Exhibit F-2

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

NEW CONDUIT LENDER ACCESSION AGREEMENT

This ACCESSION AGREEMENT (this “Accession Agreement”), dated as of ____________, is by ________________ (the “New Conduit Lender”).

RECITALS

WHEREAS, reference is made to the Loan Agreement, dated as of May 4, 2015 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”), among Megalodon Solar, LLC, a Delaware limited liability company (the “Borrower”), SolarCity Corporation, solely in its capacity as limited guarantor, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), each group agent from time to time party thereto (collectively, the “Group Agents” and individually, a “Group Agent”), Bank of America, N.A., as collateral agent for the Secured Parties (the “Collateral Agent”), as the administrative agent for the Lenders (“Administrative Agent”), Bank of America, N.A. and Credit Suisse Securities (USA) LLC, as joint structuring agents, Bank of America, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank AG, New York Branch, as joint book runners and joint lead arrangers; and

WHEREAS, the ____________ (the “Related New Committed Lender”) has accepted an offer to provide an Incremental Loan Commitment to the Borrower in an aggregate principal amount not to exceed ____________ Dollars ($__________), subject to the terms of the Loan Agreement;

WHEREAS, New Conduit Lender and Related New Committed Lender desire for New Conduit Lender to act as Conduit Lender in the same Group as Related New Committed Lender.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. All capitalized terms not otherwise defined herein  shall have the respective meanings set forth in the Loan Agreement.

SECTION 2. Assumption. As of the effective date set forth on the signature  page to this Accession Agreement (the “Effective Date”), subject to and in accordance with the Loan Agreement, the New Conduit Lender irrevocably agrees to act as Conduit Lender in the Group of Related New Committed Lender. The New Conduit Lender shall have all of the rights and be subject to all of the obligations in its capacity as a Conduit Lender under the Loan Agreement, each other Financing Document, and any other documents or instruments delivered pursuant thereto or in connection therewith and shall have all rights to all claims, suits, causes of action and any other right of a Lender against any Person, that arise from transactions, events or occurrences on or after the Effective Date, whether known or unknown, arising under or in connection with the Loan Agreement, each other Financing Document, and any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, statutory claims and all other claims at law or in equity.

Exhibit F-2

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Upon acceptance and recording of the assumption made pursuant to this Accession Agreement by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Incremental Loan Commitment and any Incremental Loans made by the New Conduit Lender (including all payments of principal, interest, fees and other amounts) to the New Conduit Lender for amounts that have accrued from and including the Effective Date.

SECTION 3. Representations, Warranties and Undertakings. The New Conduit Lender: (i) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Accession Agreement and to consummate the transactions contemplated hereby and to become a Conduit Lender under the Loan Agreement and the other Financing Documents, (ii) acknowledges and confirms that it has received a copy of the Loan Agreement, each other Financing Document and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Accession Agreement and to provide any Loans made by the New Conduit Lender, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Secured Party, (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Borrower, or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement or any other Financing Document, (iv) appoints and authorizes each Agent and the Depositary to take such action as agent on its behalf and to exercise such powers under the Loan Agreement or the other Financing Documents as are delegated to such Agent or the Depositary, as applicable, by the terms thereof, together with such powers as are reasonably incidental thereto, (v) will perform in accordance with their terms all of the obligations that by the terms of the Financing Documents are required to be performed by it as a Lender and (vi) acknowledges and accepts the appointment of [______] as its Group Agent. The New Conduit Lender further confirms and agrees that in becoming a Conduit Lender and in making Loans under the Loan Agreement, such actions have and will be made without recourse to, or representation or warranty, by any Secured Party.

The New Conduit Lender further agrees to furnish to the Administrative Agent and, to the extent required by the Loan Agreement, the Borrower, no later than the Effective Date, an Administrative Questionnaire and any tax forms required under the Loan Agreement.

SECTION 4. Effectiveness. The effectiveness of the making of the Commitment hereunder is subject to (i) the due execution and delivery of this Accession Agreement by the New Conduit Lender, (ii) consent, not to be unreasonably withheld, by the Administrative Agent and the Borrower to this Accession Agreement, (iii) the registration of such Incremental Loan Commitment by the Administrative Agent in the Register, (iv) the satisfaction (or waiver) of each of the conditions set forth in Section 2.9(e) of the Loan Agreement and (v) on or prior to the date hereof, the due execution and delivery of an accession agreement, in the form required under Section 2.9(c) of the Loan Agreement, by the Related New Committed Lender,.

Simultaneously with the execution and delivery by the parties hereto of this Accession Agreement to the Administrative Agent for its recording in the Register, the New Conduit Lender may request that Notes be executed and delivered to the New Conduit Lender reflecting the amounts of the Commitment of the Related New Committed Lender.

Exhibit F-2

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Except as otherwise provided in the Loan Agreement, effective as of the Effective Date, the New Conduit Lender shall be deemed automatically to have become a party to, and the New Conduit Lender agrees that it will be bound by the terms and conditions set forth in, the Loan Agreement, and shall have all the rights and obligations of a “Conduit Lender” under the Loan Agreement and the other Financing Documents for the Loans held by it as if it were an original signatory thereto or an original Conduit Lender thereunder.

SECTION 5. Governing Law. THIS ACCESSION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Counterparts. This Accession Agreement may be executed in  any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Accession Agreement by telecopy or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Accession Agreement.

SECTION 7. Further Assurances. The New Conduit Lender hereby agrees to execute and deliver such other instruments, and take such other action, as either the Borrower or the Administrative Agent may reasonably request in connection with the transactions contemplated by this Accession Agreement including the delivery of any notices to the Borrower or the Agents that may be required in connection herewith.

SECTION 8. Binding Effect; Amendment. This Accession Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, subject, however, to the provisions of the Loan Agreement. No provision of this Accession Agreement may be amended, waived or otherwise modified except by an instrument in writing signed by the New Conduit Lender and the Administrative Agent.

SECTION 9. Administrative Agent Enforcement. The Administrative Agent shall be entitled to rely upon and enforce this Accession Agreement against the New Conduit Lender in all respects.

[The remainder of this page is intentionally blank. The next page is the signature page.]

Exhibit F-2

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have caused this Accession Agreement to be duly executed by a Responsible Officer as of the date first above written.

The effective date for this Accession Agreement is the date this Accession Agreement is acknowledged and accepted by the Administrative Agent and the Borrower ________________, 20_____ (the “Effective Date”).

[NEW CONDUIT LENDER]

By:

Name:

Title:

BANK OF AMERICA, N.A.,
as Administrative Agent

By: ___________________________________
Name:
Title:
MEGALODON SOLAR, LLC,
a Delaware limited liability company, as Borrower

By: ___________________________________
Name:
Title:

Exhibit F-2

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT G

to Loan Agreement

FORM OF BORROWING BASE CERTIFICATE

[See Attached]

Exhibit G

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT G

to Loan Agreement

BORROWING BASE CERTIFICATE

This Borrowing Base Certificate (this “Borrowing Base Certificate”) dated as of __________, 20__, in respect of the period ending on __________, 20__  (the “Computation Date”) is delivered to you on pursuant to Section 5.15 of the Loan Agreement dated as of May 4, 2015 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”), among Megalodon Solar, LLC, a Delaware limited liability company (the “Borrower”), SolarCity Corporation, solely in its capacity as limited guarantor, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), each group agent from time to time party thereto (collectively, the “Group Agents” and individually, a “Group Agent”), Bank of America, N.A., as collateral agent for the Secured Parties (the “Collateral Agent”), as the administrative agent for the Lenders (“Administrative Agent”), Bank of America, N.A. and Credit Suisse Securities (USA) LLC, as joint structuring agents, Bank of America, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank AG, New York Branch, as joint book runners and joint lead arrangers, pursuant to which the Lenders have agreed to make Loans to the Borrower. Each capitalized term used and not otherwise defined herein shall have the meaning assigned thereto in Section 1.1 of the Loan Agreement.

The undersigned Responsible Officer of Borrower hereby certifies, represents and warrants as of the date hereof that he/she is the ___________ of Borrower, and that, as such, he/she is authorized to execute and deliver this Borrowing Base Certificate to the Administrative Agent on behalf of the Borrower, and that:

(a)all information contained herein and attached hereto is true and complete, and  that calculations contained herein and attached hereto as Schedule 1 (the “Borrowing Base Certificate Calculations”) are true and complete;

(b)Schedule 2 hereto contains the updated Aggregate Advance Model, Net Cash Flows and Revised Net Cash Flows for each Approved Subject Fund, delivered pursuant to Section 2.1(a)(iv)(B) and Section 3.2(c) of the Loan Agreement;

(c)as of the date hereof, the Subject Fund Value, Subject Fund Borrowing Base and Advance Rate for each Subject Fund, including Subject Funds being proposed to be included in the Available Borrowing Base as of a Borrowing Date, are as follows:

Subject Fund	Discounted Solar Asset Balance	Advance Rate	Subject Fund Borrowing Base

Exhibit G

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(d)as of the date hereof, no Subject Fund is a Watched Fund [other than the following:21

Watched Fund	Conditions/Circumstances causing Watched Fund

];

(e)as of the date hereof, no System is a Defaulted System or a Terminated System [other than as set forth on Schedule 3 hereto];

(f)as of the date hereof, the Borrower [is] [is not] in compliance with the Borrowing Base Requirement;

(g)no Default of Event of Default has occurred or is continuing pursuant to the Loan  Agreement;

(h)[no][a] Bankruptcy Event has occurred with respect to SolarCity subsequent to the immediately preceding Borrowing Base Certificate delivered pursuant to the Loan Agreement;

(i)as of the date hereof, the Available Borrowing Base is $___________, and Outstanding Principal is $________________;

(j)as of the date hereof, the percentage of Eligible Systems in each Subject Fund that constitute PTO Systems is:

Subject Fund	% of Eligible Systems that are PTO Systems

Insert any Watched Fund and the applicable clause of the definition thereof for the reason a Subject Fund is a Watched Fund. Include representation for Borrowing Base Certificate Dates that do not coincide with the delivery of Borrowing Notices (NB: Borrowing Base Certificates will be delivered after the termination of the Availability Period, at which point this representation will be required as a mechanism to alert the Lenders of any new Watched Assets).

Exhibit G

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

]; [and]

(k)as of the date hereof, the Managing Member Payment Level [is] [is not] less than [90]% as of the previous Quarterly Date and the Subject Fund Payment Level in respect of any Subject Fund [is] [is not] less than [85%] as of the previous Quarterly Date[.][; and]

[(l)  To the extent this Borrowing Base Certificate relates to the delivery of a Borrowing Notice:

(1)Schedule 3 hereto lists for the Subject Fund (i) each Current System and (ii) the applicable system information in the System Consolidator with respect to the Current System;

(2)to the extent not otherwise previously delivered to the Administrative Agent, for the benefit of each Lender, in connection with the submission of this Borrowing Base Certificate, Borrower has electronically delivered to the Administrative Agent, for the benefit of each Lender copies of each Completion Certificate with respect to the Subject Funds that has been delivered to the applicable Investor since the date of the last Borrowing Base Certificate;

(3)to the extent not otherwise previously delivered to the Administrative Agent, for the benefit of each Lender, in connection with the submission of this Borrowing Base Certificate, Borrower has electronically delivered to the Administrative Agent, for the benefit of each Lender, true, correct and complete copies of (i) each Customer Agreement for each Current System and (ii) any other data, documentation, analysis or report reasonably requested by the Administrative Agent with respect to such Systems or the associated Host Customers and commercially available to the Borrower, in each case with respect to a Current System;

(4)to the extent not otherwise previously delivered to the Administrative Agent, for the benefit of each Lender, in connection with the submission of this Borrowing Base Certificate, Borrower has electronically delivered to the Administrative Agent, for the benefit of each Lender, financial statements and/or credit reports that any Lender has reasonably requested with respect to a Current System with a commercial Host Customer that does not have a publicly available rating from a recognized national rating agency that was current as of the date that the Customer Agreement corresponding to such System was executed.]

[Remainder of page intentionally left blank]

Exhibit G

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Base Certificate to be executed and delivered, and the certifications and warranties contained herein to be made on behalf of the Borrower, by a Responsible Officer of the Borrower as of the date first written above.

MEGALODON SOLAR, LLC,
a Delaware limited liability company, as Borrower

By: ___________________________________
Name:
Title:

Exhibit G

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1

Borrowing Base Calculations

[To be provided by the Borrower on each Borrowing Base Certificate Date]

Exhibit G

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 2

Aggregate Advance Model

[see attached.]

Exhibit G

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 3

Current Systems

[see attached.]

Exhibit G

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT H-1

to Loan Agreement

FORM OF AGGREGATE ADVANCE MODEL

[See Attached File – “Aggregate Advance Model_2015-05-04_Final.xlxs” and Assumptions Page Immediately Following]

[Not Provided]

Exhibit H-1

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT H-2

to Loan Agreement

FORM OF SYSTEM CONSOLIDATOR

[See Attached File – “System Consolidator_2015-05-04_Final.xlsx”]

[Not Provided]

Exhibit H-2

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT I

to Loan Agreement

FORM OF US TAX COMPLIANCE CERTIFICATE

[See Attached]

Exhibit I

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

US TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of May 4, 2015 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”), among Megalodon Solar, LLC, a Delaware limited liability company (the “Borrower”), SolarCity Corporation, solely in its capacity as limited guarantor (the “Limited Guarantor”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), each group agent from time to time party thereto (collectively, the “Group Agents” and individually, a “Group Agent”), Bank of America, N.A., as collateral agent for the Secured Parties (the “Collateral Agent”), as the administrative agent for the Lenders (“Administrative Agent”), Bank of America, N.A. and Credit Suisse Securities (USA) LLC, as joint structuring agents, Bank of America, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank AG, New York Branch, as joint book runners and joint lead arrangers.

Pursuant to the provisions of Section 2.4(g) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BENE (or W-8BEN, as applicable).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]
By: _______________________
Name:
Title:
Date: _______________, 20[ ]

Exhibit I

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

US TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of May 4, 2015 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”), among Megalodon Solar, LLC, a Delaware limited liability company (the “Borrower”), SolarCity Corporation, solely in its capacity as limited guarantor (the “Limited Guarantor”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), each group agent from time to time party thereto (collectively, the “Group Agents” and individually, a “Group Agent”), Bank of America, N.A., as collateral agent for the Secured Parties (the “Collateral Agent”), as the administrative agent for the Lenders (“Administrative Agent”), Bank of America, N.A. and Credit Suisse Securities (USA) LLC, as joint structuring agents, Bank of America, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank AG, New York Branch, as joint book runners and joint lead arrangers.

Pursuant to the provisions of Section 2.4(g) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BENE (or W-8BEN, as applicable).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name:
Title:
Date: _______________, 20[ ]

Exhibit I

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

US TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of May 4, 2015 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”), among Megalodon Solar, LLC, a Delaware limited liability company (the “Borrower”), SolarCity Corporation, solely in its capacity as limited guarantor (the “Limited Guarantor”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), each group agent from time to time party thereto (collectively, the “Group Agents” and individually, a “Group Agent”), Bank of America, N.A., as collateral agent for the Secured Parties (the “Collateral Agent”), as the administrative agent for the Lenders (“Administrative Agent”), Bank of America, N.A. and Credit Suisse Securities (USA) LLC, as joint structuring agents, Bank of America, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank AG, New York Branch, as joint book runners and joint lead arrangers.

Pursuant to the provisions of Section 2.4(g) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BENE (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BENE (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name:
Title:
Date: _______________, 20[ ]

Exhibit I

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

US TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of May 4, 2015 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”), among Megalodon Solar, LLC, a Delaware limited liability company (the “Borrower”), SolarCity Corporation, solely in its capacity as limited guarantor (the “Limited Guarantor”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), each group agent from time to time party thereto (collectively, the “Group Agents” and individually, a “Group Agent”), Bank of America, N.A., as collateral agent for the Secured Parties (the “Collateral Agent”), as the administrative agent for the Lenders (“Administrative Agent”), Bank of America, N.A. and Credit Suisse Securities (USA) LLC, as joint structuring agents, Bank of America, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank AG, New York Branch, as joint book runners and joint lead arrangers.

Pursuant to the provisions of Section 2.4(g) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Financing Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BENE (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BENE (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]
By: _______________________
Name:

Exhibit I

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Title:
Date: _______________, 20[ ]

Exhibit I

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT J

to Loan Agreement

Minimum Provisions of Tax Equity Required Consent22

I.	Partnership Flip Structures

(a)(i) Solely to the extent the Partnership Units (as defined below) are to be pledged, the Partnership Managing Member (the “SolarCity Member”) is permitted to encumber all of its Equity Interests in the related Partnership (the “Partnership Units”), (ii) Borrower is permitted to encumber all of its Equity Interests in the Partnership Managing Member (the “Managing Member Units”) and (iii) Member permitted to encumber all of its Equity Interests in Borrower (the “Borrower Units” and, together with the Partnership Units and the Managing Member Units, the “SolarCity Units”), in each case in favor of a lender (or an agent acting on behalf of such lender) of such Person (or an affiliate of such Person) (“Lender”) without the further consent of the Investor.

Note: Provisions of Exhibit J required to be included in Tax Equity Required Consent except to the extent incorporated in the applicable LLCA without the requirement for any additional approval or satisfaction of additional conditions, as reasonably determined by the Administrative Agent.

Exhibit J

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(b)Each Lender (or its transferee or an agent acting on behalf of such lender) is permitted to foreclose (or transfer in lieu thereof) on the SolarCity Units (or any of them) under the Financing Documents without the consent of the Investor and is entitled to enforce such foreclosure rights so long as (i) any exercise of remedies in respect of such foreclosure (or transfer in lieu thereof) (A) does not cause termination of the Partnership for income tax purposes unless the transferee or another Person reasonably acceptable to the Investor has agreed to indemnify the Investor for any losses associated with such termination, (B) does not violate any securities laws or any other applicable federal or state laws, (C) would not cause the Company to be classified as a corporation for federal income tax purposes, (D) would not cause the assets of the Company to become subject, wholly or partly, to the alternative depreciation systems in Section 168(g) of the Code, (E) would not cause the Investor (or any bank holding company or other regulated bank entity that controls such Investor) (I) to be prohibited (or to believe, based on advice of its regulatory counsel or regulators that there is a significant risk that it will be prohibited) from holding, or exercising any material right with respect to, all or any portion of its Equity Interests in the related Partnership or (II) to own, control or have power (including voting rights) over a greater quantity of Equity Interests of the related Partnership than is permitted under any law or regulation or any requirement of any Governmental Authority applicable to such Person or to which such Person is subject and (F) is made pursuant to an assignment agreement in the form attached to the LLCA executed by all relevant Persons, (ii) the conditions set forth in Section 7.3(b) of the CADA are satisfied in respect thereof,  (iii) each Lender (or its transferee or an agent acting on behalf of such lender) (A) is not on the OFAC List and (B) has provided to the Investor all information reasonably requested by such Investor in connection with such Investor’s “know your customer” requirements and (iv) [Insert other conditions in Section 9.2(a) (Conditions Applicable to All

Transfers) as agreed to by Investor and Administrative Agent]  (collectively, clauses (i) through [(iv)], “LLCA Transfer Preconditions”).

(c)Subject to the LLCA Transfer Preconditions and any other conditions acceptable to the Administrative Agent and specifically set forth in a Tax Equity Required Consent otherwise meeting the requirements of this Exhibit J, Lender (or an agent acting on behalf of such Lender) is permitted, without the consent of the Investor after foreclosure (or transfer in lieu thereof) on the SolarCity Units (or any of them) by Lender (or an agent acting on behalf of such Lender), to transfer all of the SolarCity Units (or any of them) to any Person; provided that such Person may be required to be a “Qualified Transferee” (or such other term as may be used in the Partnership’s LLCA) meeting certain ownership, management and/or operating experience criteria, which Investor has expressly agreed may be met by appointment of a third party satisfying such criteria; provided further that such Person, except to the extent that it is a Lender (or an agent acting on behalf of such Lender), may be required to satisfy minimum creditworthiness or net worth tests; provided, that such Person executes, adopts and acknowledges the LLC Agreement and any other agreement as the Managing Member may reasonably deem necessary to confirm the undertaking of such Person to be bound by the terms of the LLC Agreement and, except as set forth in the immediately succeeding paragraph, to assume the obligations of the transferor under the LLC Agreement to the extent the transferor is to be released from such obligation.

(d)Each Lender (or its transferee or an agent acting on behalf of such Lender) after foreclosure (or transfer in lieu thereof) on the SolarCity Units (or any of them) shall not be responsible for any obligations or liabilities of the SolarCity Member arising prior to such foreclosure (or transfer in lieu thereof) relating to  (i) the amount of Tax Credit eligible to be received by the Partnership with respect to a System or (ii) the SolarCity Member’s, or any of its Affiliates’, acts or omissions, fraud, gross negligence or misrepresentations under the Project Documents.

(e)Investor shall not have any right of first refusal or offer in respect of any transfer of the SolarCity Units (or any of them).

(f)Investor acknowledges that Borrower has agreed with the Lender that it will not suffer to exist, or allow the Partnership to suffer to exist, any Lien on any of its property or PV Systems, whether now owned or hereafter acquired, except for Permitted Liens as defined in the LLCA.

II.	Partnership Lease Pass Through Structures

Exhibit J

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(a) (i) Solely to the extent the Partnership Units (as defined below) are to be pledged, the Lessor Managing Member (the “SolarCity Member”) is permitted to encumber all of its Equity Interests in the related Lessor (the “Partnership Units”), (ii) Borrower is permitted to encumber all of its Equity Interests in the Partnership Managing Member (the “Managing Member Units”) and (iii) Member permitted to encumber all of its Equity Interests in Borrower (the “Borrower Units” and, together with the Partnership Units and the Managing Member Units, the “SolarCity Units”), in each case in favor of a lender (or an agent acting on behalf of such lender) of such Person (or an affiliate of such Person) (“Lender”) without the further consent of the Investor or the Lessee.

(b)Each Lender (or its transferee or an agent acting on behalf of such lender) is permitted to foreclose (or transfer in lieu thereof) on the SolarCity Units (or any of them) under the Financing Documents without the consent of the Investor or the Lessee and is entitled to enforce such foreclosure rights so long as (i) any exercise of remedies in respect of such foreclosure (or transfer in lieu thereof) (A) does not cause termination of the Lessor for income tax purposes unless the transferee or another Person reasonably acceptable to the Investor has agreed to indemnify the Investor and the Lessee for any losses associated with such termination, (B) does not violate any securities laws or any other applicable federal or state laws, (C) would not cause the Company to be classified as a corporation for federal income tax purposes, (D) would not cause the assets of the Company to become subject, wholly or partly, to the alternative depreciation systems in Section 168(g) of the Code, (E) would not cause the Investor (or any bank holding company or other regulated bank entity that controls such Investor) (I) to be prohibited (or to believe, based on advice of its regulatory counsel or regulators that there is a significant risk that it will be prohibited) from holding, or exercising any material right with respect to, all or any portion of its Equity Interests in the related Partnership or (II) to own, control or have power (including voting rights) over a greater quantity of Equity Interests of the related Partnership than is permitted under any law or regulation or any requirement of any Governmental Authority applicable to such Person or to which such Person is subject and (F) is made pursuant to an assignment agreement in the form attached to the LLCA executed by all relevant Persons, (ii) the conditions set forth in Section 7.3(b) of the CADA are satisfied in respect thereof and (iii) each Lender (or its transferee or an agent acting on behalf of such lender) (1) is not on the OFAC List and (2) has provided to the Investor all information reasonably requested by such Investor in connection with such Investor’s “know your customer” requirements and (iv) [Insert other conditions in Section 9.2(a) (Conditions Applicable to All Transfers) as agreed to by Investor and Administrative Agent]  (collectively, clauses (i) through [(iv)], “LLCA Transfer Preconditions”).

(c)Subject to the LLCA Transfer Preconditions and any other conditions acceptable to the Administrative Agent and specifically set forth in a Tax Equity Required Consent otherwise meeting the requirements of this Exhibit J, Lender (or an agent acting on behalf of such Lender) is permitted, without the consent of the Investor or Lessee after foreclosure (or transfer in lieu thereof) on the SolarCity Units (or any of them) by Lender (or an agent acting on behalf of such Lender), to transfer all of the SolarCity Units (or any of them) to any Person; provided that such Person may be required to be a “Qualified Transferee” (or such other term as may be used in the Lessor’s LLCA) meeting certain ownership, management and/or operating experience criteria, which Investor has expressly agreed may be met by appointment of a third party satisfying such criteria; provided further that such Person, except to the extent that it is a Lender (or an agent acting on behalf of such Lender), may be required to satisfy minimum creditworthiness or net worth tests; provided, that such Person executes, adopts and acknowledges the LLC Agreement and any other agreement as the Managing Member may reasonably deem necessary to confirm the undertaking of such Person to be bound by the terms of the LLC Agreement and, except as set forth in the immediately succeeding paragraph, to assume the obligations of the transferor under the LLC Agreement to the extent the transferor is to be released from such obligation.

Exhibit J

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(d)Each Lender (or its transferee or an agent acting on behalf of such Lender) after foreclosure (or transfer in lieu thereof) on the SolarCity Units (or any of them) shall not be responsible for any obligations or liabilities of the SolarCity Member arising prior to such foreclosure (or transfer in lieu thereof) relating to  (i) the amount of Tax Credit eligible to be received by the Partnership with respect to a System or (ii) the SolarCity Member’s, or any of its Affiliates’, acts or omissions, fraud, gross negligence or misrepresentations under Project Documents.

(e)Neither Investor nor Lessee shall have any right of first refusal or offer in respect of any transfer of the SolarCity Units (or any of them).

(f)Investor and Lessee acknowledge that Borrower has agreed with the Lender that it will not suffer to exist, or allow the Lessor to suffer to exist, any Lien on any of its property or PV Systems, whether now owned or hereafter acquired, except for Permitted Liens as defined in the LLCA.

III.	Inverted Lease Structures

(a)Investor acknowledges that (i) Borrower has pledged the membership interests in Lessor and Lender may assume Lessor’s position under the Master Lease in the event of a foreclosure on such membership interests, (ii) Lessor has pledged all of its assets to Lender (including the PV Systems owned by Lessor) and (iii) Lender shall be entitled to participate in the selection of any replacement provider under any maintenance services agreement relative to the Subject Fund to which the Lessee is a party.

IV.	Other Financed Structures

[With respect to each Potential New Fund that is an Other Financed Structure, to be agreed amongst Borrower, Administrative Agent, Collateral Agent and the Required Lenders upon admission of such Potential New Fund]

V.	Repeat Other Financed Structures

The provisions agreed by Borrower, Administrative Agent, Collateral Agent and the Required Lenders pursuant to Section IV immediately above upon admission of the related Other Financed Structure shall be applicable to each future related Repeat Other Financed Structure.

Exhibit J

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 1.1(A)

KNOWLEDGE INDIVIDUALS

[***]

Schedule 1.1(A)

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 1.1(B)

CHANGE IN CONTROL

Partnership Managing Member / Lessor Managing Member / Borrower Subsidiary (Other Non-Financed Structure)	Equity Interests Owned as of date related Partnership or Lessor Partnership becomes a Subject Fund
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Schedule 1.1(B)

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 1.1(C)

OPERATING ACCOUNT

Bank of America

11 West 33rd Street

New York, NY 10001

Federal ABA # [***]

Beneficiary name: Megalodon Solar, LLC

Beneficiary account: [***]

Schedule 1.1(C)

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 3.1(m)

CONSENTS

[***]

•Consent of Investor Member

[***]

•Consent of Lessee and each Investor

[***]

•Consent of Lessee and Investor

Schedule 3.1(M)

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 5.13

SEPARATENESS PROVISIONS

The Company shall maintain its existence separate and distinct from any other Person, including taking the following actions:

(a)maintaining in full effect its existence, rights and franchises as a limited liability company under the laws of the formation state and obtaining and preserving its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and each other instrument or agreement necessary or appropriate to properly administer this Agreement and permit and effectuate the transactions contemplated hereby and thereby;

(b)maintaining its own deposit accounts, separate from those of any other Person, any of its officers and their respective Affiliates;

(c)conducting all material transactions between the Company and any of its Affiliates on an arm’s length basis and on a commercially reasonable basis;

(d)conducting its affairs separately from those of any other Person, any of its officers or any of their respective Affiliates and maintaining accurate and separate books, records and accounts and financial statements;

(e)acting solely in its own limited liability company name and not that of any other Person, any of its officers or any of their respective Affiliates, and at all times using its own stationery, invoices and checks separate from those of any other Person, any of its officers or any of their respective Affiliates;

(f)not holding itself out as having agreed to pay, or as being liable for, the, obligations of the Member or any of its respective Affiliates;

(g)maintaining all of its assets in its own name and not commingling its assets with those of any other Person;

(h)paying its own operating expenses and other liabilities out of its own funds;

(i)observing all limited liability company formalities, including maintaining meeting minutes or records of meetings and acting on behalf of itself only pursuant to due authorization, required hereby and by the Certificate of Formation of Borrower;

(j)maintaining adequate capital for the normal obligations reasonably foreseeable in light of its contemplated business operations;

(k)paying its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its own assets;

Schedule 5.13

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(l)holding itself out to the public as a legal entity separate and distinct from any other Person.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

ANNEX 1

ACCOUNT INFORMATION

Bank of America, N.A.

ABA #[***]

Dallas, TX

Account No: [***]

F/A: Corporate Credit Services

Ref: Megalodon Solar, LLC

Annex

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

ANNEX 2

LENDERS/LENDING OFFICE

Conduit Lender	Related Committed Lender	Group Agent
None

Bank of America, N.A.
901 Main Street
Mail Code:  TX1-492-14-12
Dallas, TX  75202-3714

Attention: [***]
Telephone:  [***]
Telecopy:  [***]
[***]

With a Copy to:

Bank of America, N.A.
900 West Trade Street
Mail Code:  NC1-026-06-03
Charlotte, NC 28255-0001
Attention:  [***]
Telephone:  [***]
Telecopy:  [***]
[***]

Bank of America, N.A.
901 Main Street
Mail Code:  TX1-492-14-12
Dallas, TX  75202-3714

Attention: [***]
Telephone:  [***]
Telecopy:  [***]
[***]

With a Copy to:

Bank of America, N.A.
900 West Trade Street
Mail Code:  NC1-026-06-03
Charlotte, NC 28255-0001
Attention:  [***]
Telephone:  [***]
Telecopy:  [***]
[***]

GIFS Capital Company, LLC Suite 4900 227 W. Monroe St. Chicago, IL 60606 Attn: Operations Phone: [***] Email: [***]	Credit Suisse AG, Cayman Islands Branch 11 Madison Ave New York, NY 10010 Attention: [***] Telephone: [***] Email: [***]	Credit Suisse AG, New York Branch 11 Madison Ave New York, NY 10010 Attention: [***] Telephone: [***] Email: [***]
None	Deutsche Bank AG, New York Branch 60 Wall Street New York, NY 10005 Attention: [***] Telephone: [***] Email: [***]	Deutsche Bank AG, New York Branch 60 Wall Street New York, NY 10005 Attention: [***] Telephone: [***] Email: [***]

Annex

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

ANNEX 3

SCHEDULE OF LENDER COMMITMENTS

Lender	Commitment
Bank of America, N.A.	$175,000,000
Credit Suisse AG, Cayman Islands Branch	$175,000,000
Deutsche Bank AG, New York Branch	$150,000,000

Annex

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

APPENDIX 1

ADVANCE RATE

The “Advance Rate” means

(i) For a Subject Fund the following percentages:

Subject Fund	Advance Rate	Cash Sweep Fund or Non-Cash Sweep Fund
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

(ii)In respect of any Potential New Fund that becomes a Subject Fund, a percentage as shall be determined in accordance with this Appendix 1 following the completion of due diligence by the Administrative Agent, which by way of example shall be:

Advance Rate

For each Cash Sweep Fund, Non-Cash Sweep Fund and Other Structure, the Advance Rate will be the percentage determined for each System in such Subject Fund based on the “Type of Fund,” in accordance with the table below.

Type of Fund
Cash Sweep Fund (baseline: CB (see below))	CB
Non Cash Sweep Fund (60% baseline)	[***]%
Other Non-Financed Structure (65% baseline)	[***]%

Kronor Loan Agreement – AppendicesAppendix 1 - 1

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Other Financed Structure	[***]%

“CB” or “Cash Sweep Fund Baseline” means, the lesser of (a) [***]% and (b) the percentage obtained by dividing (i) the maximum amount of debt that can be fully supported by Net Cash Flows distributable to the Managing Member(s) of such Subject Fund assuming interest is accruing at the Default Rate when applying the ITC Downside Case to that particular Subject Fund and only that Subject Fund by (ii) the Discounted Solar Asset Balance of such Subject Fund.

“ITC Downside Case” means a scenario in which a 30% reduction in fair market value occurs in the first month that a Subject Fund is included in the Available Borrowing Base and the Aggregate Advance Model is adjusted to calculate the Net Cash Flows distributable to the Managing Member(s) of such Subject Fund in light of such reduction in fair market value and any applicable Cash Sweep Event (as defined in Appendix 7).

For avoidance of doubt, the amounts set forth in this clause (ii) are indicative subject to final determination by the Administrative Agent at the time such Subject Fund is included in the Available Borrowing Base;

(iii)[Reserved].

(iv)All PV Systems in any Watched Fund shall have an Advance Rate of 0% for purposes of calculating the Available Borrowing Base. For avoidance of doubt, this shall include any PV Systems in a Watched Fund that were financed in previous tranches and whose Net Cash Flows were incorporated in previous Available Borrowing Base calculations.

(v)To the extent that, despite negotiating in good faith, the Administrative Agent and the Borrower cannot agree on the Advance Rate under clause (ii) of this Appendix 1, the Advance Rate determined by the Administrative Agent, acting at the direction of the Majority Group Agents, shall prevail.

Kronor Loan Agreement – AppendicesAppendix 1 - 2

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

APPENDIX 2

BORROWING BASE CERTIFICATE CALCULATIONS

I. Borrowing Base Certificate Components

Borrower will submit a certificate (the “Borrowing Base Certificate”) setting forth:

a.	the Discounted Solar Asset Balance of all Systems presented for financing to date, including Systems being submitted in connection with the contemplated draw, if any, including details of:
(i)	the Aggregate Advance Model and Net Cash Flows used to calculate the Available Borrowing Base;
(ii)	Revised Net Cash Flows; and
(iii)	a list identifying each Defaulted System and Terminated System.
b.	the Subject Fund Borrowing Base for each Subject Fund;
c.	the Available Borrowing Base;
d.	the percentage of Eligible Systems included in each Subject Fund that constitute PTO Systems;
e.	the Managing Member Payment Level and the Subject Fund Payment Level in respect of each Subject Fund, in each case, as of the previous Quarterly Date;
f.	the Advance Rate for each Subject Fund;
g.

either (x) certification that no Watched Funds exist or (y) a list identifying each Subject Fund that is a Watched Fund and the condition or conditions that resulted in such Subject Fund being a Watched Fund; and

h.	either (x) certification of compliance with the Borrowing Base Requirements or (y) notice of noncompliance with the Borrowing Base Requirements.

II. Defined terms.

“Aggregate Advance Model” means the model that includes each of the Subject Funds in the form of Exhibit H-1 (which Exhibit H-1 may be updated from time to time with the addition of new Subject Funds or Systems pursuant to Section 2.10 or 3.3(a)), forecasting the Net Cash Flows to each Managing Member under each Subject Fund (including in the case of a Partnership Flip Structure, before and after the expected “Flip Date,” and in the case of an Inverted Lease Structure and a Partnership Lease Pass Through Structure, before and after the expiration of the master lease and to the applicable wholly-owned subsidiary of the Borrower under each Other Non-Financed Structure), in each case: (i) calculated in accordance with and adjusted for the Assumptions, (ii) adjusted to exclude Excluded Revenues and as necessary to

Kronor Loan Agreement – AppendicesAppendix 2 - 1

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

calculate, as applicable, the Investor’s preferred return, the capital contributions made by each Member of a Subject Fund, and the effect of host customer prepayments, customer terminations, Defaulted Systems and Terminated Systems, (iii) accounting for the applicable system information in the System Consolidator, (iv) adjusted to account for the anticipated impact on Net Cash Flow in respect of Borrower’s interest in any Subject Fund assuming that any Investor Withdrawal Option or Purchase Option, if applicable, in respect of such Subject Fund is exercised in accordance with the applicable Project Documents for such Subject Fund, as such impact is determined by the Administrative Agent in consultation with the Borrower and is set forth on a Schedule to the Aggregate Advance Model, and (v) with respect to each Subject Fund financed pursuant to the Loan Agreement after the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent and Majority Group Agents as determined in consultation with the Lenders and the Borrower. In addition, the Aggregate Advance Model will be updated as of the date such model is delivered to reflect any modifications required due to changes in System Consolidator or Revised Net Cash Flow. The System Consolidator shall identify Systems that have become Defaulted Systems and the Aggregate Advance Model shall identify Subject Funds that have become Watched Funds.  Any System with a Host Customer that has no FICO score or a FICO score less than [***] at the time such Host Customer signed the applicable power purchase agreement or lease agreement will be excluded from, or assigned a value of zero in, the Aggregate Advance Model.

“Advance Rate” means, with respect to each Subject Fund, a percentage to be determined in accordance with Appendix 1.

“Assumptions” means the assumptions set forth in the following table:

Characteristic	Assumptions
Insolation	P50
Availability (Availability loss)	100% (0%)
Degradation	0.5% per annum
Host Customer Default	0.5% per annum
Reserve Deposits	the sum of the Supplemental Reserve Deposits and the Tax Loss Required Deposits to be required under and as defined in the CADA for such Subject Fund
O&M and Administrative Costs	Year 1: $25/k/Wdc/year With escalation of 2% per annum thereafter

“Available Borrowing Base” means the sum of the Subject Fund Borrowing Bases for all Subject Funds less the sum of the Aggregate Sub-Limit 1 Balance, the Aggregate Sub-Limit 2 Balance, the Aggregate Sub-Limit 3 Balance, the Aggregate Sub-Limit 4 Balance, the Aggregate Sub-Limit 5 Balance, the Aggregate Sub-Limit 6 Balance, and the Aggregate Sub-Limit 7 Balance; provided, however, if as of the date of a Borrowing Base Certificate, the aggregate Subject Fund Borrowing Bases of all full Cash Sweep Funds exceed ten percent (10%) of the Available Borrowing Base, then the Subject Fund Borrowing Base of each full Cash Sweep Fund

Kronor Loan Agreement – AppendicesAppendix 2 - 2

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shall be deemed to be reduced on a pro rata basis (and the Available Borrowing Base shall be deemed to be reduced accordingly) in a sufficient amount so that the aggregate Subject Fund Borrowing Bases of all full Cash Sweep Funds no longer exceed ten percent (10%) of the Available Borrowing Base; provided, further that if as of the date of a Borrowing Base Certificate, the aggregate Subject Fund Borrowing Bases of all full and partial Cash Sweep Funds exceed fifty percent (50%) of the Available Borrowing Base, then the Subject Fund Borrowing Base of each full and partial Cash Sweep Fund shall be deemed to be reduced on a pro rata basis (and the Available Borrowing Base shall be deemed to be reduced accordingly) in a sufficient amount so that the aggregate Subject Fund Borrowing Bases of all full and partial Cash Sweep Funds no longer exceed fifty percent (50%) of the Available Borrowing Base.

“Cash Sweep Event” has the meaning set forth in Appendix 7.

“Carrying Cost” means, the sum of (i) the weighted average swap rate under all Interest Rate Hedge Agreements and Interest Rate Cap Agreements, (ii) the Applicable Margin and (iii) all other relevant transaction fees, converted where necessary from a fixed amount to a relevant margin basis.

“Defaulted System” means any System (i) that has not been in service for 180 days or more (subject to force majeure exceptions) and is not a Terminated System, (ii) where (a) the related Host Customer is more than 120 days past due on any portion of a contractual payment due under the related Customer Agreement and (b) the related Customer Agreement has not been brought current or the related PV System has not been removed and re-deployed and/or the related Customer Agreement reassigned (or a replacement Customer Agreement executed) within 240 days after the end of such 120-day period or (iii) with respect to which a Host Customer has failed to make a buy-out payment that is due and payable under a Customer Agreement.  For the avoidance of doubt, any past due amounts owed by an original Host Customer after reassignment to, or execution of, a replacement Customer Agreement with a new Host Customer shall not cause a System to be deemed to be a Defaulted System.

“Discount Rate” means the amount that is the greater of (i) 6.00% and (ii) the Carrying Cost.

“Discounted Solar Asset Balance” or “DSAB” means for each Subject Fund, an amount equal to the net present value of Net Cash Flow calculated using a discount rate equal to the Discount Rate.

“Investor Guarantor” means, with respect to any Subject Fund, the guarantor under any Guarantee issued by SolarCity and/or any of its Affiliates for the benefit of the Investor in connection with such Subject Fund.

“Investor Withdrawal Option” means the right of an Investor under the applicable Project Documents of a Subject Fund to withdraw from the applicable Partnership or other entity in which Investor holds an interest in such Subject Fund.

“Month-to-Month Customer Agreement” means a Customer Agreement without a specific length of term and which may be terminated by Host Customer for any reason at any time, pursuant to the applicable Customer Agreement.

Kronor Loan Agreement – AppendicesAppendix 2 - 3

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“Net Cash Flow” means an amount equal to the sum of the aggregate forecasted Distributions of On-Going Revenue (a) paid or payable to each Managing Member on account of its respective interest in a Subject Fund or (b) paid or payable to the applicable wholly-owned subsidiary of the Borrower in an Other Non-Financed Structure, in each case as set forth in the Aggregate Advance Model (provided, the forecasted Distributions of On-Going Revenue shall only include contracted cash flows attributable to the initial term (excluding any renewal period) of the applicable Customer Agreement).  Net Cash Flow will not include (i) un-contracted state incentives and rebates, (ii) cash flows from Systems that fail to meet the Eligibility Representations or, as of any Scheduled Payment Date, the Ongoing Eligibility Representations, (iii) cash flows from any Defaulted Systems, (iv) cash flows from Inspected Systems that have failed to reach PTO status within 90 days of reaching Inspected Status (except for Systems residing in the following utility districts: NSTAR Electric (Boston Edison), PSE&G Long Island, PSE&G New Jersey, Portland General Electric, Arizona Public Service Company, TXU Energy, Delmarva Power (DE), and Turlock Irrigation District, in which case the limit will be 120 days and further except for Systems residing in the following utility districts: Los Angeles Department of Water & Power, PEPCO (MD); Hawaiian Electric Company; NSTAR Electric (Cambridge Electric Light);) and Xcel Energy, in which case such limit will be 180 days), and (v) cash flows from any Systems the Customer Agreement in respect of which is a Month-to-Month Customer Agreement.

“Ongoing Eligibility Representations” has the meaning given in Appendix 3.

“Revised Net Cash Flow” means, as of each date a Borrowing Base Certificate is delivered, a revised calculation of Net Cash Flows that includes the effect of:

1.Any buy-out payment that has been received in accordance with the applicable Customer Agreement;

2.Host Customer transfers in accordance with the applicable Customer Agreement, with respect to which the transferee of a Host Customer’s interest in a System fails to meet the transfer requirements, including any credit requirements, as set forth in any applicable Project Documents.  For the avoidance of doubt, the FICO score associated with the System will be updated to reflect the transferee as part of such transfer;

3.Removal of cash flows associated with Terminated Systems, Defaulted Systems, Systems that fail to meet the Ongoing Eligibility Representations and Systems that were not Eligible Systems as of the date any Loans were made in respect thereof;

4.[Reserved];

5.Changes to Managing Member cash distribution allocations or Flip Dates (as defined in each Subject Fund’s applicable Material Project Documents) as reflected in any True-Up Models (as defined in each Subject Fund’s applicable Material Project Documents) or updated Tax Equity Models, as applicable, delivered with respect to a Subject Fund; and

6.Changes to the date any System becomes an Inspected System or such System becomes a PTO System.

Kronor Loan Agreement – AppendicesAppendix 2 - 4

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“Subject Fund Borrowing Base” means, for each Subject Fund, (i) an amount equal to the aggregate Discounted Solar Asset Balance of Systems in such Subject Fund less (ii) the sum of the Sub-Limit 1 Balance, the Sub-Limit 2 Balance, the Sub-Limit 4 Balance and the Sub-Limit 5 Balance (all as defined below), in all instances with respect to that Subject Fund, multiplied by the applicable Advance Rate for such Subject Fund.

“Sub-Limit 1 Assets”, “Sub-Limit 2 Assets”, “Sub-Limit 3 Assets”, “Sub-Limit 4 Assets”, “Sub-Limit 5 Assets”, “Sub-Limit 6 Assets”, “Sub-Limit 1 Balance”, “Aggregate Sub-Limit 1 Balance”, “Sub-Limit 2 Balance”, Aggregate Sub-Limit 2 Balance”, “Aggregate Sub-Limit 3 Balance”, “Sub-Limit 4 Balance”, Aggregate Sub-Limit 4 Balance”, “Sub-Limit 5 Balance”, Aggregate Sub-Limit 5 Balance”, “Sub-Limit 6 Assets”, “Aggregate Sub-Limit 6 Balance”, “Sub-Limit 7 Assets” and “Aggregate Sub-Limit 7 Balance” have the meanings set forth below.

Kronor Loan Agreement – AppendicesAppendix 2 - 5

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Sub-Limits
Sub-Limit 1 Assets	Any System for which the related Host Customer had a FICO score of less than [***] at the time of origination shall be deemed a “Sub-Limit 1 Asset”.
Sub-Limit 1 Balance	For any Subject Fund, (i) the greater of (a) 0 and (b) the amount by which the DSAB of all Sub-Limit 1 Assets exceeds 25% of the DSAB of all Eligible Systems, multiplied by (ii) 100%.
Aggregate Sub-Limit 1 Balance

For all Funded Systems, (i) the greater of (a) 0 and (b) the amount by which the Advance Rate adjusted DSAB of all Sub-Limit 1 Assets exceeds 10% of the sum of the Subject Fund Borrowing Bases, multiplied by (ii) 100%.

Sub-Limit 2 Assets	Any System for which the related Host Customer had a FICO score less than [***] at the time of origination shall be deemed a “Sub-Limit 2 Asset”.
Sub-Limit 2 Balance

For any Subject Fund, (i) the greater of (a) 0 and (b) the amount by which the DSAB of all Sub-Limit 2 Assets (after giving effect to the Sub-Limit 1 Balance) exceeds 35% of the DSAB of all Eligible Systems, multiplied by (ii) 30%.

Aggregate Sub-Limit 2 Balance

For all Funded Systems, (i) the greater of (a) 0 and (b) the amount by which the Advance Rate adjusted DSAB of all Sub-Limit 2 Assets (after giving effect to the Aggregate Sub-Limit 1 Balance) exceeds 25% of the sum of the Subject Fund Borrowing Bases, multiplied by (ii) 100%.

Sub-Limit 3 Assets	Inspected Systems.
Aggregate Sub-Limit 3 Balance

For all Funded Systems, the sum of (A), which equals (i) the greater of (a) 0 and (b) the amount by which the Advance Rate adjusted DSAB of all Sub-Limit 3 Assets exceeds 40% but is less than 50% of the sum of the Subject Fund Borrowing Bases, multiplied by (ii) 50%, and (B), which equals (iii) the greater of (a) 0 and (b) the amount by which the Advance Rate adjusted DSAB of all Sub-Limit 3 Assets exceeds 50% of the sum of the Subject Fund Borrowing Bases, multiplied by (iv) 100%.

Sub-Limit 4 Assets	Commercial Systems contracted with Non-Investment Grade Commercial Host Customers shall be “Sub-Limit 4 Assets”.
Sub-Limit 4 Balance	For any Subject Fund, the amount by which the DSAB from Sub-Limit 4 Assets exceeds 5% of the DSAB from Eligible Systems owned by such Subject Fund.
Aggregate Sub-Limit 4 Balance	For all Funded Systems, the amount by which the Advance Rate adjusted DSAB from Sub-Limit 4 Assets exceeds 25% of the Advance Rate adjusted DSAB from all Eligible Systems which are Commercial Systems.
Sub-Limit 5 Assets	Commercial Systems contracted with a Shadow Rated Commercial Host Customer shall be “Sub-Limit 5 Assets”.
Sub-Limit 5 Balance	For any Subject Fund, the amount by which the DSAB from Sub-Limit 5 Assets exceeds 20% of the DSAB from Eligible Systems owned by such Subject Fund.

Kronor Loan Agreement – AppendicesAppendix 2 - 6

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Sub-Limits
Aggregate Sub-Limit 5 Balance	For all Funded Systems, the amount by which the Advance Rate adjusted DSAB from Sub-Limit 5 Assets exceeds 50% of the Advance Rate adjusted DSAB from all Eligible Systems which are Commercial Systems.
Sub-Limit 6 Assets	Systems the solar photovoltaic panels and inverters with respect to which were manufactured by Prohibited Manufacturers shall be “Sub-Limit 6 Assets”.
Aggregate Sub-Limit 6 Balance

For all Funded Systems, the amount by which the Advance Rate adjusted DSAB from Sub-Limit 6 Assets exceeds 5% of the DSAB from all Eligible Systems, provided that Administrative Agent will review in its discretion and subject to the approval of the Majority Group Agents increases to such Sub-Limit 6 Balance.

Sub-Limit 7 Assets	Systems that include any battery storage equipment.
Aggregate Sub-Limit 7 Balance	For all Funded Systems, the amount by which the Advance Rate adjusted DSAB from Sub-Limit 7 Assets exceeds 10% of the Advance Rate adjusted DSAB from all Eligible Systems.

“Tax Equity Model” means for each Subject Fund, the financial model delivered to the Administrative Agent as of the Closing Date or the date such Subject Fund was designated as such pursuant to Section 2.10 of the Loan Agreement, as agreed upon by the respective Investor and Managing Member with respect to a Subject Fund and as updated in accordance with the terms of the Project Documents and the terms hereof.

“Watched Funds” means any Subject Fund in respect of which:

(i)	a Funded Subsidiary is subject to a Bankruptcy Event, dissolution event or liquidation event;
(ii)

for a period of more than thirty (30) consecutive days, Investor Guarantor has failed to pay any tax or other indemnity amounts over $175,000 in the aggregate due and owing to the Investor (including amounts owed by any Managing Member, whether or not such amounts are guaranteed by Investor Guarantor), unless such amounts are being contested by the applicable Funded Subsidiary or Investor Guarantor in good faith or to the extent (A) that Managing Member cash flows are escrowed pending resolution of such contest or (B) such indemnity is in respect of a Tax Loss Indemnity and such Tax Loss Indemnity is required to be paid under a Tax Loss Policy (or other independent third-party insurance) as to which the insurer (i) has acknowledged its liability or (ii) during the first 90 days following the submission of a claim under the Tax Loss Policy (or other third-party insurance), has not disputed coverage in respect of such claim;

(iii)	the number of Defaulted Systems equals or exceeds 15% of the total number of Systems included in such Subject Fund (including, for the avoidance of doubt, any removed Systems);

Kronor Loan Agreement – AppendicesAppendix 2 - 7

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(iv)

as of a Scheduled Payment Date or Borrowing Base Certificate Date, for any trailing six (6) month period ending on such date and beginning on the date on which the related Subject Fund Sweep Event first occurred with respect to a Subject Fund, the ratio of: (a) Distributions of Ongoing Revenue in respect of such Subject Fund during such period, to (b) Net Cash Flow for such Subject Fund during such trailing six (6) month period, through and including such date (or if shorter, such period from Closing Date through and including such date) is less than 85%;

(v)

the applicable Managing Member is removed or a notice of the removal of the applicable Managing Member is given and not rescinded or withdrawn within thirty (30) days following the date such notice is given;

(vi)

the occurrence of any default by a Managing Member, Lessor Partnership or Subject Fund under any Project Document or any other material agreement and contracts by which such Person is bound, in each case, that has a Material Adverse Effect or a material adverse effect on the aggregate value of the Collateral;

(vii)

Eligibility Representations with respect to Systems constituting twenty percent (20%) or more of the Discounted Solar Asset Balance of the Subject Fund (as determined by the Administrative Agent with prior written notice to the Borrower) were not true and correct as of the applicable Borrowing Date on which such Eligibility Representations were made with respect to such System;

(viii)

there is entered (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding One Hundred Thousand Dollars ($175,000) (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Subject Fund or any related Funded Subsidiary, except to the extent that (A) within thirty (30) days of the judgment being entered, the amount of such judgment order is fully covered (up to customary deductibles) by a valid and binding policy of insurance or by a surety bond between the defendant and the insurer covering payment thereof and satisfactory to the Majority Group Agents and (B) such insurer or surety has been notified of, and has accepted the claim made for payment of, the amount of such judgment or order;

(ix)

any action, suit, proceeding, claim or dispute is brought or, to the Borrower’s Knowledge, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, either individually or in the aggregate, in respect of which GAAP requires the establishment of a reserve of $350,000 or greater, unless, if such reserve (individually or in the aggregate) is $350,000 or greater but less than 15% of the DSAB of all Eligible Systems, the Borrower has established a cash reserve in the amount of the required GAAP reserve; and

Kronor Loan Agreement – AppendicesAppendix 2 - 8

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(x)

the Borrower Subsidiary Party fails to own 100% of the Equity Interests owned by it as of the date the related Subject Fund becomes a Subject Fund under this Agreement and as set forth on Schedule 1.1(b) hereto (as such schedule may be updated prior to the funding of any new Subject Fund after the Closing Date), in each case, other than any disposition that (x) complies with the terms of Section 2.10 or Section 6.4, (y) is a transfer of less than 1% of such Equity Interests required by the applicable Project Document or (z) otherwise constitutes a Change in Control.

For the avoidance of doubt, at such time as none of the conditions set forth in clauses (i) through (x) above is true in respect of any Subject Fund previously classified as a “Watched Fund”, then such Subject Fund shall no longer be a “Watched Fund” for any purpose under the Loan Agreement to which this Appendix 2 is attached or any other Financing Document referenced therein.

Kronor Loan Agreement – AppendicesAppendix 2 - 9

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APPENDIX 3

ELIGIBILITY REPRESENTATIONS

As of the initial Borrowing Date with respect to each System to be added to the Available Borrowing Base pursuant to Sections 3.3, 3.4 or otherwise, the Borrower hereby makes the following representations (the “Eligibility Representations”) with respect to such System:

1. Accuracy of System Consolidator: The applicable system information in the System Consolidator for the System is complete, accurate, true and correct in all material respects and does not omit any necessary information that makes such entry misleading.

2. Form of Customer Agreement: The Customer Agreement signed by an obligor relating to such System (x) is substantially in the form of one of the template agreements attached to the Subject Funds at the time such Subject Fund was included pursuant to Section 2.10 or (y) is in a form otherwise approved by the Required Group Agents and complies with and satisfies the following conditions:

a.

Customer Agreement: Except to the extent amended, waived, extended or modified in accordance with paragraph 2.b below, the related Customer Agreement provides that an affiliate of Borrower agrees to design, procure and install and maintain and repair PV Systems (subject to force majeure exceptions) at the property specified in such Customer Agreement for no charge (other than any fees related to activation, removal and reinstallation of the system, or other fees as set forth in the form of Customer Agreements as delivered by or on behalf of Borrower to Administrative Agent other than for power purchases or lease payments) over the term of the contract, and the Host Customer agrees to purchase electric energy produced by such Systems or lease such Systems.

b.

Modification to Customer Agreement:  The terms of the related Customer Agreement have not been amended, waived, extended, or modified in any material respect since the System’s date of PTO, except, in the case of a residential Customer Agreement, in compliance with SolarCity’s Credit Underwriting Policy and Collections Policy and in the case of a commercial or governmental Customer Agreement, in compliance with SolarCity’s Commercial Contract Negotiations and Modifications Policy.

c.

Host Customer Payments in U.S. Dollars: The related Host Customer is obligated per the terms of the related Customer Agreement to make payments in U.S. dollars to the counterparty of the related Customer Agreement.

d.

Host Customer:  The related Host Customer satisfied SolarCity’s Credit Underwriting Policy at the time of origination, or if such Host Customer is an MHPI SPE, then at the time of origination, such MHPI SPE (i) had an investment grade credit rating and its base was not on a Defense Base Closure and Realignment Commission (“BRAC”) list of bases and military installations recommended to be closed or (ii) if such MHPI SPE is unrated, its base was not on a BRAC list of bases and military installations recommended to be closed and,

Kronor Loan Agreement – AppendicesAppendix 3 - 1

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upon review of the financials of such MHPI SPE for the past three years (i.e. the last two audited financials) the revenues to cash operating expenses ratio was at least 1.75x in each period and interest and principal on any MHPI SPE bond was current and not in technical default.

e.	Host Customer FICO Score: The related residential Host Customer had a minimum FICO of [***] at the time of origination.
f.

W.A. FICO Score:  After giving effect to the System’s inclusion, the weighted average FICO score for residential Host Customers of Eligible Systems (measured at the time the related Customer Agreement was originated) (i) in all Subject Funds, on an aggregate basis, is at least [***] and (ii) in the individual Subject Fund to which such System is to be added is at least [***] for such Subject Fund.

g.

Absolute and Unconditional Obligation: The related Customer Agreement is by its terms an absolute and unconditional obligation of the Host Customer to pay for electricity generated and delivered or will be generated and delivered by the related PV System to such Host Customer after the related PV System has received permission to operate from the local utility in writing or in such other form as is customarily given by such local utility (“PTO”), and such payment obligations under the related Customer Agreement do not provide for offset for any reason including non-payment or non-performance under any customer warranty agreement or performance guaranty provided to the applicable Host Customer; provided, however, that [***].

h.

Non-cancelable; Prepayable: The related Customer Agreement is non-cancelable by its terms after the start of installation of the System except, in the case of certain commercial or governmental Customer Agreements that are cancelable subject to payment by the related Host Customer of a termination value payment; and, other than with respect to Customer Agreements that have been fully prepaid or partially prepaid prior to the Borrowing Date, the related Customer Agreement is prepayable by its terms only in connection with a Host Customer selling their home to a transferee that is not approved in accordance with the terms of such Customer Agreement in an amount equal to an amount determined by discounting all projected payments that would have become payable thereunder by the Host Customer at a pre-determined discount rate of 5%.

i.

Governing Law of Customer Agreement: The related Customer Agreement is governed by the laws of a state of the United States and was not originated in, nor is it subject to the laws of, any jurisdiction, the laws of which would make unlawful the sale, transfer or assignment of the related Customer Agreement under the applicable Project Document.

j.

Indemnity Provisions:  The related Customer Agreement does not add or remove any indemnity or contingent liability provisions from the applicable form that would reasonably be expected to have a material negative impact on the Borrower’s cash flows.

Kronor Loan Agreement – AppendicesAppendix 3 - 2

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k.

Liquidated Damages: The related Customer Agreement may contain liquidated damages or other penalty provisions, including in connection with performance, deliverability, availability or other similar obligations or guarantees over the term of the Customer Agreement, provided that such obligations or guarantees (i) relate to construction deadlines or otherwise are not applicable for events after Placement in Service or (ii) are backstopped by the corresponding obligations or guarantees under the Project Documents and could not reasonably be expected to have a material adverse effect on Net Cash Flow including any guaranty of System generation performance that is reasonably anticipated to be achieved by a System as of its installation.

3. Legal Compliance: The Customer Agreement and the origination thereof and the installation of the related System, in each case, was in compliance in all material respects with applicable federal, state and local laws and regulations (including all consumer protection laws) at the time such Customer Agreement was originated and executed and such System was installed.

4.Legal, Valid and Binding Agreement: The related Customer Agreement is legal, valid and binding on the related Host Customer, enforceable against such related Host Customer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

5. Full Force and Effect: With respect to the applicable Subject Fund or Other Non-Financed Structure counterparty, the related Customer Agreement is in full force and effect in accordance with its respective terms.

6. Ordinary Course of Business: The related Customer Agreement relates to the sale of power from or the leasing of a PV System originated in the ordinary course of business of an affiliate of Borrower.

7. System: The related System was properly delivered to and installed for the related Host Customer in good repair, without defect, and in satisfactory order.  The related Host Customer has accepted the related PV System, and the PV System is an Inspected System or a PTO System.  Each PV System owned by an Other Non-Financed Structure is a PTO System.

8. Project States: The PV System is either (i) located in a state or locality that is approved in Project Documents corresponding to the applicable Subject Fund, if any, or (ii) solely with respect to any Residential System that is owned by a Subject Fund in respect of which the Project Documents do not limit the sites or localities in which a PV System may be located, is located in a state or locality that is approved in Project Documents corresponding to any Subject Fund.

9. No Condemnation: No condemnation is pending or, to Borrower’s knowledge, threatened with respect to the PV System, or any portion thereof material to the ownership or operation of the PV System, and no unrepaired casualty exists with respect to the PV System or

Kronor Loan Agreement – AppendicesAppendix 3 - 3

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any portion thereof material to the ownership or operation of the PV System or the sale of electricity therefrom.

10.No Defaults or Terminations: The related Customer Agreement is not in default and the related System is not a Terminated System or Defaulted System.  Furthermore, the Host Customer associated with the related Customer Agreement is not a Host Customer for any other Customer Agreement that was originated, acquired and/or serviced by an Affiliate of Borrower that would meet the definition of a Defaulted System.

11.No Delinquencies: The related PV System has not been turned off due to a Host Customer delinquency.

12. Warranties: All manufacturer warranties relating to the related Customer Agreement and the related PV System are in full force and effect and can be enforced by the owner or lessee of such PV System, as applicable (other than with respect to those manufacturer warranties that are no longer being honored by the relevant manufacturer with respect to all customers generally).

13. Covered Assets:  Upon Placement in Service, certain maintenance and administrative services associated with such PV System shall be covered in accordance with the applicable servicing arrangement for such Subject Fund and the standards set forth in the Project Documents.

14. Liens:  Such PV System and the related Customer Agreement have been assigned (i) to and are owned by the Lessor or Lessor Partnership or Partnership within the Subject Fund, to which each applicable Managing Member has an Equity Interest (or such other ownership arrangement acceptable to the Administrative Agent), or (ii) to another special purpose vehicle wholly owned by Borrower related to an Other Non-Financed Structure, in each case of clause (i) and (ii) hereof, free and clear of all liens and encumbrances, except for liens permitted under the applicable Project Documents of the applicable Subject Fund, as applicable.

15. Fixture Filings:  Prior to Placement in Service, an affiliate of Borrower has filed a precautionary fixture filing in respect of the related System or such other similar filing as may be required by applicable law including pursuant to Cal. Pub. Util. Code §§ 2868-2869; provided, however, that (i) certain of such filings may be released from time-to-time in order to assist the applicable Host Customer in a pending refinancing of such Host Customer’s mortgage loan or sale of home, (ii) such filings may not have been filed or maintained in a manner that would provide priority under applicable law over an encumbrance or owner of the real property subject to the filing, (iii) no fixture filings have been made with respect to fully prepaid Systems and (iv) fixture filings may not have been made on Systems located on military property.

16.Insurance: (i) If the applicable Subject Fund is a Partnership Flip Structure or an Other Non-Financed Structure, the PV System is insured as specified under the applicable Project Documents and (ii) if the applicable Subject Fund is an Inverted Lease Structure or Partnership Lease Pass Through Structure, none of the Borrower, the Lessor or Lessor Partnership, as applicable, or SolarCity is aware of a breach of Lessee’s covenant to insure the PV System pursuant to the terms of the applicable Project Documents.

Kronor Loan Agreement – AppendicesAppendix 3 - 4

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17.Maximum Remaining Term: For any Residential System, the original term of the related Customer Agreement does not exceed [***] months, and for any Commercial System, the original term of the related Customer Agreement does not exceed [***] months.

18.Maximum Annual Escalator: For any Residential System, the annual escalator of the related Customer Agreement does not exceed [***]%, and for any Commercial System, the annual escalator of the related Customer Agreement does not exceed [***]%.

19.No Adverse Selection:  No selection procedures reasonably believed by the Borrower to be adverse to the Lenders were utilized in selecting the Subject Funds, Systems and the related Customer Agreements.

20.No Defenses Asserted: The related Customer Agreement has not been satisfied, subordinated or rescinded and no lawsuit is pending with respect to such Customer Agreement.

21.Delivery of Customer Agreements and Other Documentation:  The related Customer Agreement and any amendments or modifications have been converted into an electronic form (an “Electronic Copy”) and the related original Customer Agreement and any amendments or modifications have been destroyed on or before the later of (x) the Borrowing Date or (y) thirty (30) days after the System receives PTO, in compliance with SolarCity’s document storage policies (which include exceptions for preservation of originals where the local utility or governmental authority requires such preservation).  An Electronic Copy is being maintained by (a) the Maintenance Services Provider on behalf of the related Subject Fund (in the case of any Tax Equity Structure or Other Financed Structure) or Investor, as the case may be, or (b) the Manager on behalf of the Subject Fund (in the case of any Other Non-Financed Structure) and such Electronic Copy is a true and complete copy of such original Customer Agreement and any material amendments or modifications thereto.  Each original Customer Agreement in the form of a “Lease Agreement” that has been retained by SolarCity as Maintenance Services Provider in a custodial capacity in compliance with such exception to its document storage policies has been labeled on or before the Borrowing Date to indicate that such Lease Agreement was transferred to the Subject Fund or Investor, as the case may be.

22.Payment Terms of Customer Agreement: Except as otherwise permitted in the related Customer Agreement, the related Customer Agreement provides that the Host Customer thereunder is required to make periodic “Host Customer Payments”, which are due and payable on a monthly basis, during the term of the related Customer Agreement.

23.PBI Payments:

a.

All applications, forms and other filings required to be submitted in connection with the procurement of performance based incentives (“PBI”) payments have been properly made, or will be in the process of being made, in all material respects under applicable law, rules and regulations and the related PBI obligor is in the process of approving or has provided a written reservation approval (which may be in the form of electronic mail from the related PBI obligor) for the payment of PBI payments.

Kronor Loan Agreement – AppendicesAppendix 3 - 5

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

b.

All conditions to the payment of PBI payments by the related PBI obligor have been satisfied or approved or will be in the process of being satisfied or approved, as applicable, and the PBI obligor’s payment obligation will be or is an absolute and unconditional obligation of the PBI obligor that is not subject to offset for any reason.

c.

If final forms and related agreements (including all applications, forms and other filings and any written reservation approvals, interconnection agreements and REC purchase agreements, each, a “Performance Based Incentive Agreement”) are required by the laws, rules or regulations governing the obligations of the PBI obligor to pay the PBI payments, to the Borrower’s Knowledge, such Performance Based Incentive Agreement is, or will be, as applicable, the legal valid and binding payment obligation of the PBI obligor, enforceable against such PBI obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally, and except as such enforceability may be limited by general principles of equity (whether considered at law or in equity).

As of each Scheduled Payment Date, with respect to each System in each Subject Fund, the Borrower hereby makes the following representations (the “Ongoing Eligibility Representations”): the Eligibility Representations in paragraphs 2.a, 2.b, 2.c, 2.i, 3, 5, 9, 14, 15 and 16(i) above and with respect to the Eligibility Representation set forth in paragraph 16(ii) above, Lessor or Lessor Partnership has not exercised its remedies against Lessee for failure to insure the System.

Kronor Loan Agreement – AppendicesAppendix 3 - 6

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

APPENDIX 4

TAX EQUITY STRUCTURES, PARTNERSHIPS, LESSOR PARTNERSHIPS, LESSORS, SUBJECT FUNDS, MANAGING MEMBERS, FUNDED SUBSIDIARIES, LESSEES, CASH SWEEP DESIGNATIONS AND INVESTORS

Tax Equity Structure	Partnership / Lessor Partnership (Subject Fund)	Partnership Managing Member / Lessor Partnership Managing Member	Funded Subsidiaries (Subject Fund and Managing Member, if any)	Lessee	Cash-Sweep Fund or Non-Cash Sweep Fund	Investor(s)
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

Kronor Loan Agreement – AppendicesAppendix 4 - 1

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

APPENDIX 5

PROJECT DOCUMENTS

1.	[***] Subject Fund
•	Limited Liability Company Agreement of [***], dated as of [***], by and between [***] and [On File with Administrative Agent].
•	Amendment No. 1 to Limited Liability Company Agreement of [***], dated as of [***], by and between [***] and [On File with Administrative Agent].
•	Amendment No. 2 to Limited Liability Company Agreement of [***], dated as of [***], by and between [***] and [On File with Administrative Agent].
•	Second Amended and Restated Limited Liability Company Agreement of [***], dated as of [***], by [***].
•	Maintenance Services Agreement, dated as of [***], by and between SolarCity and [***].
•	Master Development, EPC & Purchase Agreement, dated as of [***], by and between SolarCity and [***].
•	Administrative Services Agreement, dated as of [***], by and between SolarCity and [***].
•	Amendment No. 1 to Master Development, EPC & Purchase Agreement, dated as of [***], by and between SolarCity and [***].
2.	[***] Subject Fund
•	Limited Liability Company Agreement of [***], dated as of [***], by and between [***] and [***].
•	Amendment No. 1 to Limited Liability Company Agreement of [***], dated as of [***], by and between [***] and [***].
•	Second Amended and Restated Limited Liability Company Agreement of [***], dated as of [***], by [***].
•	Maintenance Services Agreement, dated as of [***], by and between SolarCity and [***].
•	Master Development, EPC & Purchase Agreement, dated as of [***], by and between SolarCity and [***].

Kronor Loan Agreement – AppendicesAppendix 5 - 1

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

•	Amendment No. 1 to Master Development, EPC & Purchase Agreement, dated as of [***], by and between SolarCity and [***].
•	Guaranty, dated as of [***], from SolarCity in favor of [***] and [***].
•	Guaranty, dated as of [***], from [On File with Administrative Agent]in favor of [***]
•	Asset Management Agreement, dated as of [***], by and between SolarCity and [***].
•	Affirmation Agreement, dated as of [***], by [On File with Administrative Agent] to [***].
3.	[***] Subject Fund
•	Master Lease, dated as of [***], by and between [***] and [***].
•	Equity Capital Contribution Agreement, dated as of [***], by and among SolarCity, [***] and [***].
•	Amendment to Equity Capital Contribution Agreement, dated as of [***] (to add [***] as a Project State).
•	Operating Agreement of [***], dated as of [***], by and between [***] and [***].
•	Operating Agreement of [***], dated as of [***], by and among [On File with Administrative Agent], [***] and [***].
•	Second Amended and Restated Limited Liability Company Agreement of [***] dated as of [***], by [***].
•	Pass-Through Agreement, dated as of [***], by and between [***] and [***].
•	Guaranty, dated as of [***], from SolarCity in favor of [On File with Administrative Agent], [***] and [***].
4.	[***] Subject Fund
•	Master Lease, dated as of [***], by and between [***] and [***].
•	Equity Capital Contribution Agreement, dated as of [***], by and among SolarCity, [***] and [***].
•	Amendment to Equity Capital Contribution Agreement, dated as of [***] (to add [***] as a Project State) by and among SolarCity, [***] and [***].

Kronor Loan Agreement – AppendicesAppendix 5 - 2

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

•	First Amendment to Equity Capital Contribution Agreement, dated as of [***], by and among SolarCity, [***] and [***].
•	Operating Agreement of [***], dated as of [***], by and between [***] and [***].
•	Operating Agreement of [***], dated as of [***], by and between [On File with Administrative Agent] and [***].
•	Second Amended and Restated Limited Liability Company Agreement of [***] dated as of [***], by [***].
•	Pass-Through Agreement, dated as of [***], by and between [***] and [***].
•	Guaranty, dated as of [***], from SolarCity in favor of [On File with Administrative Agent] and [***].
5.	[***] Subject Fund
•	Limited Liability Company Agreement of [***], dated as of [***], by and between [***] and [***].
•	Second Amended and Restated Limited Liability Company Agreement of [***], dated as of [***], by [***].
•	Maintenance Services Agreement, dated as of [***], by and between SolarCity and [***].
•	Master Development, EPC & Purchase Agreement, dated as of [***], by and between SolarCity and [***].
•	Administrative Services Agreement, dated as of [***], by and between SolarCity and [***].
•	Guaranty, dated as of [***], by SolarCity in favor of [***].
•	Guaranty, dated as of [***], by [On File with Administrative Agent], in favor of [***].
•	Transition Manager Agreement, dated as of [***], by and among [***], SolarCity and [***].
•	Amendment No. 1 to the Transition Management Agreement, dated as of [***], by and among [***], SolarCity and [***].
6.	[***] Subject Fund

Kronor Loan Agreement – AppendicesAppendix 5 - 3

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

•	Limited Liability Company Agreement of [***], dated as of [***], by and among [***], [On File with Administrative Agent] and [On File with Administrative Agent].
•	Amended and Restated Limited Liability Company Agreement of [***], dated as of [***], by [***].
•	Maintenance Services Agreement, dated as of [***], by and between SolarCity and [***].
•	Master Development, EPC & Purchase Agreement, dated as of [***], by and between SolarCity and [***].
•	Administrative Services Agreement, dated as of [***], by and between SolarCity and [***].
•	Guaranty, dated as of [***], by SolarCity in favor of [On File with Administrative Agent] and [On File with Administrative Agent].
•	Transition Manager Agreement, dated as of [***], by and among [***], SolarCity and [***].
7.	[***] Subject Fund
•	Amended and Restated Limited Liability Company Agreement of [***], dated as of [***], by [***].
•	Contribution Agreement (Systems), dated as of [***], by and among [***], [***], [***] and [***].
•	Maintenance Services Agreement, dated as of [***], by and between SolarCity and [***].
•	Administrative Services Agreement, dated as of [***], by and between SolarCity and [***].

Kronor Loan Agreement – AppendicesAppendix 5 - 4

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

APPENDIX 6

SYSTEM INFORMATION

Truncated list of system information included in System Consolidator:

(a)	the applicable Subject Fund;
(b)	SolarWorks ID number;
(c)	type of agreement (i.e., power purchase agreement or lease agreement);
(d)	Host Customer city, state and zip code;
(e)	Sub-Limit 1 Flag, Binary indicator of "1" if customer has FICO less than [***], as applicable;
(f)	Sub-Limit 2 Flag, Binary indicator of "1" if customer has FICO less than [***], as applicable;
(g)	Sub-Limit 3 Flag, Binary indicator of "1" if system has been Inspected, but not yet received PTO, as applicable
(h)	Sub-Limit 4 Flag, Binary indicator of "1" if system is a Commercial System contracted with a Non-Investment Grade Commercial Host Customer
(i)	Sub-Limit 5 Flag, Binary indicator of "1" if system is a Commercial System contracted with a Shadow Rated Commercial Host Customer
(j)	Sub-Limit 6 Flag, Binary indicator of "1" if the solar photovoltaic panels or inverters with respect to the system were manufactured by Prohibited Manufacturers
(k)	PV System size;
(l)	projected PTO dates (in respect of Inspected Systems) and actual PTO dates (in respect of PTO Systems);
(m)	date such System became an Inspected System or PTO System, as applicable;
(n)	whether the applicable Customer Agreement provides for any form of prepayment and a description thereof;
(o)	term of the applicable Customer Agreement;
(p)	Utility;
(q)	If Military, on BRAC List?;

Kronor Loan Agreement – AppendicesAppendix 6 - 1

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(r)	If Military, passed coverage ratio test?;
(s)	Draw #; and
(t)	Commercial customer name.

Kronor Loan Agreement – AppendicesAppendix 5 - 2

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

APPENDIX 7

TAX EQUITY REPRESENTATIONS AND OTHER REPRESENTATIONS

Tax Equity Representations

As of the date that a Tax Equity Structure is designated as a Subject Fund, with respect to such Subject Fund, the Borrower hereby makes the following representations (the “Tax Equity Representations”):

Part I –– If the Subject Fund is a Partnership Flip and Partnership Lease Pass Through

(a)Each Managing Member (i) has entered into only one tax equity transaction, namely the applicable Tax Equity Structure, and has entered into no agreements other than the Project Documents or other agreements relating to the Subject Fund and (ii) owns no assets other than (x) its Equity Interests in the Subject Fund or Subject Funds related to such Tax Equity Structure as set forth on Appendix 4 and (y) its contractual rights arising from the Project Documents related to such Tax Equity Structure.  The Project Documents for each such Managing Member and Subject Fund are listed on Appendix 4.  Copies of all Project Documents as currently in effect have been delivered via electronic dataroom to the Administrative Agent by the Borrower.  Each Project Document to which the Funded Subsidiary is a party is a legal, valid and binding obligation of such Funded Subsidiary, enforceable against such Funded Subsidiary in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar Laws affecting the enforcement of creditors’ rights generally and subject to general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).  None of the Project Documents to which a Funded Subsidiary is a party has been amended or modified since the effective date of such Project Document other than as set forth on Appendix 4 or permitted by Section 6.10(a).  No Subject Fund is party to any material contract, agreement or other undertaking except the Project Documents and any other contract, agreement or undertaking previously disclosed in writing to the Administrative Agent.

(b) All Project Documents with respect to such Subject Fund are in full force and effect and no material breach, default or event of default has occurred and is continuing thereunder or in connection therewith, except in either case to the extent that such breach, default or event of default could not reasonably be expected to have a Material Adverse Effect or that could have a material adverse effect on the Funded Systems or any Subject Fund or on the legality, validity or enforceability of the operating agreement of a Partnership or Lessor Partnership in a Subject Fund, the master lease in the Subject Fund, the EPC, master purchase agreement or equity capital contribution agreement in a Subject Fund or any guaranty agreement by SolarCity in favor of an Investor or other party with respect to a Subject Fund.

(c) Neither any Managing Member nor the Subject Fund has incurred any Debt or other obligations or liabilities, direct or contingent other than (i) with respect to each such Managing Member, (x) the Debt and other obligations and liabilities arising under the Financing Documents and (y) contingent indemnification obligations and loans required to be made to the Subject Fund, in each case under clause (y), under the Project Documents, (ii) with respect to the

Kronor Loan Agreement – AppendicesAppendix 7 - 1

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Subject Fund, the Debt and other obligations and liabilities (including for Taxes) arising under or in relation to the Project Documents or (iii) Debt in accordance with Section 6.3 of the Loan Agreement and otherwise in connection with Permitted Liens. No claim with respect to the contingent indemnification obligations of any Managing Member under any Project Document has been asserted on or prior to the date hereof and remains outstanding.

(d) No loan to the Subject Fund required or permitted to be made under the Project Documents has been made and remains outstanding, except loans required to be made under a Project Document that have been disclosed in writing to the Administrative Agent and the Lenders or that otherwise constitute Debt in accordance with Section 6.3 of the Loan Agreement. All preferred return payments required to be made on or prior to such date pursuant to the Subject Fund operating agreement(s) have been made.

(e) Except as otherwise listed on Appendix 4, each Managing Member is a limited liability company that is disregarded for federal income tax purposes.

(f) Neither any Managing Member nor the Subject Fund is in breach or default under or with respect to any contractual obligation for or with respect to any outstanding amount or amounts payable under such contractual obligation that equals or exceeds $[***] individually or $[***] in the aggregate.

(g) Neither any Managing Member nor the Subject Fund has conducted any business other than the business contemplated by the Project Documents applicable to such Managing Member and the Subject Fund.

(h) The applicable Managing Member has not been removed under the Subject Fund operating agreement(s) nor has the applicable Managing Member given or received notice of an action, claim or threat of removal nor, to the Borrower’s Knowledge, has any event occurred that permits removal.

(i) No event has occurred under the Subject Fund operating agreement(s) that would allow the Investor or another member to remove, or give notice of removal of, the applicable Managing Member.

(j) No event or circumstance occurred and is continuing that has resulted or would reasonably be expected result in or trigger any limitation, reduction, suspension or other restriction on distributions or other periodic payments to any Managing Member or the Subject Fund under the applicable Project Documents (any such event or circumstance, a “Cash Sweep Event”). For the avoidance of doubt, “Cash Sweep Event” shall not include any insolation-, customer default-, or serial defect-related events or circumstances, or other events or circumstances, that are not specifically addressed in the applicable Project Documents as limiting, reducing, suspending or otherwise restricting distributions or other periodic payments to any Managing Member or the Subject Fund.

(k) There are no actions, suits, proceedings, claims or disputes pending or, to the Borrower’s Knowledge, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Subject Fund or any Managing Member, or against either of their properties or revenues that, either individually or in the aggregate, could

Kronor Loan Agreement – AppendicesAppendix 7 - 2

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

reasonably be expected to have a Material Adverse Effect or that could have a material adverse effect on the Funded Systems owned by the Subject Fund or the Subject Fund or on the legality, validity or enforceability of any of the Loan Documents, the operating agreement of the Subject Fund, the master lease in the Subject Fund, the EPC, master purchase agreement or equity capital contribution agreement in the Subject Fund or any guaranty agreement by SolarCity in favor of an Investor or other party with respect to the Subject Fund.

(l) No notice or action challenging the tax structure, tax basis validity, tax characterization or tax-related legal compliance of the Subject Fund or the tax benefits associated with the Subject Fund is ongoing or has been resolved in a manner adverse to the Subject Fund or Managing Member(s), in each case, that would reasonably be expected to have a material adverse effect on such Subject Fund or Managing Member(s).

(m) The only holders of Equity Interests in each Subject Fund are with respect to a Partnership or Lessor Partnership, (i) the applicable Managing Member(s) and (ii) either an Investor or a Lessee and, except as expressly set forth in each Subject Fund’s operating agreement, (A) there are no additional outstanding Equity Interests with respect to such Subject Fund and (B) there are no outstanding obligations of any Subject Fund to repurchase, redeem, or otherwise acquire any membership or other equity interests in such Subject Fund or to make payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market value or equity value of such Subject Fund. The class or classes of membership interests that each Subject Fund is authorized to issue and has issued are expressly set forth in its operating agreement.

(n)With respect to [***], the Loans made under this Agreement are a “Qualifying Class B Borrowing” as defined in LLC Agreement for [***].

(o)The Subject Fund has filed, or has caused to be filed with the appropriate tax authority, all federal, State and local tax returns that it is required to file and has paid or has caused to be paid all taxes it is required to pay to the extent due; provided, however, that the Subject Fund may contest in good faith any such taxes and, in such event, may permit the taxes so contested to remain unpaid during any period, including appeals, when the Subject Fund is in good faith contesting the same, so long as such contest is pursued in accordance with the requirements of each applicable Project Document.  There is no action, suit, proceeding, investigation, audit or claim now pending by a taxing authority regarding any taxes relating to the Subject Fund that could, if made, individually or in the aggregate have a Material Adverse Effect or that could have a material adverse effect on the Subject Fund.

(p)The Borrower has delivered to the Administrative Agent the most recent financial statements (including the notes thereto) prepared in respect of each Subject Fund pursuant to the requirements of such Subject Fund’s Organizational Documents, and such financial statements (if any) (a) fairly present in all material respects the financial condition of such Subject Fund as of the date thereof and (b) have been prepared in accordance with the requirements of such Subject Fund’s Organizational Documents.  Such financial statements and notes thereto disclose all direct or contingent material liabilities of such Subject Fund as of the dates thereof, including liabilities for taxes, material commitments and Debt.

Kronor Loan Agreement – AppendicesAppendix 7 - 3

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(q)Except to the extent a Tax Equity Required Consent is obtained in respect of a Subject Fund that is a Partnership or Lessor Partnership, the limited liability company agreement of the Subject Fund permits (i) the initial assignment of the Equity Interests in each Managing Member to the Borrower, (ii) the pledge by the Borrower of its Equity Interest in each Managing Manager to the Collateral Agent pursuant to the Security Agreement, (iii) the pledge by the Member of its Equity Interest in the Borrower to the Collateral Agent pursuant to the Pledge Agreement, in each case without any prior written consent or approval of the Investor or Lessee, as applicable.  Except to the extent a Tax Equity Required Consent is obtained in respect of a Subject Fund that is a Lessor Partnership with respect to each Partnership Lease Pass-Through Structure, the Collateral Agent may exercise remedies in respect of its security interest in the Equity Interest of the Borrower or in the Equity Interest of each applicable Lessor Managing Member, including foreclosure and transfer thereof in lieu of foreclosure, in each case without any prior written consent or approval of any Lessee or the application of any other conditions.  Except to the extent a Tax Equity Required Consent is obtained in respect of a Subject Fund that is a Partnership, with respect to each Partnership Flip Structure, the Collateral Agent may exercise remedies in respect of its security interest in the Equity Interest of the Borrower or in the Equity Interest of the applicable Partnership Managing Member, including foreclosure and transfer thereof in lieu of foreclosure, on the terms and subject to the conditions (if any) expressly set forth in the limited liability company agreement of the applicable Subject Fund.

(r)Each Partnership is party to each Customer Agreement in respect of each System owned by such Partnership and is entitled to receive the payments made by each Host Customer each the related Customer Agreement.

Part II –– If the Subject Fund is an Inverted Lease

(a)The Subject Fund (i) has entered into only one tax equity transaction, namely the applicable Tax Equity Structure, and has entered into no agreements other than the Project Documents or other agreements relating to the transactions contemplated therein and (ii) owns no assets other than (x) the PV Systems and related Customer Agreements and (y) its contractual rights arising from the Project Documents related to such Tax Equity Structure.  The Project Documents for such Subject Fund are listed on Appendix 4.  Copies of all Project Documents as currently in effect have been delivered via electronic dataroom to the Administrative Agent by the Borrower.  Each Project Document to which the Subject Fund is a party is a legal, valid and binding obligation of such Subject Fund, enforceable against such Subject Fund in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar Laws affecting the enforcement of creditors’ rights generally and subject to general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).  None of the Project Documents to which the Subject Fund is a party has been amended or modified since the effective date of such Project Document other than as set forth on Appendix 4 or permitted by Section 6.10(a).  The Subject Fund is not party to any material contract, agreement or other undertaking except the Project Documents and any other contract, agreement or undertaking previously disclosed in writing to the Administrative Agent.

(b) All Project Documents with respect to such Subject Fund are in full force and effect and no material breach, default or event of default has occurred and is continuing thereunder or in connection therewith, except in either case to the extent that such breach, default

Kronor Loan Agreement – AppendicesAppendix 7 - 4

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

or event of default could not reasonably be expected to have a Material Adverse Effect or that could have a material adverse effect on the Funded Systems or any Subject Fund or on the legality, validity or enforceability of the operating agreement of the Subject Fund, or the master lease in the Subject Fund or any guaranty agreement by SolarCity in favor of an Investor or other party with respect to a Subject Fund.

(c) The Subject Fund has not incurred any Debt or other obligations or liabilities, direct or contingent other than (i) the Debt and other obligations and liabilities (including for Taxes) arising under or in relation to the Project Documents or (ii) Debt in accordance with Section 6.3 of the Loan Agreement and otherwise in connection with Permitted Liens. No claim with respect to the contingent indemnification obligations of the Subject Fund under any Project Document has been asserted on or prior to the date hereof and remains outstanding.

(d) Except as otherwise listed on Appendix 4, the Subject Fund is a limited liability company that is disregarded for federal income tax purposes.

(e) The Subject Fund is not in breach or default under or with respect to any contractual obligation for or with respect to any outstanding amount or amounts payable under such contractual obligation that equals or exceeds $50,000 individually or $250,000 in the aggregate.

(f) The Subject Fund has not conducted any business other than the business contemplated by the Project Documents applicable to the Subject Fund.

(g) There are no actions, suits, proceedings, claims or disputes pending or, to the Borrower’s Knowledge, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Subject Fund, or against its properties or revenues that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or that could have a material adverse effect on the Funded Systems owned by the Subject Fund or the Subject Fund or on the legality, validity or enforceability of any of the Loan Documents, the operating agreement of the Subject Fund, the master lease in the Subject Fund or any guaranty agreement by SolarCity in favor of an Investor or other party with respect to the Subject Fund.

(h) No notice or action challenging the tax structure, tax basis validity, tax characterization or tax-related legal compliance of the Subject Fund or the tax benefits associated with the Subject Fund is ongoing or has been resolved in a manner adverse to the Subject Fund that would reasonably be expected to have a material adverse effect on such Subject Fund or Managing Member.

(i) The only holders of Equity Interests in the Subject Fund is the Borrower, and except as expressly set forth in each Subject Fund’s operating agreement, (A) there are no additional outstanding Equity Interests with respect to such Subject Fund and (B) there are no outstanding obligations of any Subject Fund to repurchase, redeem, or otherwise acquire any membership or other equity interests in such Subject Fund or to make payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market value or equity value of such Subject Fund. The class or classes of membership

Kronor Loan Agreement – AppendicesAppendix 7 - 5

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

interests that each Subject Fund is authorized to issue and has issued are expressly set forth in its operating agreement.

(j)The Subject Fund has filed, or has caused to be filed with the appropriate tax authority, all federal, State and local tax returns that it is required to file and has paid or has caused to be paid all taxes it is required to pay to the extent due; provided, however, that the Subject Fund may contest in good faith any such taxes and, in such event, may permit the taxes so contested to remain unpaid during any period, including appeals, when the Subject Fund is in good faith contesting the same, so long as such contest is pursued in accordance with the requirements of each applicable Project Document.  There is no action, suit, proceeding, investigation, audit or claim now pending by a taxing authority regarding any taxes relating to the Subject Fund that could, if made, individually or in the aggregate have a Material Adverse Effect or that could have a material adverse effect on the Subject Fund.

(k)The Borrower has delivered to the Administrative Agent the most recent financial statements (including the notes thereto) prepared in respect of each Subject Fund pursuant to the requirements of such Subject Fund’s Organizational Documents, and such financial statements (if any) (i) fairly present in all material respects the financial condition of such Subject Fund as of the date thereof and (ii) have been prepared in accordance with the requirements of such Subject Fund’s Organizational Documents.  Such financial statements and notes thereto disclose all direct or contingent material liabilities of such Subject Fund as of the dates thereof, including liabilities for taxes, material commitments and Debt.

(l)Except to the extent a Tax Equity Required Consent is obtained in respect to a Subject Fund, the master lease agreement of the Subject Fund permits (i) the initial assignment of the Equity Interests in the Lessor to the Borrower, (ii) the pledge by the Borrower of its Equity Interest in the Lessor to the Collateral Agent pursuant to the Pledge Agreement and (iii) the pledge by the Member of its Equity Interest in the Borrower to the Collateral Agent pursuant to the Pledge Agreement, in each case without any prior written consent or approval of the Investor or Lessee, as applicable.

Part III –– If the Subject Fund is a Repeat Tax Equity Structure

(a)Solely with respect to a Repeat Tax Equity Structure, the Subject Fund uses a Tax Equity Structure that is on substantially similar terms as those previously approved by the Administrative Agent and Lenders with respect to the same Investor (or an Affiliate of such Investor), the Borrower has provided the Administrative Agent with a written explanation of those terms that are not substantially similar to those of the previously approved transaction, and any terms that are not substantially similar have not been materially and adversely changed relative to that of the Subject Fund previously approved by the Administrative Agent and Lenders.

Kronor Loan Agreement – AppendicesAppendix 7 - 6

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Other Financed Structure or Other Non-Financed Structure Representations

Part IV – Other Financed Structure or Other Non-Financed Structure Representations

As of the date that an Other Financed Structure or Other Non-Financed Structure is designated as a Subject Fund, with respect to such Subject Fund, Borrower hereby makes the following representations:

(a) The Subject Fund owns no assets other than the Systems and the contractual rights related thereto and has engaged in no other business (other than owning and managing the Systems).

(b)The Project Documents of the Subject Fund are in full force and effect and no material breach, default or event of default has occurred and is continuing thereunder, except as would not reasonably be expected to have a Material Adverse Effect or that could have a material adverse effect on the Funded Systems or any Subject Fund or on the legality, validity or enforceability of the operating agreement of a Subject Fund, the master lease, if any, in a Subject Fund, the EPC, master purchase agreement or equity capital contribution agreement, if any, in a Subject Fund or any guaranty agreement by SolarCity in favor of an Investor or other party with respect to a Subject Fund.

(c)Neither the Managing Member, if any, nor the Subject Fund has incurred any Debt or other obligations or liabilities, direct or contingent other than (i) with respect to the Managing Member, if any, (x) the Debt and other obligations and liabilities arising under the Financing Documents and (y) contingent indemnification obligations and loans required to be made to the Subject Fund, in each case under clause (y), under the Project Documents, (ii) with respect to the Subject Fund, the Debt and other obligations and liabilities (including for Taxes) arising under or in relation to the Project Documents or (iii) Debt in accordance with Section 6.3 of the Loan Agreement and otherwise in connection with Permitted Liens.

(d)[Reserved.]

(e)The Subject Fund or related Managing Member or wholly-owned subsidiary of the Borrower, as applicable, is a limited liability company that is disregarded for federal income tax purposes.

(f)The Subject Fund is not in breach or default under or with respect to any contractual obligation for or with respect to any outstanding amount or amounts payable under such contractual obligation that equals or exceeds $50,000 individually or $250,000 in the aggregate.

(g)All revenue received by the Managing Member or wholly-owned subsidiary of the Borrower that is a Funded Subsidiary, as applicable, net of operating expenses, shall at all times be distributed to the Borrower.

(h)There are no actions, suits, proceedings, claims or disputes pending or threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Subject Fund or Managing Member or wholly-owned subsidiary of

Kronor Loan Agreement – AppendicesAppendix 7 - 7

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the Borrower, as applicable, or its properties or revenues that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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APPENDIX 8

APPROVED MANUFACTURERS

Panels

[***]

Inverters

[***]

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APPENDIX 9

FUNDAMENTAL TAX EQUITY STRUCTURE CHARACTERISTICS

Part I – Fundamental Partnership Flip Structure

1.

Borrower or an affiliate shall have formed a limited liability company (the “Subject Fund”) that has been formed for the sole purpose of owning PV Systems that have been leased to or are producing power for sale to host customers (the “Systems”).

2.

The Limited Liability Company Agreement of the Subject Fund (the “LLCA”) provides for two classes of limited liability company interests – for purposes of this Part I, “SolarCity Units” and “Investor Units.”

3.	The LLCA provides that the Subject Fund will make no election to be treated other than as a partnership for federal tax purposes.
4.

A wholly owned subsidiary of the Borrower owns the SolarCity Units (as holder thereof, the “SolarCity Member”) and the tax equity investor (the “Investor”) owns the Investor Units (as holder thereof, the “Investor Member”). The SolarCity Member and the Investor Member are collectively referred to herein as the “Members.”

5.	SolarCity Member has been appointed as the initial managing member of the Subject Fund (in such capacity, the “Manager”).
6.	The LLCA provides a standard of care that requires the Manager to manage the Subject Fund in accordance with prudent industry standards or to observe the duty of good faith and fair dealing.
7.	The Subject Fund will acquire each System pursuant to an agreement (the “EPC Contract”) with an affiliate of the Borrower (the “Seller”).

Part II – Fundamental Partnership Lease Pass Through Structure

1.

Borrower or an affiliate has formed two limited liability companies, one for the sole purpose of owning PV Systems that have been leased to or are producing power for sale to Host Customers pursuant to Customer Agreements (the “Systems”) (such entity, the “Subject Fund”) and one for the sole purpose of leasing the Systems from the Subject Fund and managing the Systems (the “Master Tenant”).

2.

The Limited Liability Company Agreement of the Subject Fund (the “Subject Fund LLCA”) provides for two classes of limited liability company interests – for purposes of this Part II, “Subject Fund Class A Units” and “Subject Fund Class B Units.”

3.	The LLCA provides that the Subject Fund will make no election to be treated other than as a partnership for federal tax purposes.

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4.

A wholly owned subsidiary of the Borrower owns the Subject Fund Class A Units (as holder thereof, the “Subject Fund Class A Member”) and the Master Tenant (as holder thereof, the “Subject Fund Class B Member”) owns the Subject Fund Class B Units. The Subject Fund Class A Member and the Subject Fund Class B Member are collectively referred to herein as the “Subject Fund Members.”

5.

A wholly owned subsidiary of SolarCity that is different than the Subject Fund Class A Member and owns the Class A Units of the Master Tenant (as holder thereof, the “Master Tenant Class A Member”) and the tax equity investor(s) (collectively, the “Investor”) owns the Class B Units of the Master Tenant (as holder thereof, the “Master Tenant Class B Member”).  The Master Tenant Class A Member and the Master Tenant Class B Member are collectively referred to herein as the “Master Tenant Members.”

6.	The Subject Fund Class A Member has been appointed as the initial managing member of the Subject Fund (in such capacity, the “Subject Fund Manager”).
7.	Master Tenant Class A Member has been appointed as the initial managing member of the Master Tenant (in such capacity, the “Master Tenant Manager”).
8.

The Subject Fund LLCA provides a standard of care that requires the Subject Fund Manager to manage the Subject Fund in accordance with prudent industry standards or to observe the duty of good faith and fair dealing.

9.

Subject Fund has acquired each System pursuant to an agreement (the “ECCA”) with an affiliate of the Borrower (the “Seller”). Each System was acquired prior to it receiving permission to operate. Master Tenant has leased each System from Subject Fund pursuant to a lease agreement (the “Master Lease”). A portion of the rent or power payments paid to the Master Tenant by the host customers is used to pay rent to Subject Fund on a quarterly basis under the Master Lease.

Part III – Fundamental Inverted Lease Structure

1.

Borrower shall own 100% of the membership interests of a limited liability company (the “Subject Fund”) that has been formed for the sole purpose of owning PV Systems that have been leased to or are producing power for sale to host customers (the “Systems”) and leasing such Systems to a bankruptcy-remote subsidiary of an Investor, as lessee (the “Lessee”).

2.	The Lessor has entered into a master lease (the “Master Lease”) with the Lessee.
3.

The Lessee is required at its cost and expense to (i) keep all Systems in good repair, good operating condition, appearance and working order in compliance with Applicable Law, all manufacturer’s warranties and recommendations, and Lessee’s standard practices (but in no event less than prudent industry standards; (ii) properly service all components of all PV Systems following the manufacturer’s written operating and servicing procedures; (iii) enter into and keep in full force and effect during the duration of the Master Lease an operation, maintenance and administration agreement covering the PV Systems with a

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maintenance services provider; and (iv) replace any part of, and make modifications and alterations to, a System in accordance with the Master Lease.

Kronor Loan Agreement – AppendicesAppendix 9 - 3

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Appendix 10

CONVENTIONAL TAX EQUITY STRUCTURE CHARACTERISTICS

Part I – Conventional Partnership Flip Structure

1.	The Managing Member is a limited liability company that is disregarded for federal income tax purposes.
2.

The Partnership Managing Member shall grant the Collateral Agent a security interest in all assets of the Partnership Managing Member, and all necessary actions shall be taken to perfect such security interest in the assets of the Partnership Managing Member.

3.	Borrower will deliver an opinion of counsel confirming that the liens to be granted to the Collateral Agent in respect of such Subject Fund do not violate the LLCA.

4.The Subject Fund is not a Cash Sweep Fund.

5.

Manager is solely responsible for the management of the Systems (other than with respect to the obligations of any third party the Subject Fund has engaged to provide maintenance services in respect of the PV Systems) and the Subject Fund subject to certain customary approval rights of the Investor Member. The Subject Fund shall be prohibited from incurring any indebtedness above a limit specified in the Subject Fund operating agreement without the Investor Member’s consent and from incurring or granting or suffering to exist any liens on its assets other than such liens in the ordinary course of such business that are customarily permitted without the Investor Member’s consent.

6.	The Manager is required to manage the Subject Fund in accordance with prudent industry standards or subject to the fiduciary duties of care and loyalty.
7.

Cash available for distribution to the Members will be distributed at least quarterly (or annually with respect to certain items) in accordance with an agreed upon priority, subject to customary exceptions (including end of year true-up and curative flip allocations).

8.

After certain criteria have been satisfied, the SolarCity Member will have the option to purchase all of the Investor Units from the Investor Member for a stated amount or pursuant to an agreed methodology (which may include a purchase price equal to the greater of (x) [***] or (y) [***].

9.	The LLCA may not be amended without the written consent of each Member.
10.

SolarCity Member’s obligation to indemnify the Investor Member, if any, is limited to customary indemnities for breach of the LLCA or bad acts, standard tax indemnities (but not structure or tax ownership) and [***]. [***].

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11.

No provision in the LLCA would require or cause the SolarCity Member to forfeit, transfer or otherwise divest itself of such Member’s economic interest in the Subject Fund or would under any circumstance revise or otherwise modify any rights associated with the SolarCity Units, [***].

12.	The Project Documents require the Managing Member to appoint and maintain an operations and maintenance provider for each System.
13.

The LLCA (i) identifies fixed tax assumptions regarding the treatment of the Subject Fund as a partnership, tax ownership of the Systems, depreciation, allocations of income and loss, and economic substance and (ii) requires that the Investor Member’s return be calculated in accordance with the fixed tax assumptions and that tax returns be prepared in accordance with the fixed tax assumptions.

14.

The Manager may not be removed in its capacity as managing member of the Subject Fund other than as a result of (i) failure by the Manager to pay (or have paid on its behalf) any indemnity amount due and payable by it to any other Member, (ii) any material uncured breach of the LLCA, (iii) the Manager violating or causing the Subject Fund or the Systems to violate any applicable Law, (iv) fraud, gross negligence, willful misconduct, misappropriation or mishandling of funds or breach of fiduciary duties, (v) bankruptcy or insolvency of the Manager or the Subject Fund, (vi) the Manager ceasing to be an Affiliate of SolarCity or (vii) failure of the Manager to enforce the Subject Fund’s material rights under any material document to which the Subject Fund is a party.

Part II – Conventional Partnership Lease Pass Through Structure

1.	The Managing Member is a limited liability company that is disregarded for federal income tax purposes.
2.

The Lessor Managing Member shall grant the Collateral Agent a security interest in all assets of the Lessor Managing Member, and all necessary actions shall be taken to perfect such security interest in the assets of the Lessor Managing Member.

3.	Borrower will deliver an opinion of counsel confirming that the liens to be granted to the Collateral Agent in respect of such Subject Fund do not violate the Subject Fund LLCA.
4.	The Subject Fund is not a Cash Sweep Fund.
5.

Master Tenant Manager is solely responsible for the management of the Systems and the Master Tenant subject to certain customary approval rights of the Master Tenant Class B Member. Subject Fund Manager is solely responsible for the management of the Owner subject to certain customary approval rights of the Subject Fund Class B Member, which also requires the approval of the Master Tenant Class B Member.

6.

The Subject Fund is prohibited from incurring any indebtedness above a limit specified in the Subject Fund LLCA without the Subject Fund Class B Member’s consent, which decision requires the consent of the Investor, and from incurring or granting or suffering to exist any liens on its assets other than ordinary course liens that are customarily

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permitted.  The Master Tenant is prohibited from incurring or granting or suffering to exist any liens on any System (or any portion thereof) other than ordinary course liens that are customarily permitted.

7.

Cash available for distribution to the Subject Fund Members will be distributed at least quarterly (or annually with respect to certain items) in accordance with the agreed upon priority in the Subject Fund LLCA. Subject Fund has elected to pass through the ITC benefits to Master Tenant.

8.	The Subject Fund LLCA may not be amended without the written consent of each Subject Fund Member.
9.

Subject Fund Class A Member’s obligation to indemnify the Subject Fund Class B Member or Investor, if any, is limited to customary indemnities for breach of the Subject Fund LLCA or bad acts, standard tax indemnities (but not structure or tax ownership) and [***]. [***].

10.

No provision in the Subject Fund LLCA would require or cause the Subject Fund Class A Member to forfeit, transfer or otherwise divest itself of such Member’s economic interest in the Subject Fund or would under any circumstance revise or otherwise modify any rights associated with the Subject Fund Class A Units, [***].

11.	[Reserved.]
12.

The Subject Fund Manager may not be removed in its capacity as managing member of the Subject Fund other than as a result of (i) any material uncured breach of the Subject Fund LLCA or any other transaction documents relating to the Subject Fund, (ii) violation of any applicable Law, (iii) fraud, gross negligence, intentional misconduct, intentional malfeasance, acting outside the scope of authority, failure to exercise reasonable care, misappropriation or mishandling of funds or breach of fiduciary duties, (iv) bankruptcy or insolvency of the Manager, SolarCity or the Subject Fund, (v) removal of the Master Tenant Manager by the Investor pursuant to the Master Tenant operating agreement, (vi) failure of the Subject Fund to qualify as a limited liability company, (vii) termination of the Subject Fund for federal income tax purposes or (viii) the Subject Fund being treated as an association, taxable as a corporation for federal income tax purposes.

Part III – Conventional Inverted Lease Structure

1.

Periodic rent is payable at least quarterly and the Lessee has no right to set-off any amounts with respect to the payment of such rents, including as a result of any failure to make indemnification payments.

2.

The Subject Fund’s obligation to indemnify the Lessee, if any, will be limited to customary indemnities for breach of the Master Lease or bad acts, standard tax indemnities (but not structure, including that the Master Lease is a “true lease”) and environmental indemnities. Any such obligation to indemnify the Lessee is guaranteed by SolarCity.

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3.	The Subject Fund is a limited liability company that is disregarded for federal income tax purposes.
4.

The Lessee is required to enter into a maintenance services agreement in form and substance satisfactory to the Subject Fund with, in the Subject Fund’s reasonable discretion, a creditworthy maintenance services provider, and the Lessee may not materially amend or terminate any maintenance services agreement without the written consent of Lessor.

5.

The Subject Fund may, without Lessee’s consent, incur debt to monetize the future rents to be received by Subject Fund (the “Lessor Financing”); provided, that the Lessor Financing is non-recourse to Lessee and lenders will agree that, so long as Lessee continues to perform under the Master Lease, the Master Lease will stay in place and the lender cannot disturb Lessee’s rights thereunder (with the lender or its assignee having the right to assume Lessor’s position under this Agreement, should there be a foreclosure under the Lessor Financing).

6.	Lessee has agreed to subordinate the payments by and obligations of Lessor to the lender and other secured parties under the financing documents relating to the Lessor Financing.
7.	The Master Lease may not be amended without the written consent of each party thereto.
8.	No Lessor Section 467 Loan Balance (as defined in the Master Lease) is payable without a payment of a corresponding Termination Value.
9.

There is no right of Lessee to renew the Master Lease, or if there is a renewal option, the periodic rents for the renewal term will be no less than an independently-assessed fair rental value of the Projects, determined at the end of the initial term by an appraisal.

10.	Lessee does not have a right to purchase all the Systems at the end of the Master Lease term.

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EXHIBIT 2

AMENDED CADA

[Not Provided]

Exhibit 2

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT 3

Form of Borrower Subsidiary Party Security Agreement

[Not Provided]

Exhibit 3

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.